                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Under Section 240.14a-12


                              ENTREPORT CORPORATION
                (Name of Registrant as Specified in Its Charter)
                ------------------------------------------------


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:
         Common stock, par value $.001 per share, of EntrePort Corporation

     (2) Aggregate number of securities to which transaction applies:
         5,609,788 shares of common stock.

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction: $7,888,765 (based on the average of the high and low prices reported on December 4, 2000)

     (5) Total fee paid: $1,578

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                                                                Preliminary Copy
                                                                ----------------


                              ENTREPORT CORPORATION
                        2790 BUSINESS PARK DRIVE, SUITE B
                             VISTA, CALIFORNIA 92083

                                                               December___, 2000

Dear Shareholder:

         You are cordially invited to attend a special meeting of the shareholders of EntrePort Corporation to be held on December___, 2000, at 10:00 a.m., California time, at _________________.

         At this meeting, you will be asked to approve EntrePort's acquisition of University.com, Inc., a Minnesota corporation, pursuant to an Agreement and Plan of Merger, dated October 24, 2000, as amended on October 25, 2000, among EntrePort, University Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of EntrePort, and University.com, Inc. The Agreement and Plan of Merger provides for the issuance of 5,609,788 shares of EntrePort common stock to the shareholders of University.com in exchange for all of University.com's issued and outstanding common stock. After the merger, University.com will be a wholly-owned subsidiary of EntrePort.

         In addition, you will be asked to authorize the separate issuance of EntrePort common stock, or securities convertible into common stock, in one or more private placement transactions in which we may issue an aggregate number of shares that equals or exceeds 20% of our common stock outstanding as of the date of the special meeting and at a purchase price less than the greater of the book value or market value of the common stock.

         The board of directors of EntrePort has unanimously approved the merger agreement and the private placement offering and believes that the terms and conditions of the merger agreement and the proposed merger, and the potential issuance of equity securities in a private placement offering, are advisable and fair to and in the best interests of EntrePort's shareholders. THEREFORE, THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE IN FAVOR OF THE MERGER AGREEMENT AND THE POTENTIAL ISSUANCE OF SECURITIES IN ONE OR MORE PRIVATE PLACEMENT TRANSACTIONS.

         The attached notice of meeting and proxy statement describe the merger, the merger agreement and the potential private placement. We urge you to read these materials carefully.

         These transactions are important decisions for EntrePort and its shareholders. Whether or not you plan to attend the special meeting, I urge you to vote by completing, dating, signing and promptly returning the enclosed proxy card to ensure that your shares will be voted at the meeting.

                                                     Sincerely,



                                                     ---------------------------
                                                     David J. D'Arcangelo
                                                     CHAIRMAN OF THE BOARD


--------------------------------------------------------------------------------
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURE IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
--------------------------------------------------------------------------------

         This proxy statement and a form of proxy are being mailed to EntrePort shareholders beginning on or about December___, 2000.

                                                                Preliminary Copy
                                                                ----------------

                              ENTREPORT CORPORATION
                        2790 BUSINESS PARK DRIVE, SUITE B
                             VISTA, CALIFORNIA 92083

       ---------------------------------------------------------------
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
       ---------------------------------------------------------------


         A special meeting of the shareholders of EntrePort Corporation will be held on December ___, 2000 at 10:00 a.m., California time, at __________________________________________, for the following purposes:

         1. To approve and adopt the Agreement and Plan of Merger, dated October 24, 2000, as amended on October 25, 2000, among EntrePort, University Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of EntrePort, and University.com, Inc., a Minnesota corporation. The agreement provides for the issuance of 5,609,788 shares of EntrePort common stock in connection with EntrePort's acquisition of University.com.

         2. To authorize the issuance of EntrePort common stock or securities convertible into common stock at any time prior to December 31, 2001 in one or more private placement transactions in which the aggregate number of shares issued equals or exceeds 20% of the common stock outstanding as of the date of the special meeting and at a purchase price less than the greater of the book value or market value of the common stock.

         3. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

         The board of directors has fixed the close of business on December 7, 2000 as the record date for determining the shareholders entitled to notice of and to vote at the special meeting and any postponement or adjournment.

         The merger agreement and the private placement must be approved by the affirmative vote of the holders of a majority of the outstanding shares of EntrePort common stock. ENTREPORT'S BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE PRIVATE PLACEMENT AND RECOMMENDS THAT ENTREPORT SHAREHOLDER'S VOTE TO ADOPT THE MERGER AGREEMENT AND AUTHORIZE THE PRIVATE PLACEMENT. A copy of the merger agreement is attached as Appendix A to the accompanying proxy statement.



December ____, 2000                      By order of the board of directors,



                                         ---------------------------
                                         David J. D'Arcangelo
                                         Chairman of the Board

                                TABLE OF CONTENTS
--------------------------------------------------------------------------------

QUESTIONS AND ANSWERS ABOUT THE MERGER.......................................1

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION..................4

SUMMARY......................................................................5

     The Companies Involved in the Merger....................................5
     Structure of the Transaction............................................5
     Conditions to the Merger................................................5
     Termination of the Merger Agreement.....................................6
     Material Federal Income Tax Consequences................................6
     Accounting Treatment of the Merger......................................6

INFORMATION CONCERNING THE SPECIAL MEETING...................................7

     Date, Time and Place of the Special Meeting.............................7
     Purpose of the Special Meeting..........................................7
     Voting Rights...........................................................7
     Vote Required...........................................................7
     Voting Agreement........................................................7
     Recommendation of the Board of Directors................................8
     Solicitation, Revocation and Use of Proxies.............................8

SPECIAL FACTORS..............................................................9

      Background of the Merger...............................................9
      Recommendation of our Board of Directors..............................10
      EntrePort's Reasons for the Merger....................................10
      University.com's Reasons for the Merger...............................10
      Regulatory Requirements...............................................11

THE MERGER AGREEMENT........................................................12

      The Merger Structure and Consideration................................12
      Time of Closing.......................................................12
      Exchange of Shares....................................................12
      Treatment of Stock Options and Warrants...............................12
      Representations and Warranties........................................13
      Covenants.............................................................15
      Registration Rights...................................................15
      Conditions to the Merger..............................................15
      Termination of the Merger Agreement...................................16
      Indemnification.......................................................17

THE PRIVATE PLACEMENT OFFERING..............................................18

COMMON STOCK MARKET PRICE AND DIVIDEND INFORMATION..........................19

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............20

BUSINESS OF ENTREPORT.......................................................21

      General...............................................................21
      Acquisition of By Referral Only.......................................21
      Our Market............................................................21
      Our Solution..........................................................22
      Our Strategy..........................................................22
      Our Products and Services.............................................23
      Marketing.............................................................24
      Competition...........................................................25
      Intellectual Property and Proprietary Rights..........................26
      Technological Support.................................................26
      Employees.............................................................27
      Company Location and Facilities.......................................27
      Litigation............................................................27

ENTREPORT'S PLAN OF OPERATION...............................................28

BUSINESS OF UNIVERSITY.COM..................................................29

      General...............................................................29
      Market................................................................29
      Solution..............................................................29
      Sales and Marketing...................................................29
      Competition...........................................................29
      Intellectual Property and Proprietary Rights..........................29
      Employees.............................................................30
      Properties............................................................30
      Legal Proceedings.....................................................30

UNIVERSITY.COM'S PLAN OF OPERATION..........................................31

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS..................................32

WHERE YOU CAN FIND MORE INFORMATION.........................................32

INDEX TO FINANCIAL STATEMENTS...............................................F-1

APPENDICES

Appendix A-- Agreement and Plan of Merger ..................................A-1

                     QUESTIONS AND ANSWERS ABOUT THE MERGER
--------------------------------------------------------------------------------

Q:   WHY AM I RECEIVING THESE MATERIALS?

A: We have entered into an agreement with University.com, Inc. to acquire University.com by merging our newly-formed subsidiary into University.com in exchange for all of the issued and outstanding capital stock of University.com. Each of EntrePort's and University.com's respective boards of directors has approved the merger and the merger agreement. To accomplish the merger, we will be issuing in excess of 20% of our outstanding common stock. In addition, we are asking for authority to issue in excess of an additional 20% of our outstanding common stock in a separate private placement offering. Under the rules of the American Stock Exchange, current EntrePort shareholders must approve the issuance of these additional shares. See pages 12 through 17.

Q:   WILL I VOTE ON ENTREPORT'S ACQUISITION OF BY REFERRAL ONLY?

A: This proxy statement relates only to our proposed acquisition of University.com and the proposed private placement. We have also entered into a separate agreement to acquire By Referral Only, Inc. that does not require the approval of our shareholders. For more information about our proposed acquisition of By Referral Only, see page 21.

Q:   WHO WILL OWN THE SURVIVING COMPANY AFTER THE MERGER?

A: As a result of the merger, EntrePort's wholly-owned subsidiary will be merged with and into University.com, and University.com will continue as the surviving company after the merger. After the merger, University.com will be a privately-held company that will be a wholly-owned subsidiary of EntrePort. See page 12.

Q: WHAT WILL HOLDERS OF UNIVERSITY.COM CAPITAL STOCK, OPTIONS AND WARRANTS RECEIVE IN THE MERGER?

A: EntrePort will pay aggregate consideration of 5,609,788 shares of EntrePort common stock to holders of outstanding University.com common stock. Each University.com shareholder will receive a number of shares of EntrePort stock based on his or her proportionate ownership of the outstanding shares of University.com. Options and warrants to purchase University.com stock will be converted into the right to receive, upon exercise of such options and warrants, the amount of shares of EntrePort common stock that the holders of such options and warrants would have received if such options and warrants had been exercised immediately prior to the effective time of the merger. Accordingly, options to purchase an aggregate of 1,836,500 shares of University.com common stock outstanding prior to the merger will be converted into options to purchase an aggregate of 877,509 shares of EntrePort common stock after the merger. Likewise, warrants to purchase 585,000 shares of University.com common stock outstanding before the merger will be converted into warrants to purchase 279,523 shares of EntrePort common stock after the merger. See page 12.

Q:   HOW WILL THE MERGER AND THE PRIVATE PLACEMENT AFFECT MY OWNERSHIP OF
     ENTREPORT?

A: You will have the same number of shares of EntrePort common stock that you presently have, with substantially all of the rights you now hold. However, your shares will represent a significantly smaller percentage of the total shares of EntrePort that will be outstanding after all of the shares are issued in the merger and any private placement, as compared to your current percentage ownership in EntrePort. After the merger, however, EntrePort will have more resources than it currently does, including a more diversified revenue base, additional and different service capacity and additional experienced management.

Q:   DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE FOR THE MERGER AGREEMENT?

A: Our board of directors has unanimously determined that the terms of the proposed merger and the terms and provisions of the merger agreement are advisable and are fair to and in the best interests of our shareholders. To review the background and reasons for the merger in greater detail, see pages 9 through 11 of this proxy statement.

Q:   DOES THE BOARD OF DIRECTORS RECOMMEND THAT I VOTE FOR THE PRIVATE
     PLACEMENT?

A. Our board of directors has unanimously determined that it is in the best interests of EntrePort and its shareholders to raise additional capital in a private placement of our equity securities and recommends that you vote in favor of the private placement. If approved by the shareholders, the board will determine the terms and conditions of the private placement at a later date without further authorization by our shareholders. See page 18.

Q:   WHEN DO YOU EXPECT THE MERGER AND THE PRIVATE PLACEMENT TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. We expect to complete the merger (if it is approved by the shareholders) no later than January 31, 2001. We expect to complete the private placement no later than December 31, 2001.

Q. WILL I HAVE ANY APPRAISAL RIGHTS WITH RESPECT TO THE STOCK ISSUANCES IN THE MERGER AND THE PRIVATE PLACEMENT?

A. No, EntrePort shareholders will not have any appraisal rights with respect to the stock issuances in the merger or the private placement.

Q. WILL THE MERGER OR THE PRIVATE PLACEMENT HAVE ANY TAX EFFECT ON ENTREPORT OR ON MY ENTREPORT SHARES?

A. Neither the merger nor the private placement will have any tax effect on EntrePort or any current EntrePort shareholders.

Q.   WHAT DO I NEED TO DO NOW?

A. After carefully reviewing this proxy statement, including the exhibits, indicate on your proxy card how you want to vote, sign it and mail it in the enclosed return envelope as soon as possible. If you sign and send in your card and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the stock issuance and merger and any other proposals at the special meeting.

Q:   WHAT IS THE DATE, TIME AND PLACE OF THE MEETING?

A: The special meeting of shareholders will be held on December___, 2000, at 10:00 a.m., California time, at _________________________.

Q:   WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?

A: Shareholders of EntrePort common stock as of the close of business on December 7, 2000.

Q:   HOW MANY SHARES NEED TO BE REPRESENTED AT THE MEETING?

A: The holders of one-third of the outstanding shares entitled to vote at the special meeting (3,893,738 shares) must be present in person or represented by proxy to constitute a quorum for the transaction of business. If you vote by proxy card or in person at the special meeting, you will be considered part of the quorum.

Q:   HOW DO I VOTE?

A:   You can vote by mail or in person at the special meeting.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Generally, your broker will not have the power to vote your shares. Your broker will vote your shares only if you provide him or her with instructions on how to vote. Any failure to instruct your broker on how to vote in favor of the merger and the private placement will have the effect of a vote "against" these proposals. You should follow the directions provided by your broker on how to instruct your broker to vote your shares.

Q:   MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD?

A:   You may revoke it any time before the special meeting by:

     o    giving written notice of your revocation to our Secretary;

     o filing a revoking instrument or a duly executed proxy bearing a later date with the Secretary; or

     o    attending the special meeting and voting in person.

Q:   HOW MANY VOTES ARE REQUIRED TO APPROVE THE MERGER PROPOSAL?

A: Approval of the merger proposal requires the affirmative vote of a majority of the shares of our common stock outstanding as of December 7, 2000 (____________ shares). A failure to vote or to provide your broker with instructions on how to vote, or a vote to abstain will have the same effect as a vote "against" the merger proposal.

     All of the directors of EntrePort have agreed under a voting agreement to vote their shares of EntrePort common stock to approve the merger proposal.

     As a result of the voting agreements, approximately 34% of outstanding EntrePort common stock will be voted in favor of the merger proposal. Accordingly, in excess of an additional 16% of outstanding EntrePort common stock must be voted in favor of the merger proposal for its approval.

Q:   HOW MANY VOTES ARE REQUIRED TO APPROVE THE PRIVATE PLACEMENT?

A: Approval of the private placement proposal requires the affirmative vote of a majority of the shares of our common stock outstanding as of December 7, 2000 (____________ shares). A failure to vote or to provide your broker with instructions on how to vote, or a vote to abstain will have the same effect as a vote "against" the private placement proposal.

Q:   WHAT HAPPENS IF I SELL MY ENTREPORT SHARES BEFORE THE SPECIAL MEETING?

A: The record date for the special meeting is earlier than the expected date of the special meeting. If you transfer your EntrePort shares after the record date but before the special meeting, you will retain your right to vote at the special meeting.

Q: WHO SHOULD I CONTACT IF I HAVE ANY FURTHER QUESTIONS ABOUT THE PROPOSED MERGER OR THE PRIVATE PLACEMENT?

A:   If you have any questions, you may contact our General Counsel as follows:

      Deborah Ries
      General Counsel
      2790 Business Park Drive, Suite B
      Vista, California  92083
      Telephone:  (760) 597-4800
      Facsimile:  (760) 597-4817
      E-mail:  dries@entreport.com

                         CAUTIONARY STATEMENT CONCERNING
                           FORWARD-LOOKING INFORMATION
--------------------------------------------------------------------------------

         This proxy statement and the documents to which we refer you and incorporate into this proxy statement by reference contain forward-looking statements. In addition, from time to time, we or our representatives may make forward-looking statements orally or in writing. We base these forward-looking statements on our expectations and projections about future events, which we derive from the information currently available to us. Such forward-looking statements relate to future events or our future performance.

         You can identify forward-looking statements by those that are not historical in nature, particularly those that use terminology such as "may," "will," "should," "expects," "anticipates," "contemplates," "estimates," "believes," "plans," "projected," "predicts," "potential" or "continue" or the negative of these or similar terms. In evaluating these forward-looking statements, you should consider various factors, including:

     o our recent commencement of revenue producing operations and lack of significant operating history;

     o our present financial condition and the risks and the availability of additional capital as and when required;

     o the risks and uncertainties concerning the our ability to consummate the acquisitions of University.com and By Referral Only;

     o assuming we are able to consummate the acquisitions, the risks and uncertainties concerning our ability to successfully integrate the operations of University.com and By Referral Only;

     o the risks and uncertainties concerning technological changes, increased competition and general economic conditions.

         These and other factors may cause our actual results to differ materially from any forward-looking statement.

         Forward-looking statements are only predictions. The forward-looking events discussed in this proxy statement, the documents to which we refer you and other statements made from time to time by us or our representatives, may not occur, and actual events and results may differ materially and are subject to risks, uncertainties and assumptions about us. We are not obligated to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

                              SUMMARY OF THE MERGER
--------------------------------------------------------------------------------

THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION INCLUDED ELSEWHERE IN THIS PROXY STATEMENT. BECAUSE THIS IS A SUMMARY, IT MAY NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO MORE FULLY UNDERSTAND THE MERGER AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. THE ACTUAL TERMS OF THE MERGER ARE CONTAINED IN THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS PROXY STATEMENT.

THE COMPANIES INVOLVED IN THE MERGER

ENTREPORT CORPORATION
2790 Business Park Drive, Suite B
Vista, California 92083
(760) 597-4800

EntrePort is a Florida corporation and is principally engaged in the business of developing and operating web sites to provide training, information and services to industry specific groups. EntrePort is a publicly traded corporation whose common stock is listed on the American Stock Exchange.

UNIVERSITY MERGER CORP.
c/o EntrePort Corporation
2790 Business Park Drive, Suite B
Vista, California 92083
(760) 597-4800

University Merger Corp. is a wholly-owned subsidiary of EntrePort, which EntrePort formed solely to merge with and into University.com. Since its formation, University Merger Corp. has not engaged in any business, except relating to the merger.

UNIVERSITY.COM, INC.
800 Washington Avenue N.
Suite 508
Minneapolis, Minnesota 55401

University.com is a Minnesota corporation and is principally engaged in the business of developing, hosting, managing and providing support for internet training and education portals.

STRUCTURE OF THE TRANSACTION (SEE PAGE 12)

If the merger agreement is approved, University Merger Corp. will merge with and into University.com, with University.com being the surviving corporation. As a result:

     o    University.com will be wholly-owned by EntrePort.

     o    The current shareholders of University.com will receive approximately
          0.48 of a share of EntrePort common stock for each one share of University.com common stock.

     o All options and warrants to purchase University.com common stock will be converted into the rights to purchase EntrePort common stock on substantially the same terms after giving effect to the exchange ratio.

CONDITIONS TO THE MERGER (SEE PAGE 15)

The obligations of EntrePort and University.com to complete the merger are subject to certain conditions, including, but not limited to, the following:

     o The merger must be approved by the shareholders of both EntrePort and University.com.

     o The representations and warranties made by the parties in the merger agreement must be materially true as of the closing date.

     o Each of the parties must have performed, in all material respects, the obligations that the merger agreement requires them to perform on or before the closing date.

     o There must not be any material adverse change in University.com's business, financial condition, prospects, assets or operations.

TERMINATION OF THE MERGER AGREEMENT
(SEE PAGE 16)

The merger agreement may be terminated before the merger is completed, whether before or after approval by the EntrePort shareholders, in certain specified events.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The merger is intended to qualify as a tax-free reorganization for federal income tax purposes under Section 368 of the Internal Revenue Code of 1986, as amended. Because the outstanding shares of EntrePort common stock will remain unchanged as a result of the merger, existing stockholders of EntrePort will not recognize any gain or loss for federal income tax purposes.

ACCOUNTING TREATMENT OF THE MERGER

The merger will be accounted for as the acquisition of University.com by EntrePort under the "purchase" method of accounting, which means that the purchase price will be allocated to assets acquired and liabilities assumed based on their estimated fair values at the time of the merger. Income of EntrePort will not include income (or loss) of University.com prior to the consummation of the merger.

                   INFORMATION CONCERNING THE SPECIAL MEETING
--------------------------------------------------------------------------------

DATE, TIME AND PLACE OF THE SPECIAL MEETING

The special meeting of shareholders of EntrePort will be held on ________, December___, 2000, at 10:00 a.m., California time, at ______________________.

PURPOSE OF THE SPECIAL MEETING

At the special meeting, EntrePort shareholders will be asked to approve the Agreement and Plan of Merger, dated October 24, 2000, as amended on October 25, 2000, among EntrePort, University Merger Corp., a wholly-owned subsidiary of EntrePort, and University.com. The agreement provides for the issuance of up to 5,609,788 shares of EntrePort common stock to University.com shareholders.

In addition, you will be asked to authorize the separate issuance of EntrePort common stock, or securities convertible into common stock, in one or more private placement transactions in which we may issue an aggregate number of shares that equals or exceeds 20% of our common stock outstanding as of the date of the special meeting and at a purchase price less than the greater of the book value or market value of the common stock.

You may be asked to consider other matters that may properly come before the special meeting and any postponements or adjournments thereof. It is not anticipated that any other matters will be brought before the special meeting. If other matters should properly come before the special meeting, however, the holders of proxies solicited hereby will vote on such matters in their discretion, unless you withhold such authority.

VOTING RIGHTS

Our board of directors has set the close of business on December 7, 2000 as the record date for determining shareholders entitled to vote at the special meeting. Each holder of common stock is entitled to one vote for each share held as of the record date.

The presence, in person or by proxy, of the holders of one-third of the outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum for the transaction of business at the special meeting. Abstentions are counted for purposes of determining whether a quorum exists at the special meeting. Proxies that reflect abstentions and proxies that are not returned will have the same effect as a vote against approval of the merger agreement and private placement, because the affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the merger agreement and private placement.

Brokers who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners; however, brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the merger proposal. As a result, absent specific instructions from the beneficial owner of such shares, brokers are not empowered to vote such shares with respect to the approval of non-routine proposals (i.e., "broker non-votes"). Abstentions and properly executed broker non-votes will be treated as shares that are present and entitled to vote at the special meeting for purposes of determining whether a quorum exists and will have the same effect as votes against approval of the merger proposal.

VOTE REQUIRED

Assuming a quorum is present, approval by EntrePort's shareholders of the merger proposal and the private placement will require the affirmative vote of a majority of the outstanding shares of EntrePort common stock entitled to vote at the special meeting (shares).

VOTING AGREEMENT

All of our directors have entered into an agreement to facilitate merger pursuant to which they agreed, among other things, to vote all of their shares of EntrePort common stock in favor of the merger agreement and against any proposal that would impede, prevent or nullify the merger agreement.

As a result of the agreement to facilitate merger, approximately 34% of EntrePort's outstanding common stock will be voted in favor of the merger agreement. Accordingly, in excess of an additional 16% of outstanding EntrePort common stock must be voted in favor of the merger proposal for its approval.

RECOMMENDATION OF THE BOARD OF DIRECTORS

On October 17, 2000, our board of directors approved the merger agreement and declared the merger advisable and in the best interests of EntrePort and its shareholders. OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE MERGER AND THE PRIVATE PLACEMENT.

SOLICITATION, REVOCATION AND USE OF PROXIES

We will pay the costs of soliciting proxies from our shareholders and the costs of reporting and mailing this proxy statement, the enclosed proxy and any other material furnished to our shareholders in connection with the special meeting. In addition to the solicitation of proxies by mail, certain of our directors, officers and employees may solicit proxies by telephone, telecopy and personal contact, without separate compensation for such activities. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of common stock, and such persons will be reimbursed for their reasonable out-of-pocket expenses.

You may revoke your proxy at any time before voting your proxy at the special meeting. A proxy may be revoked prior to the vote at the special meeting by submitting a written revocation to our Secretary at 2790 Business Park Drive, Suite B, Vista California; Attention: Deborah Ries, or by submitting a new proxy, in either case, dated after the date of the proxy that is being revoked. All valid proxies will be voted at the meeting in accordance with the instructions given. If no instructions are given, the shares represented by the proxy will be voted at the special meeting for approval and adoption of the merger agreement and in accordance with this proxy statement on any other business that may properly come before the special meeting and any postponements or adjournments thereof.

Our board of directors is not currently aware of any other business to be brought before the special meeting. If, however, other matters are properly brought before the special meeting or any adjournment or postponement of the special meeting, the persons appointed as proxies will have discretionary authority to vote the shares represented by duly executed proxies in accordance with their discretion and judgment.

                                 SPECIAL FACTORS
--------------------------------------------------------------------------------

BACKGROUND OF THE MERGER

On August 1, 2000, David J. D'Arcangelo, our Chairman of the Board, placed a telephone call to Bruce Peterson, President of University.com to determine whether there was a mutual interest in exploring whether the two companies could better serve their target industries by working together and combining their businesses. The parties agreed to meet on August 8, 2000 in California.

On August 8 and 9, 2000, Mr. D'Arcangelo and William A. Shue, our Chief Executive Officer and Chief Financial Officer, met with Mr. Peterson in Costa Mesa, California, and had preliminary discussions regarding a possible interest in merging University.com with EntrePort. Each of the representatives signed a confidentiality agreement in order to permit the representatives to speak freely about the businesses of each company. Discussions centered on the combined business plans of the companies, long-term vision, and other strategic issues.

On August 14, 2000, Mr. D'Arcangelo, Mr. Shue and Mr. Peterson participated in a telephone conference call to discuss the business points and proposed terms of the potential acquisition and merger.

On August 16, 2000, a special meeting of our board of directors was held. Mr. Shue and Mr. D'Arcangelo presented the substance of the discussions with Mr. Peterson to the board members and responded to inquiries from the board members regarding the potential acquisition. Mr. Shue reviewed the material terms of the acquisition with the board members and discussed the benefits of integration in furtherance of our business plans. Mr. D'Arcangelo explained the strategic benefits of the acquisition and noted that the potential acquisition appeared to fit well with the long-term vision of the company. The board unanimously approved further efforts to secure a favorable acquisition, including the execution of a letter of intent.

On August 21, 2000, Mr. Shue, on behalf of EntrePort, and Mr. Peterson, on behalf of University.com, executed a non-binding, written letter of intent outlining certain terms and conditions pursuant to which we would acquire University.com. The letter of intent provided for an exclusive negotiating period in order to permit the parties to conclude their respective due diligence reviews and negotiate a definitive agreement.

On August 22, 2000, Mr. Shue and Mr. D'Arcangelo traveled to Minnesota to meet with Mr. Peterson at the University.com offices, conduct a due diligence review and meet with the management team of University.com and some of the members of its board of directors.

On August 30 and 31, 2000, Mr. Peterson met with our management team and conducted further due diligence review at our facilities in California. The parties engaged in lengthy discussions concerning the integration of the two companies, the long-term vision of the combined companies, the financial performance of the companies, and potential terms of the acquisition.

On September 13 and 14, 2000, Mr. Peterson traveled to California to meet with Mr. Shue, Mr. D'Arcangelo and other members of our management team in order to conduct strategic planning sessions for the potential acquisition.

On September 28 and 29, and October 3, 2000, Mr. Peterson met with Mr. Shue and Mr. D'Arcangelo in our California offices to continue with due diligence and negotiate regarding the terms of the merger agreement.

On October 17, 2000, our board of directors unanimously approved the merger and merger agreement, the formation of a wholly-owned subsidiary for purposes of the merger and authorized the officers to execute the merger agreement, with such changes or modifications as the officers deemed appropriate.

On October 24, 2000, the merger agreement was signed by University.com and transmitted to us for signature.

We executed the merger agreement on October 25, 2000. Also, on October 25, 2000, each of the parties executed a first amendment to the merger agreement regarding the resolution of certain discussions concerning the working capital ratio of University.com at closing of the transaction.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

EntrePort's board of directors has unanimously approved the merger agreement, believes it to be fair to and in the best interests of EntrePort and its shareholders, and recommends that EntrePort shareholders vote in favor of the merger.

ENTREPORT'S REASONS FOR THE MERGER

In arriving at the determination that the merger is advisable and is fair to and in the best interests of our shareholders, our board of directors considered a number of factors, including without limitation, the following:

     o the belief that the integration of University.com will create long-term cost savings and operating efficiencies relating to the technology content management expenses and sales, new product development, marketing expenses and creating combined opportunities for improved earnings for the combined company;

     o the belief that University.com has a respected and capable management team with a compatible approach to products and services and shareholder value;

     o the belief that the combined companies will be able to offer an expanded product line to better serve its customers;

     o the belief that the combined companies will be able to move into other target industries more efficiently and ahead of current projections; and

     o the belief that the current business operations of University.com will blend well with EntrePort's future expanded product offerings.

Our board of directors also discussed other factors in connection with the merger. These included, among others:

     o the potential difficulties inherent in integrating the University.com operations into EntrePort given the maintenance of separate facilities in different states;

     o the acquisition of additional overhead expenses acquired from a company with no historical revenue, such as University.com;

     o the substantial time and effort of our management to implement the merger, integrate the business of University.com into EntrePort, and manage the increased staff in two locations;

     o the risk that the anticipated benefits of the merger might not be fully realized.

Our board of directors believes that the benefits and advantages of the merger outweigh these factors.

The foregoing discussion addresses the material information and factors considered by our board in its consideration of the merger, including factors that support the merger as well as those that may weigh against it. In view of the variety of factors and the amount of information considered, the board of directors did not find it practicable to and did not specifically make assessments of, quantify or otherwise assign relative weights to all of the various factors and analyses considered in reaching its determination.

UNIVERSITY.COM'S REASONS FOR THE MERGER

The University.com board of directors believes that the terms of the merger agreement and the transactions contemplated thereby are fair from a financial point of view to, and are in the best interests of, University.com and its shareholders. Accordingly, the University.com, Inc. board of directors has unanimously approved and adopted the merger agreement and the transactions contemplated thereby. The principal reasons for the transactions contemplated thereby and its recommendation to the University.com shareholders are as follows:

     o the University.com board of directors' belief that the integration of University.com will create long-term cost savings and operating efficiencies and will create combined opportunities for improved earnings for the combined companies;

     o the University.com board of directors' belief that EntrePort has a respected and capable management team with a compatible approach to products/services and shareholder value;

     o the University.com board of directors' belief that the combined companies will be able to offer an expanded product line to better serve its customers;

     o the University.com board of directors' belief that the combined companies will be able to move into other target industries more efficiently and ahead of current projections;

     o the University.com board of directors' belief that the current business operations of University.com will blend well with the future expanded product offerings of the company.

The University.com board of directors also discussed other factors in connection with the merger. These included, among others:

     o the potential difficulties inherent in integrating the University.com operations into EntrePort given the maintenance of separate facilities in different states;

     o the risk that if the merger with EntrePort is not consummated, University.com may experience difficulties raising the necessary capital to continue pursuing its business plan;

     o the substantial time and effort of University.com management to implement the merger, integrate the business of University.com into EntrePort, and manage the increased staff in two locations;

     o the risk that the anticipated benefits of the merger might not be fully realized.

The University.com board of directors believes that the benefits and advantages of the merger outweigh these factors.

The foregoing discussion of the information and factors considered by the University.com board of directors is not intended to be exhaustive but is believed to include all material factors considered by the University.com board of directors. In reaching its determination to approve and adopt the merger agreement, the board of directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors.

REGULATORY REQUIREMENTS

In connection with the merger, after the approval of the merger proposal by EntrePort's and University.com's shareholders, University.com and University Merger Corp. will be required to file articles of merger with the Secretary of State of Minnesota in accordance with the Minnesota Business Corporation Act. In addition, EntrePort must complying with federal and state securities laws in connection with the issuance of EntrePort common stock pursuant to the merger.

                              THE MERGER AGREEMENT
--------------------------------------------------------------------------------

On October 24, 2000, we entered into the merger agreement with University.com. The following is a summary of the material provisions of the merger agreement. Because it is a summary, it does not include all of the information that is included in the merger agreement. The text of the merger agreement, which is attached as Appendix A to this proxy statement, is incorporated into this section by reference. We encourage you to read the merger agreement carefully in its entirety.

THE MERGER STRUCTURE AND CONSIDERATION

Upon effectiveness of the merger, University Merger Corp., our wholly-owned subsidiary, will be merged with and into University.com and University.com will continue as the surviving corporation. As a result of the merger:

     o    University.com will be a wholly-owned subsidiary of EntrePort.

     o    The current shareholders of University.com will receive approximately
          0.48 shares of EntrePort common stock for each share of University.com common stock owned by them.

     o All options and warrants to purchase University.com common stock will be converted into the right to purchase EntrePort common stock on substantially the same terms, after giving effect to the 0.48-for-1 exchange ratio discussed above.

In total, University.com has 11,740,484 shares outstanding that will be converted into 5,609,788 EntrePort shares.

Twenty percent of the EntrePort common stock issuable to University.com shareholders will be deposited into a third party escrow account for a period of one year after the closing of the merger. If we have any claims for indemnification during the one year period, we will be entitled to offset our damages against the escrowed shares. After the one-year period, the shares remaining in the escrow account, if any, will be delivered to the University.com shareholders.

TIME OF CLOSING

If the merger is approved at the special meeting, we expect to close the merger no later than January 31, 2001. The merger will become effective upon filing of articles of merger with the Secretary of State of Minnesota.

EXCHANGE OF SHARES

At the closing, University.com shareholders will surrender their certificates representing University.com common stock in exchange for newly-issued shares of EntrePort common stock based on the exchange ratio and minus the twenty percent portion that will be deposited into the escrow account.

The stock certificates that prior to the merger represented shares of University.com will be cancelled after being surrendered and exchanged for EntrePort common stock at the closing. The shares of University Merger Corp., all of which are owned by EntrePort, will be converted into shares of the surviving corporation, University.com. As a result, University.com will be a wholly-owned subsidiary of EntrePort after the merger.

TREATMENT OF STOCK OPTIONS AND WARRANTS

At the effective time of the merger, all outstanding options and warrants to purchase University.com common stock will be converted into options and warrants to purchase EntrePort common stock. The number of shares of EntrePort common stock subject to each assumed option or warrant will be equal to the number of shares of University.com common stock subject to the option or warrant prior to the merger multiplied by the exchange ratio. The exercise price of each assumed option or warrant will be equal to the exercise price prior to the merger divided by the exchange ratio. All other terms of the assumed options and warrants, such as the vesting schedule, termination and acceleration, will remain unchanged.

REPRESENTATIONS AND WARRANTIES

The merger agreement contains various customary representations and warranties made by each party that are subject to certain qualifications and exceptions contained in the merger agreement or disclosed in a disclosure schedule.

Subject to certain qualifications and exceptions, University.com has made representations to us substantially to the effect that:

     o    University.com is properly organized and in good standing;

     o University.com has the capitalization disclosed in the disclosure schedule;

     o University.com has the requisite corporate power and authority to enter into the merger agreement;

     o there are no conflicts with the execution, delivery or performance of the merger agreement;

     o no consent, approval, order or additional authorization is required in connection with the execution, delivery or performance of the merger agreement by University.com;

     o University.com's financial statements are materially accurate and were prepared in conformity with generally accepted accounting principles;

     o    University.com has disclosed to us all of its material liabilities;

     o there have not been any material adverse changes in University.com's assets or business since September 30, 2000;

     o University.com has good and marketable title to assets and properties that relate to or are necessary to conduct its business and operations as currently conducted;

     o University.com's inventories are useable in the ordinary course of business and are transferable to EntrePort;

     o University.com's accounts receivables are accurate and collectable and it is not more than 60 days delinquent in its accounts payable;

     o University.com owns or has the proper rights to use all intellectual property used or necessary to conduct its business;

     o there are no legal proceedings against University.com that would interfere with the merger;

     o    University.com has properly filed its tax returns and paid its taxes;

     o University.com's insurance policies are valid, binding and enforceable;

     o University.com has properly administered its employee benefit plans and those plans will not give rise to any unknown liabilities;

     o University.com has disclosed to us all material agreements to which it is a party or by which any of its assets are bound;

     o there are no material claims or complaints against University.com for any unsatisfactory services;

     o University.com has materially complied with all applicable labor and employment laws, is not liable for any back-wages or severance pay and is not aware of any key employee intending to leave the company;

     o University.com has not experienced any material problems with its customers within the past year;

     o University.com has complied in all material respects with all applicable laws;

     o there are no environment or occupational safety or health problems related to University.com that could subject us to any liability;

     o University.com will not be required to pay any brokers' or finders' fees in connection with the merger;

     o the information provided by University.com for this proxy statement is not inaccurate or misleading and does not omit any fact that is necessary to make the disclosure not misleading;

     o University.com does not know of any facts or circumstances that could cause the issuance of EntrePort common stock to University.com shareholders in the merger to fail to be exempt from SEC registration requirements;

     o University.com has not engaged in certain corrupt business practices within the past five years;

     o    University.com has made all of its books and records available to us;

     o that information supplied to us about the general business of University.com is accurate.

Subject to certain qualifications and exceptions, EntrePort and University Merger Corp. have made representations to University.com substantially to the effect that:

     o EntrePort and University Merger Corp. are properly organized and in good standing;

     o EntrePort and University Merger Corp. have all requisite corporate power and authority to enter into the merger agreement;

     o there are no conflicts with the execution, delivery or performance of the merger agreement;

     o the capitalization of EntrePort and University Merger Corp. is as set forth in the merger agreement;

     o no consent, approval, order or additional authorization is required in connection with the execution, delivery or performance of the merger agreement by EntrePort and University Merger Corp;

     o the EntrePort common stock to be issued in the merger will be duly authorized, validly issued, fully paid and non-assessable;

     o there have not been any undisclosed material adverse changes to EntrePort's assets or business;

     o EntrePort owns or has the proper rights to use all intellectual property used or necessary to conduct our business;

     o there are no legal proceedings against EntrePort that would interfere with the merger;

     o EntrePort has properly administered its employee benefit plans and those plans will not give rise to any unknown liabilities;

     o EntrePort has disclosed to University.com all material agreements to which it is a party or by which any of its assets are bound;

     o EntrePort has materially complied with all applicable labor and employment laws, is not liable for any back-wages or severance pay and is not aware of any key employee intending to leave the company;

     o EntrePort will not be required to pay any brokers' or finders' fees in connection with the merger;

     o at the time of filing, all of EntrePort's SEC filings complied in all material respect with applicable SEC rules and did not contain any material untrue or misleading statements or omissions; and

     o the information provided by EntrePort for this proxy statement is not inaccurate or misleading and does not omit any fact that is necessary to make the disclosure not misleading.

COVENANTS

The merger agreement contains the following covenants of the parties:

     o EntrePort will prepare and file this proxy statement with the SEC and call a special meeting;

     o University.com will conduct its business in the ordinary course and consistent with past practices until the closing and will refrain from taking certain actions without the consent of EntrePort;

     o University.com will not solicit, initiate or entertain alternative offers or transactions;

     o University.com will allow EntrePort to have full access to its facilities, properties, books and records;

     o all parties agree that all information furnished to them in connection with this merger will remain confidential;

     o the parties will use their reasonable commercial efforts to promptly obtain all consents, authorizations, approvals and waivers required in connection with the merger;

     o each party provides further assurances that it will reasonably cooperate in order to carry out the intent of the merger agreement;

     o University.com will provide additional, supplemental information as necessary to correct or update its disclosure schedule;

     o no public announcements will be made by any party without the other parties' consent;

     o one person designated by University.com will be appointed as a member of EntrePort's board of directors;

     o each party agrees to negotiate in good faith and use its commercially reasonable efforts to obtain a mutually acceptable amendment with respect to the loan agreement dated July 24, 2000; and

     o each party will use commercially reasonable efforts to satisfy all the conditions precedent applicable to them in order to consummate merger.

REGISTRATION RIGHTS

The merger agreement provides the shareholders of University.com with "piggy-back" registration rights. In the event that we propose to register any of our securities for sale in a public offering, the University.com shareholders receiving EntrePort common stock in the merger will be entitled to include those shares in the registration statement that we would file with the SEC. The piggy-back registration rights terminate one-year after the closing date and are subject to a cut-back if the underwriters determine that marketing factors require a limitation in the number of securities to be included in the underwriting.

CONDITIONS TO THE MERGER

The obligations of EntrePort and University Merger Corp. to consummate the merger are subject to the satisfaction, or waiver by EntrePort of each of the following conditions:

     o the representations and warranties of University.com contained in the merger agreement must have been accurate as of the date of the merger agreement and must be accurate in all material respects as of the closing;

     o University.com must have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by the merger agreement to be performed or complied with by University.com on or prior to the closing;

     o all actions required to be taken by University.com must be completed and all consents and approval must have been obtained;

     o the merger must be approved by University.com's board of directors and shareholders;

     o the merger must be approved by EntrePort's shareholders at the special meeting;

     o University.com must have delivered an agreement executed by its directors and officers of agreeing to vote their shares of University.com common stock in favor the merger;

     o University.com must deliver certain other agreements and documents at or prior to the closing;

     o no material adverse change will have occurred in the business, financial condition, prospects, assets or operations of University.com;

     o no legal proceedings will be pending or threatened against University.com that interfere with any of the transactions associated with the merger;

     o no law will have been enacted that prohibits, restricts or delays consummation of the transactions contemplated in this merger;

     o EntrePort will have received all appropriate certificates and other documentation to its satisfaction.

The obligation of University.com and its shareholders to the effect the transactions contemplated in the merger agreement will be subject to the satisfaction at or prior to the closing of each of the following conditions:

     o the representations and warranties of EntrePort contained in the merger agreement must have been accurate as of the date of the merger agreement and must be accurate in all material respects as of the closing;

     o EntrePort must have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by the merger agreement to be performed or complied with by EntrePort prior to or at the closing;

     o all necessary corporate approval will have been obtained by EntrePort's board of directors and shareholders;

     o no legal proceedings will be pending or threatened against EntrePort that interfere with any of the transactions associated with the merger;

     o EntrePort will have delivered an agreement executed by each of its directors of agreeing to vote his shares of common stock in favor the merger at the special meeting of EntrePort shareholders called for the purpose of approving the merger;

     o EntrePort and the escrow agent will have executed and delivered the escrow agreement.

TERMINATION OF THE MERGER AGREEMENT

The merger agreement may be terminated at any time prior to the effective time:

     o    by written agreement of the parties;

     o by any party if the merger is not consummated by January 31, 2001, unless the party seeking termination has contributed to the failure of the merger to occur by that date;

     o by EntrePort prior to the closing if any of the conditions to its obligations have not been met or waived by EntrePort prior to the closing;

     o by University.com prior to the closing if any of the conditions to its obligations have not been met or waived by University.com prior to the closing.

If the merger agreement is terminated, it will cease to have any effect and all obligations of the parties other than those relating to indemnification and certain other matters will terminate, except that if the merger agreement is terminated by a party because of a breach by another party or because one or more of the conditions to the terminating party's obligations under the merger agreement are not satisfied as a result of another party's failure to comply with its obligations under the merger agreement or the inaccuracy of any representation made in the merger agreement by another party, the terminating party's right to pursue all legal remedies survives the termination unimpaired.

INDEMNIFICATION

For a period of one year after the merger, EntrePort and University Merger Corp. agrees to indemnify the University.com shareholders from any loss or losses incurred as a result of any untrue representation, breach of warranty, or unfulfilled covenant by EntrePort or University Merger Corp. Likewise, for a period of one year after the merger, Unversity.com and its shareholders agree to indemnify EntrePort and University Merger Corp. and each of their respective shareholders, officers, directors, employees and agents from any loss or losses incurred as a result of any untrue representation, breach of warranty, or unfulfilled covenant by University.com. The aggregate indemnification obligations of University.com and the shareholders and the sole recourse of EntrePort and University Merger Corp. for indemnification is limited to the twenty percent of the stock consideration deposited into the escrow account at the closing. The aggregate indemnification obligations of EntrePort and University Merger Corp. will be limited to approximately $4.1 million.

                         THE PRIVATE PLACEMENT OFFERING
--------------------------------------------------------------------------------

         To pursue our business strategy to fund acquisitions and development of other industry specific web portals we intend to raise between $10 million and $20 million through the sale of our equity securities in one or more private placement transactions. The terms of the securities to be authorized, including dividend or interest rates, conversion prices, voting rights, redemption prices, maturity dates and similar matters will be determined by our board of directors.

         Under the rules of the American Stock Exchange, we are required to obtain shareholder approval for the sale, issuance or potential issuance of our common stock, or securities convertible into our common stock, if the number of shares to be issued equals or exceeds 20% of the presently outstanding stock and the purchase price is less than the greater of the book value or market value of the stock. As of the date of this proxy statement, we have not determined the nature, amount or price of the equity securities that we intend to issue and sell, although we expect the amount of securities to exceed 20% of the number of shares of our common stock currently outstanding. Accordingly, we are asking you to authorize the private placement offering pursuant to this proxy solicitation and we do not intend to seek further authorization by a vote of our shareholders prior to the issuance of securities in the private placement.

         You will suffer immediate and substantial dilution (or potential dilution) as a result of the issuance of additional shares of our common stock (or securities convertible into common stock) in the private placement offering. Although the number of shares of our common stock that you presently own will not decrease, your shares will represent a significantly smaller percentage of the total shares of EntrePort that will be outstanding after the private placement.

         In addition, the sale of a large number of equity securities to a single or a few investors could allow those investors, individually or as a group, to influence to outcome of shareholder votes, including votes concerning the election of directors, the adoption or amendment of provisions of our articles of incorporation and bylaws and the approval of certain mergers or other similar transactions, such as the sale of substantially all of our assets.

                          COMMON STOCK MARKET PRICE AND
                              DIVIDEND INFORMATION
--------------------------------------------------------------------------------

         Our common stock has traded on the American Stock Exchange under the symbol "ENP" since June 16, 2000. Prior to that date, our common stock traded on the OTC Bulletin Board under the symbol "ERTE." The following table shows the high and low bid prices for our common stock since the inception of trading in February 1999 through June 15, 2000 as reported by the OTC Bulletin Board and the high and low sale prices since June 16, 2000 as reported by the American Stock Exchange. We consider our stock to be "thinly traded" and any reported sale prices may not be a true market-based valuation of our stock. Some of the bid quotations from the OTC Bulletin Board set forth below may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.


    1999  (OTC Bulletin Board)                       HIGH BID       LOW BID
    -------------------------------------------- --------------- -------------
    First quarter (from February 16, 1999)       $     2.25      $     .06
    Second quarter                                     5.25           1.00
    Third quarter                                      7.75           1.75
    Fourth quarter                                     6.94           1.75

    2000  (OTC Bulletin Board)
    -------------------------------------------- --------------- -------------
    First quarter                                $    10.38      $    4.50
    Second quarter (through June 15, 2000)             8.63           3.00

    2000  (American Stock Exchange)                 HIGH SALE       LOW SALE
    -------------------------------------------- --------------- -------------
    Second Quarter (from June 16, 2000)          $     4.25      $    3.00
    Third Quarter                                      4.94           2.75


         On the record date for the special meeting, there were approximately _______ holders of record of our common stock.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                 AND MANAGEMENT
--------------------------------------------------------------------------------

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of this proxy statement by:

     o each person who is known to be the beneficial owner of more than five percent (5%) of our issued and outstanding shares of common stock;

     o    each of our directors and executive officers; and

     o    all of our directors and executive officers as a group.

                                                           OPTIONS EXERCISABLE        PERCENTAGE
         NAME AND ADDRESS           NUMBER OF SHARES        WITHIN SIXTY DAYS           OWNED
-------------------------------------------------------------------------------------------------
David J. D'Arcangelo                    2,623,334                50,000                 22.8%
William A. Shue                         1,200,000               300,000                 12.5%
Tony Acone                                 25,000               150,000                  1.5%
Scott Lucas                               150,000                20,000                  1.5%
All officers and directors
as a group                              3,998,334               520,000                 37.0%

-----------------------------

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. For the purpose of calculating the percentage beneficially owned, we have included shares of common stock subject to options held by the person or group that are currently exercisable or exercisable with 60 sixty days from the date of this proxy statement. The address for each of the shareholders listed above is 2790 Business Park Drive, Suite B, Vista, California 98083.

                              BUSINESS OF ENTREPORT
--------------------------------------------------------------------------------

GENERAL

         We are engaged in the business of developing and operating web sites to provide training, information and services to industry specific groups. In April 2000, we launched our first web site, www.iSucceed.com, which is dedicated to the approximately 1,000,000 residential real estate agents located in the United States and Canada. As of the date of this proxy statement, we have entered into agreements with over 150 top real estate agents, speakers and trainers to provide content and training on iSucceed.com at very low cost to us. Going forward, we intend to launch similar web sites for professionals in other industry segments.

         Each of our web sites are intended to provide rich content to specific industry groups, including a broad array of resources and services such as:

     o    both live and recorded training

     o    e-mail

     o    forum

     o    search engines

     o    on-line shopping

     o    chat rooms


         Some resources and services such as e-mail, forums, search engines, shopping and training will be common to all of our industry sites. However, each site will also contain resources and services tailored to the needs and interests of that site's specific industry group. By adopting this approach, we believe that each site will be of more utility to its targeted users than the majority of current sites which seek to attract the public at large.

         We were incorporated in Florida in 1996, and began our current internet-based business in 1999.

ACQUISITION OF BY REFERRAL ONLY

         On October 25, 2000, we entered into a definitive agreement to acquire By Referral Only, Inc., a California corporation based in Oceanside, California, which provides coaching, teleclasses, seminars and business planning for the real estate and mortgage industry.

         The transaction is structured as a merger of By Referral Only with and into a wholly-owned subsidiary of EntrePort that we formed specifically for the purposes of the merger. As a result of the merger, By Referral Only will become a wholly-owned subsidiary of EntrePort. Under the terms of the agreement, we will issue 2.25 million shares of our common stock to the existing shareholders of By Referral Only and pay them a total of $4,000,000 in cash in exchange for all of the issued and outstanding shares of common stock of By Referral Only. The closing of the transaction is subject to the satisfaction of customary closing conditions, including our ability to raise at least $5 million through the sale of our equity securities in a private offering. If we sell common stock in the private offering for less than $3 per share, we will be required to issue additional shares to the shareholders of By Referral Only in the merger. We expect to close the acquisition of By Referral Only in January 2001. Our acquisition of By Referral Only does not require shareholder approval, and you are not being asked to vote upon that transaction pursuant to this proxy statement.

OUR MARKET

         Our market includes those groups of professionals, independent contractors, sales people and others that are large and cohesive enough to represent a community of business people with similar business goals and needs. These groups include nationwide members of industry segments, such as the approximately 1,000,000 real estate agents in North America, or the employees and agents of large national and international sales organizations. All of these industry segments currently spend significant amounts of money on training, information and other goods and services intended to fulfill or further their business needs and goals.

         Our business plan is based on management's collective experience that the members of many industry segments are currently underserved in terms of training and information relating to their industry and job functions. We believe that the primary problem facing industry segments in need of training and content is the ability to access the available training and content on a timely and cost effective basis. Training and content has been traditionally disseminated by way of live sessions and seminars and through the distribution of books, audio and videotapes. However, these traditional methods typically involve relatively high costs to the recipients and fail to ensure the distribution of information on a timely basis.

         Our internal research and analysis suggests that the members of many industry segments are willing to pay for a service that can deliver meaningful training and content on a timely and cost effective basis. We believe that the need within these industry segments and organizations for timely and cost effective training and content presents a significant market opportunity for EntrePort. We also believe that the training and information provided on our web sites will enhance the skills of the subscribers and increase their profit potential.

OUR SOLUTION

         Our business model is designed to take advantage of the unique opportunities offered by the internet. The increasing use of the internet as a commercial medium has been accompanied by a diversification in the type of commerce that is conducted on the internet and a proliferation in the types of products and services available on the internet. The internet has created a dynamic and particularly attractive medium for business, empowering businesses and consumers to distribute and gather more services and information than is feasible with traditional commerce systems, to communicate and shop in ways that can be more convenient for them and to interact with each other in many new ways. As the internet has become more accessible and widely used for transactions, it has emerged as a primary business channel alongside the telephone, paper-based communication and face-to-face interaction.

         We intend to address the need for business training and information through the consolidation of proprietary training and content in web sites within industry segments. The internet offers the opportunity to provide certain targeted industry segments with training and information that is broader, more current and more accessible than has previously been available, all at a lower cost to the recipient. By consolidating content and presenting it in web sites, we will be able to offer our customers current training and information that is accessible by them 24 hours a day, seven days a week for a relatively low monthly membership fee.

OUR STRATEGY

         Our objective is to be the premier producer of web sites directed at industry specific audiences. To this end, we intend to position ourselves as a membership driven marketing model capable of generating multiple revenue streams while, at the same time, generating product/services and members at no or little cost to the company. In this respect, we believe that we have the ability to offer a financial model unlike the majority of other e-commerce companies. We launched our initial web site in April 2000, but as of the date of this proxy statement we have not received significant revenues from operations. As a result, there can be no assurance that our business model will be successful or that we will be able to generate revenues as planned.

         The key to our strategy is our proposed strategic alliances with industry marketing experts. Many marketing experts derive their revenue from the sale of proprietary marketing products, typically books, audio and videotapes. Marketers, therefore, typically sponsor, at their expense, seminars and other means of paid advertising for purposes of reaching their audience. We will offer these marketers the opportunity to post content, either by way of text, audio or video tape, and sponsor seminars at our sites at no cost to them. Additionally, we will allow the marketers the opportunity to offer their proprietary products for sale at our web store. At the end of each content posting or training segment, the marketers' products will be showcased and members will be directed to our web store where the products will be available for purchase. We do not intend to warehouse the products but will take orders, process credit cards and pass along the order to the respective provider for shipments. We intend to charge the marketer a commission, exclusive of shipping and handling charges, which we believe to be significantly higher than commissions typically received by on-line distributors.

         To date, we have signed agreements with over 150 of the top real estate agents, speakers and trainers in North America, each of whom have agreed to provide us with commissions on all sales of their products through our web store. In choosing real estate agents to provide content on our site, we target agents who we believe to be highly successful. We believe that most of our agents are among the nation's top 10% in terms of annual sales volume, and many of our agents are among their firm's top ten overall producers. In selecting speakers and trainers, we have targeted persons who are widely recognized as experts in the industry, including, for example, Terri Murphy, who is the Chairman of the National Association of Realtors' Business Technology Forum and the author of two best selling real estate books, and John Tucillo, who is the former Chief Economist for the National Association of Realtors and the author of two best selling real estate books.

         In addition to providing content, we believe that our industry marketing experts will provide access to significant numbers of subscribers at little or no cost to us. We expect that the marketing experts that post content and sponsor or participate in seminars will bring to the site the same marketing audience they have been selling to for years. Our primary marketing objective will be to bring content to the public via live seminars thereby capitalizing on each marketer's experience and ability to sign up a predictable amount of members at the end of each seminar.

         In summary, we believe that our business model offers the following potential benefits and advantages:

         o Access to leading edge content from recognized marketing experts at no our little cost to us;

         o Access to the clients and followers of the marketing experts, thereby creating an immediate significant base of potential paying subscribers at little or no cost to us;

         o Allowing members and visitors to develop a relationship with the marketing experts, thereby increasing loyalty, retention and product sales; and

         o Creation of a deep content library deliverable on demand to members.

OUR PRODUCTS AND SERVICES

         We intend to develop web sites that will offer general information, communication tools, training and other goods and services to members of certain industry specific internet communities. These web sites will be accessible by the general public, however, only established subscribers or registered visitors will be permitted to use our sites as the case may be.

         Our web sites will be accessible by a minimum hardware configuration consisting of a 486 personal computer with Windows `95 or greater, with 16 megabytes of RAM, 20 megabytes of free hard disk space, a 14,400 modem and an internet connection. All services will be provided in a Windows-based menu driven format with "point and click" interactivity. Persons who wish to use our web sites will be able to subscribe over the internet by completing an application available at the web site, opening an account and making a deposit with us via credit card.

         Our sites will provide rich content to specific industry groups. Each site will offer a broad array of resources and services such as e-mail, forums, search engines, and on-line shopping as well as both live and recorded training. Some resources and services such as e-mail, forums, search engines, shopping and training will be common to all sites. However, each site will also contain resources and services tailored to the needs and interests of the particular industry group for that site. By adopting this approach, we believe that each site will be of more utility to its targeted users than are the majority of current sites which seek to attract the public at large.

         OUR REAL ESTATE SITE. Our first web site is located at www.iSucceed.com and is aimed at real estate professionals in the United States and Canada. According to the National Association of Realtors there are over 720,000 realtors in the United States alone. The U.S. Census Bureau estimates that in 1998, this industry employed 1,231,471 people and generated over $141 billion in revenue.

         We believe, based on our internal marketing analysis and discussions with senior executives in the real estate industry, that the real estate industry is looking to increase operating efficiencies and profits through the deployment of computer/internet technologies, particularly in the area of sales training. We will offer membership based on-line training for real estate professionals.

         Our real estate site includes the following content:

         o        listing for profit

         o        profiting on "for sale by owners"

         o        target marketing systems

         o        pre-list packaging

         o        virtual home tours

         o        pricing strategies

         o        agent referrals

         o        zero cost programs

         o        customer service

         o        referrals to home buyers

         o        continuing education


         We have entered into an exclusive agreement with Dearborn Financial Publishing, Inc., who is a nationally recognized provider of continuing education programs in the real estate industry. Under the terms of this agreement, our members have access to Dearborn's online continuing real estate education courses. By clicking on a link on the iSucceed.com web page, our members will be taken to a page maintained by Dearborn but branded with the iSucceed.com name. Dearborn has agreed that it will not grant any other party the right to use its online real estate continuing education programs. In consideration for the right to access its programs, we have agreed to pay Dearborn the greater of $2.50 per iSucceed.com subscriber or a minimum fee which gradually increases from $3,750 to $56,250 per month over the course of the next three years. Our contract with Dearborn initially lasts for three years and is automatically renewable for additional one year terms unless either party elects not to renew the contract.

         OUR FINANCIAL SERVICES SITE. Our next website will be aimed at the insurance and securities professionals in the United States and Canada. We estimate there are over 1,500,000 insurance agents and 750,000 registered securities professionals.

         Our primary product will be on-line corporate and performance-based training delivered through our existing "just-in-time" platform combined with the "Learning Service Provider" (LSP) platform that we plan to develop with University.com. We will also offer continuing education accredited courses targeted at the financial services industry. A primary focus will be corporate training to the highly motivated self-employed, independent contractor and partially commissioned employees who want to make more money and be more successful. We have begun developing the financial services website and expect to launch it in March 2001.

         FUTURE SITE POSSIBILITIES. We intend to replicate our iSucceed.com site for additional industry specific groups that are large and cohesive enough to support an internet community. Some of the industry groups we are currently considering are legal, accounting and healthcare, and we intend to examine other groups in the future. As of the date of this proxy statement, however, we have not commenced the development of any specific industry sites other than our real estate and financial services site.

         We are currently working with a team of marketing experts whose job is to develop additional sites, including the development of a database of programming ideas and the retention of recognized industry talent to provide content and members. Our goal is to become the leading on-line, industry specific site service.

MARKETING

         As noted above, we intend to market our web sites primarily through proposed strategic alliances with industry marketing experts. We also intend to market our products and services through a combination of on-line and off-line advertising, including traditional industry print, targeted direct mail, telemarketing, such as telephone, fax and e-mail, and through the visibility created by the seminars hosted or sponsored by us.

         To date, our marketing efforts have consisted of organizing, sponsoring and promoting seminars in various locations throughout the United States and Canada. These seminars feature one or two speakers who are known experts in the real estate field and are generally attended by approximately 250 members of the real estate industry. We promote the iSucceed.com site during the course of the seminar and offer attendees the opportunity to subscribe to iSucceed.com on the spot. We market these seminars through a combination of targeted direct mail, fax and emails and by contacting real estate agents directly. As of the date of this proxy statement, we have conducted approximately 50 such seminars, and we expect to hold approximately 80 more within the next 12 months.

         We have also entered into marketing alliances with Countrywide Home Loans, Inc., one of the nation's largest providers of home mortgage loans, and internet Pictures Corporation, a provider of virtual home tour services to the real estate industry. Under our agreement with Countrywide, we will each provide links on our web sites to the section of the other's web site that is dedicated to real estate professionals. In addition, we and Countrywide will offer discounted subscriptions and/or services to persons who link to one of our sites from the other. Under our agreement with internet Pictures Corp., internet Pictures Corp. will promote iSucceed.com to the agents and brokers who use its virtual home tours services and will include iSucceed.com in certain of its print and online advertising and marketing materials. In return, we have agreed to include internet Pictures Corp. in certain of our advertising and marketing materials, provide limited free trials to subscribers who are referred to us by internet Pictures Corp., and provide internet Pictures Corp. with space at our real estate seminars. In addition, we will each provide links to the other's site on our respective web sites.

         In the future, we intend to develop an in-house staff of sales and marketing professionals to market and promote our products directly to large corporations and industry groups in our target markets. We may also pursue alternative distribution channels such as independent third party sales agents and resellers who will promote and sell our sites in exchange for commissions. By using a combination of direct sales techniques, in house sales and marketing professionals and alternative distribution channels, we believe that we will be able to more rapidly access markets and increase revenue-producing traffic on our web sites.

COMPETITION

         The market for members, visitors and internet advertising is new and rapidly evolving, and competition for members, visitors and advertisers is intense and is expected to increase significantly in the future. Barriers to entry are relatively low. We believe that the principal competitive factors for companies seeking to create communities on the internet are critical mass, functionality, brand recognition, member affinity and loyalty, broad demographic focus and open access to visitors

         Direct competitors for our iSucceed.com web site include University.com, which we are acquiring, and Learning.net, which offers online real estate, legal and accounting training. Other companies with whom we will compete, although indirectly, are companies who are primarily focused on creating broader web-based communities such as GeoCities, Tripod/Lycos, Angelfire, Xoom and theglobe.com. We will likely also face competition in the future from web directories, search engines, software archives, content sites, commercial on-line services, sites maintained by ISPs and other entities that look to establish communities on the internet by developing their own or purchasing one of our competitors. In addition, we could face competition in the future from traditional media companies, a number of which, including Disney, CBS and NBC, have recently made significant acquisitions of or investments in internet companies. Further, there can be no assurance that our competitors and potential competitors will not develop communities that are equal or superior to or that achieve greater market acceptance than ours.

         We also compete for visitors with many internet content providers and internet service providers, including web directories, search engines, shareware archives, content sites, commercial on-line services and sites maintained by ISPs, as well as thousands of internet sites operated by individuals and government and educational institutions. These competitors include free information, search and content sites or services, such as CNET, CNN/Time Warner, Excite, Infoseek, Lycos, Netscape, Microsoft and Yahoo!.

         In addition to online competitors, we face competition from as well as traditional forms of media such as newspapers, magazines, radio and television, for advertisers and advertising revenue. We believe that the principal competitive factors in attracting advertisers include the amount of traffic on our web site, brand recognition, customer service, the demographics of our members and viewers, or ability to offer targeted audiences and the overall cost-effectiveness of the advertising medium offered by us. We believe that the number of internet companies relying on web-based advertising revenue will increase greatly in the future. Accordingly, we will likely face increased competition, resulting in increased pricing pressures on our advertising rates which could in turn have a material adverse effect on our business, results of operations and financial condition.

         Virtually all of our existing and potential competitors, including web directories and search engines and large traditional media companies, have longer operating histories in the web market, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than us. Such competitors are able to undertake more extensive marketing campaigns for their brands and services, adopt more aggressive advertising pricing policies and make more attractive offers to potential employees, distribution partners, commerce companies, advertisers and third party content providers. There can be no assurance that internet content providers and ISPs, including web directories, search engines, shareware archives, sites that offer professional editorial content, commercial on-line services and sites maintained by ISPs will not be perceived by advertisers as having more desirable web sites for placement of advertisements. In addition, many of our potential current advertising customers and strategic partners have established collaborative relationships with certain of our competitors or potential competitors, and other high-traffic web sites. Accordingly, there can be no assurance that we will be able to develop and grow our memberships, traffic levels and advertiser customer base. There can also be no assurance that we will be able to compete successfully against our current or future competitors or that competition will not have a material adverse effect on our business, results of operations and financial condition.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         We regard our technology as propriety and attempt to protect it by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. We currently have no patents or patents pending and do not anticipate that patents will become a significant part of our intellectual property in the foreseeable future. We generally enter into confidentiality or license agreements with our employees and consultants, and generally control access to and distribution of our documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our proprietary information without authorization or to develop similar technology independently. We intend to pursue the registration of our service marks in the United States and internationally, and have applied for the registration in the United States for the service mark "EntrePort." Effective trademark, service mark, copyright and trade secret protection may not be available in every country in which our services are distributed or made available through the internet, and policing unauthorized use of our proprietary information will be difficult.

         Legal standards relating to the validity, enforceability and scope of protection of certain proprietary rights in internet-related businesses are uncertain and still evolving, and no assurance can be given as to the future viability or value of any proprietary rights of ours or other companies within this market. There can be no assurance that the steps taken by us will prevent misappropriation or infringement of our proprietary information. Any such infringement or misappropriation, should it occur, might have a material adverse effect on our business results of operations and financial condition. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. Such litigation might result in substantial costs and diversion of resources and management attention and could have a material adverse effect on our business, results of operations and financial condition. Furthermore, there can be no assurance that our business activities will not infringe upon the proprietary rights of others, or that other parties will not assert infringement claims against us.

TECHNOLOGICAL SUPPORT

         We currently have nine employees on our information technology staff. Typically, we handle ongoing support and maintenance of our web sites in-house, but we look to outside consultants from time to time for certain web design and software development tasks.

         We intend to provide a high level of customer support to our customer base. We intend to provide technical and customer service support via our corporate e-mail, 24 hours a day, seven days a week. In addition to the support channel, we intend to provide for instant messaging and support chat rooms. To assist in providing quality and responsive support, we intend to develop or acquire software programs that record, acknowledge, route, queue, and generate reports on e-mail.

EMPLOYEES

         As of the date of this proxy statement, we employ 46 people, of which 44 are full-time and 2 are part time, and we intend to employ an additional eight people over the next 90 days. None of our employees are covered by an ongoing collective bargaining agreement with us and we believe that our relationship with our employees is good.

COMPANY LOCATION AND FACILITIES

         Our executive offices are located in Vista, California and consist of approximately 20,000 square feet of office space. We lease this space pursuant to a three year lease expiring on July 1, 2003, at the rate of $13,512 per month plus common costs.

LITIGATION

         We are not a party to any material litigation.

                          ENTREPORT'S PLAN OF OPERATION
--------------------------------------------------------------------------------

         We are engaged in developing web sites on the internet for purposes of offering information, communication tools and training to members of certain industry specific internet communities. We intend to generate revenue through:

         o commissions earned on the sale of products and services at our web store;

         o        membership fees charged to subscribers to our web sites;

         o advertising income from third party advertisers at our web sites; and

         o percentage interests in the income derived by third parties who provide seminars, training and speeches at our web sites.

         Our business activities from inception through approximately April 2000 consisted of market analysis for potential web sites, including in-house beta testing of several industry specific web sites for which we have received approximately $23,000 in revenue through September 30, 2000. In addition, for the nine month period ending September 30, 2000 we generated approximately $80,000 in revenues from sponsorship fees in connection with the marketing seminars we discuss below. In April 2000, we launched our initial web site devoted to residential real estate agents located at www.isucceed.com, for which we have generated approximately $83,000 for the nine month period ending September 30, 2000. Since April 2000, our business activities have included:

         o the marketing of our real estate site at www.iSucceed.com, through the conduct of approximately 32 seminars to promote the site as of the date of this proxy statement;

         o the development of certain strategic relationships with third parties for purposes of procuring content and marketing support;

         o continuing market analysis of additional web sites devoted to other professional and industry groups; and

         o        expansion of our in-house technology capabilities.

         Over the next 12 months, we intend to continue the development and marketing of our iSucceed.com web site and commence development of other industry specific web sites.

         We have financed our activities to date through sales of debt and equity securities. From March through May 1999, we conducted a private placement sale of convertible notes for gross proceeds of $695,000. The principal amount of the notes were convertible into shares of common stock at rates of $2.00 to $3.00 per share. In June 1999, all $695,000 in principal was converted into a total of 267,500 shares of common stock. During the period from August to January 2000, we conducted a private placement sale of 1,524,430 shares of common stock at $2.00 per share for gross proceeds of $3,048,280. During February and March 2000, we conducted a private placement sale of 3,525,000 shares of common stock at $2.00 per share for gross proceeds of $7,050,000, which resulted in net proceeds of approximately $5,802,000 after deduction of offering expenses.

         We believe that our current cash balance, as well as expected increases in anticipated revenues, will be sufficient to fund the consolidated operations of our real estate web portal over the next twelve months. In order to increase revenues, we plan to generate membership through our current and future strategic relationships with third parties for marketing support, on-line and off-line advertising, including traditional industry print, targeted direct mail and telemarketing, and through the visibility created by our seminars. After the acquisition of University.com, we also plan to generate membership through University.com's corporate clients, although there can be no assurances that we will be able to generate membership as planned. In the event we are not successful in increasing revenues and integrating the acquisitions, we may need to seek financing during 2001 to fund the operations of our real estate web portal. We believe that we will need significant additional capital during 2001 to fund acquisitions and development of other industry specific web portals. As discussed elsewhere in this proxy statement, we plan to raise an additional $10 million to $20 million in a private placement offering during the first half of 2001. There can be no assurance that we will be able to obtain sufficient additional capital to fund our capital requirements in a timely manner.

         As of the date of this proxy statement, we have 46 employees, of which 44 are full-time and 2 are part-time.

                           BUSINESS OF UNIVERSITY.COM
--------------------------------------------------------------------------------

GENERAL

         University.com, a development stage company, was incorporated on June 12, 1998 to develop, host and manage industry and corporate training portals that provide continuing education and professional development training. In September 1999, University.com launched its proprietary, internet-based learning management system and has since developed an internet training portal for the real estate industry, which is located at www.realestate.university.com. In addition, University.com has developed private label internet training portals for two of the largest real estate companies in North America, Coldwell Banker (www.cbu.com) and Royal LePage (www.royallepage.university.com).

MARKET

         Initially, University.com's focus has been on developing internet training solutions for the real estate industry, although it believes that its technology and business model can be applied in multiple industries as well as academia. In addition to the real estate industry, University.com plans to market its products and services to professionals and others in markets in which continuing education is required to maintain professional certification and/or licensure, such as insurance agents, accountants, lawyers, physicians and brokers. University.com believes that market for continuing education and professional development training in these markets has been inefficiently served.

         University.com believes that the primary problem facing industry segments in need of training is the inability to access the available training and content on a timely and cost effective basis. Training has been traditionally provided through live sessions and seminars as well as books, audio and video tapes. However, these traditional methods typically involve relatively high costs to the recipients and fail to ensure the distribution of timely information.

SOLUTION

         University.com's goal is to offer customers high quality content delivered over the internet and corporate intranets, as well as system hosting and professional support services. Features of University.com's platform include competency assessment, registration, enrollment, scheduling, content delivery, centralized student tracking, e-commerce, collaboration and progress reporting.

         University.com plans to provide industry relevant, high quality content in off-the-shelf and customized formats. University.com's portals will be developed and managed to offer many forms of collaboration opportunities to facilitate and reinforce learning, including chat, instant messaging, threaded discussion groups, polling and on-line mentoring.

COMPETITION

         The online learning market is highly fragmented with no single player accounting for a dominant market share. While University.com directly competes with providers of on-line learning solutions in the vertical markets University.com pursues, University.com also competes with providers of traditional classroom continuing education and professional development training, as well as internal training departments of potential customers.

INTELLECTUAL PROPERTY AND PROPRIETARY RIGHTS

         University.com regards its technology as proprietary and attempts to protect it by relying on trademark, service mark, copyright and trade secret laws and restrictions on disclosure and transferring title and other methods. University.com currently has no patents or patents pending and does not anticipate that patents will become a significant part of its intellectual property in the foreseeable future.

EMPLOYEES

         As of November 15, 2000, University.com employed 22 people on a full-time basis. None of University.com's employees are covered by an ongoing collective bargaining agreement and University.com believes that its relationship with its employees is good.

PROPERTIES

         University.com's executive offices are located in Minneapolis, Minnesota and consist of 11,000 square feet of office space. University.com leases this space pursuant to two leases, the first of which expires on September 30, 2004, with the second expiring on September 30, 2003. University.com's monthly lease payment is $7,098. University.com believes its current office space will adequately serve its business needs for the foreseeable future.

LEGAL PROCEEDINGS

         University.com is not a party to any material litigation.

                       UNIVERSITY.COM'S PLAN OF OPERATION
--------------------------------------------------------------------------------

         University.com is a development stage company that develops, hosts and manages industry and corporate training portals that provide continuing education and professional development training. University.com's activities since its inception in June 1998 have consisted primarily of developing its internet training portal for the real estate industry.

         Over the next twelve months, University.com plans to generate revenue by custom developing and licensing additional private-label internet training sites for corporate customers in the real estate industry and to pursue similar opportunities in other markets. University.com expects to realize revenues from continuing customer use of its training courses on its established sites as well as from providing site hosting and maintenance services.

         University.com expects that its product development costs will continue to increase over the next twelve months as it hires additional employees to enhance its existing product offerings and to develop to products and services.

         During 2000, University.com financed its activities primarily through the sale of equity securities and a bank line of credit. University.com will pay the outstanding balance under the line of credit prior to the closing of the merger with EntrePort and the line of credit will not be available to University.com or EntrePort after the merger. University.com is not expected to be profitable within the next twelve months and will need to locate other sources of capital to fund its operations.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
--------------------------------------------------------------------------------

         In July 1999, we dismissed Barry L. Friedman, Certified Public Accountant, as our independent auditor and appointed Ernst & Young LLP as independent auditors. Mr. Friedman had previously audited our financial statements as of and for the fiscal years ended December 31, 1998, 1997 and 1996. The decision to change independent auditors was approved by our board of directors. During the fiscal year ended December 31, 1998 and through July 1999, there were no disagreements between us and Mr. Friedman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements if not resolved to the satisfaction of Mr. Friedman would have caused him to make reference to the subject matter of the disagreement in connection with his reports.

         Except for the explanatory paragraph included in Mr. Friedman's report on our financial statements for the 1998, 1997 and 1996 fiscal years, relating to substantial doubt existing about our ability to continue as a going concern, the audit reports of Mr. Friedman on our financial statements as of December 31, 1998, 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.




                       WHERE YOU CAN FIND MORE INFORMATION
--------------------------------------------------------------------------------

         We file annual, quarterly and current reports, proxy statements, and other documents with the Securities and Exchange Commission under the Securities Exchange Act of 1934. The Exchange Act file number for our SEC filings is 26941. Our SEC filings made electronically through the SEC's EDGAR system are available to the public at the SEC's website at http://www.sec.gov. You may also read and copy any document we file with the SEC at the following SEC public reference rooms:

Judiciary Plaza            Citicorp Center              7 World Trade Center
450 Fifth Street, N.W.     500 West Madison Street      Suite 1300
Washington, D.C. 20549     Chicago, Illinois 60621      New York, New York 10048

         You may obtain information regarding the operation of the SEC's public reference rooms by calling the SEC at 1-800-SEC-0330.

         You should rely only on the information contained in this proxy statement or to which we have referred you to vote your shares at the special meeting. We have not authorized anyone to provide you with information that is different. This proxy statement is dated December____, 2000. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to shareholders does not create a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitation in such jurisdiction.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            ----------------------------------
                                            David J. D'Arcangelo
                                            CHAIRMAN OF THE BOARD


December___, 2000

                                           INDEX TO FINANCIAL STATEMENTS

ENTREPORT CORPORATION

Report of Independent Auditors..............................................................................F-2
Balance Sheet as of December 31, 1999 and 1998..............................................................F-3
Statements of Operations for the years ended December 31, 1999 and 1998.....................................F-4
Statements of Changes in Stockholders' Equity for the years ended December 31, 1999 and December 31, 1998.....................................................................................F-5
Statements of Cash Flows for the years ended December 31, 1999 and 1998.....................................F-6
Notes to Financial Statements...............................................................................F-7
Condensed Balance Sheet as of September 30, 2000 (unaudited)...............................................F-19
Condensed Statements of Operations for the nine months ended September 30, 2000 and
  September 30, 1999 (unaudited)...........................................................................F-20
Condensed Statements of Cash Flows for the nine months ended September 30, 2000 and
  September 30, 1999 (unaudited)...........................................................................F-21
Notes to Unaudited Financial Statements....................................................................F-22

UNIVERSITY.COM, INC.

Independent Auditors' Report...............................................................................F-25
Audited Balance Sheets as of December 31, 1999 and 1998....................................................F-26
Audited Statements of Operations for the year ended December 31, 1999, the period from
  June 12, 1998 (inception) through December 31, 1998 and the cumulative period from June 12, 1998 to December 31, 1999.....................................................................................F-27
Audited Statements of Stockholders' Equity for the year ended December 31, 1999, the period from
  June 12, 1998 (inception) through December 31, 1998 and the cumulative period from June 12, 1998 to December 31, 1999.....................................................................................F-28
Audited Statements of Cash Flows for the year ended December 31, 1999, the period from June 12, 1998 (inception) through December 31, 1998, and the cumulative period from June 12, 1998 to December 31, 1999..................................................................F-29
Notes to Audited Financial Statements......................................................................F-30
Unaudited Balance Sheets as of September 30, 2000 and December 31, 1999....................................F-40
Unaudited Statements of Operations for the nine months ended September 30, 2000 and 1999...................F-40
Unaudited Statements of Cash Flows for the nine months ended September 30, 2000 and 1999...................F-41
Notes to Unaudited Financial Statements....................................................................F-42

BY REFERRAL ONLY, INC.

Report of Independent Auditors.............................................................................F-44
Balance Sheet as of September 30, 2000 and December 31, 1999...............................................F-45
Statements of Income for the year ended December 31, 1999 and for the nine months ended September 30, 2000.....................................................................F-46
Statements Shareholder's Deficit at September 30, 2000 and December 31, 1999...............................F-47
Statements of Cash Flows for the year ended December 31, 1999 and for the nine months ended September 30, 2000.....................................................................F-48
Notes to Audited Financial Statements......................................................................F-49

UNAUDITED PRO FORMA INFORMATION

Introductory Note to Pro Forma Combined Condensed Financial Statements......................................P-1
Unaudited Pro Forma Balance Sheet as of September 30, 2000..................................................P-2
Unaudited Pro Forma Statements of Income for the twelve months ended December 31, 1999 and nine months ended September 30, 2000..................................................................P-3
Notes to Pro Forma Financial Statements.....................................................................P-5

                         Report of Independent Auditors

The Board of Directors and Stockholders
EntrePort Corporation

We have audited the accompanying balance sheets of EntrePort Corporation (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 1999 and 1998, and for the period October 4, 1996 (inception) through December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EntrePort Corporation (a development stage company) at December 31, 1999 and 1998, and the results of its operations and its cash flows for the years ended December 31, 1999 and 1998, and the period October 4, 1996 (inception) through December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                             /s/ Ernst & Young LLP

San Diego, California
March 21, 2000


                                        EntrePort Corporation
                                    (a development stage company)

                                           Balance Sheets

                                                                                 DECEMBER 31,
                                                                             1999          1998
                                                                       -----------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                             $1,458,139     $       -
   Other current assets                                                     205,397             -
                                                                       -----------------------------
Total current assets                                                      1,663,536             -

Investment in Sportsware Technologies, Inc.                                 399,500             -
Property and equipment at cost, net                                          97,317             -
Website development costs                                                   181,381             -
Deferred offering costs                                                      85,194             -
Other assets                                                                  6,690             -
                                                                       -----------------------------
                                                                         $2,433,618     $       -
                                                                       =============================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                      $  194,268     $       -
   Accrued liabilities                                                      263,399           800
   Note payable to officer                                                   20,000             -
                                                                       -----------------------------
Total current liabilities                                                   477,667           800

Stockholders' equity (deficit):
   Common stock, $.001 par value; 50,000,000 shares
     authorized, 7,834,974 and 5,025,000 issued and outstanding
     at December 31, 1999 and 1998, respectively                              7,835         5,025
   Additional paid-in capital                                             3,845,753             -
   Deficit accumulated during the development stage                      (1,897,637)       (5,825)
                                                                       -----------------------------
Total stockholders' equity (deficit)                                      1,955,951          (800)
                                                                       -----------------------------
                                                                         $2,433,618     $       -
                                                                       =============================

SEE ACCOMPANYING NOTES.


                                             EntrePort Corporation
                                         (a development stage company)

                                           Statements of Operations





                                                         YEARS ENDED DECEMBER 31,
                                                         1999                1998
                                                 -------------------------------------
Revenues                                            $       11,911      $           -

Operating Expenses:
   Research and development                                 97,579                  -
   Marketing, general and administrative                 1,796,990                800
                                                 -------------------------------------
      Total operating expenses                           1,894,569                800
                                                 -------------------------------------
Loss from operations                                    (1,882,658)              (800)
Interest expense                                             9,154                  -
                                                 -------------------------------------
Net loss                                            $   (1,891,812)     $        (800)
                                                 =====================================
Net loss per common share
   (basic and diluted)                              $        (0.31)     $           -
                                                 =====================================

Weighted average shares used in computing
net loss per common share
   (basic and diluted)                                   6,068,605          5,025,000
                                                 =====================================


SEE ACCOMPANYING NOTES.


                                                  EntrePort Corporation
                                              (a development stage company)
                                           Statements of Stockholders' Equity
                                     For the years ended December 31, 1999 and 1998

                                                                                                        DEFICIT
                                                                                                      ACCUMULATED         TOTAL
                                                          COMMON STOCK              ADDITIONAL        DURING THE      STOCKHOLDERS'
                                                ----------------------------------   PAID-IN          DEVELOPMENT        EQUITY
                                                     SHARES          AMOUNT          CAPITAL             STAGE          (DEFICIT)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 1997                         5,025,000           5,025             -             (5,025)                  -

   Net loss for the year ended December 31,
     1998                                                    -               -             -               (800)               (800)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 1998                         5,025,000           5,025             -             (5,825)               (800)

   Common shares retired for no consideration       (4,410,000)         (4,410)        4,410                  -                   -

   Common shares issued for $1,600 of notes
     receivable and $335,900 for services
     rendered                                        5,400,000           5,400       332,100                  -             337,500

   Issuance of common stock upon conversion
     of notes payable in June 1999 at $2.00
     to $3.00 per share                                267,500             268       694,732                  -             695,000

   Issuance of common stock for $2.00 per share
     in August and December 1999 for
     cash, net of issuance costs of $304,185         1,384,140           1,384     2,462,711                  -           2,464,095

   Issuance of common stock for services
     rendered                                          168,334             168       336,500                  -             336,668

   Issuance of warrants for services rendered                -               -        15,300                  -              15,300

   Net loss for the year ended December 31,
     1999                                                    -               -             -         (1,891,812)         (1,891,812)
                                                ------------------------------------------------------------------------------------
Balance at December 31, 1999                         7,834,974        $  7,835    $3,845,753        $(1,897,637)         $1,955,951
                                                ====================================================================================

SEE ACCOMPANYING NOTES


                                        EntrePort Corporation
                                    (a development stage company)

                                      Statements of Cash Flows





                                                             YEARS ENDED DECEMBER 31,
                                                               1999           1998
                                                        ---------------------------------
OPERATING ACTIVITIES
Net loss                                                  $ (1,891,812)     $     (800)
Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation                                               17,419               -
     Issuance of common stock and warrants for services        421,200               -
         rendered
     Changes in operating assets and liabilities:                    -               -
       Other current assets                                   (205,397)              -
       Accounts payable                                        194,268               -
       Accrued liabilities and other                           262,599             800
       Other assets                                             (6,690)              -
                                                        ---------------------------------
Net cash flows used in operating activities                 (1,208,413)              -

INVESTING ACTIVITIES
   Purchases of property and equipment                        (114,736)              -
   Investment in Sportsware Technologies, Inc.                (399,500)              -
   Increases in website development costs                     (181,381)              -
                                                        ---------------------------------
 Net cash flows used in investing activities                  (695,617)              -

FINANCING ACTIVITIES
   Proceeds from issuance of notes payable                   1,010,000               -
   Payments of notes payable                                  (295,000)              -
   Issuance of common stock for cash, net                    2,732,363               -
   Increases in deferred offering costs                        (85,194)              -
                                                        ---------------------------------
Net cash flows provided by financing activities              3,362,169               -
                                                        ---------------------------------

Increase in cash and cash equivalents                        1,458,139               -

Cash and cash equivalents at beginning of period                     -               -
                                                        ---------------------------------
Cash and cash equivalents at end of period                $  1,458,139      $        -
                                                        =================================

SUPPLEMENTAL DISCLOSURE OF NON CASH
  FINANCING ACTIVITIES
Conversion of notes payable to common stock               $   (695,000)     $        -
                                                        =================================

SUPPLEMENTAL INFORMATION
Interest paid                                             $      5,081      $       -
                                                        =================================

SEE ACCOMPANYING NOTES.

                              EntrePort Corporation
                          (a development stage company)

                          Notes to Financial Statements



1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

THE COMPANY

EntrePort Corporation ("the Company") was incorporated in Florida on October 4, 1996. The Company is in the initial stage of operations devoting substantially all of its efforts to the market analysis for and development of Web portals on the Internet for purposes of offering general information, communication tools and training to members of certain targeted Internet communities. As of December 31, 1999, the Company has not completed the development of any of its proposed Web portals or otherwise commenced significant revenue producing operations. Accordingly, the Company is considered to be in the development stage.

The Company had no assets or operations from the time of its incorporation until February 1999, at which time the Company hired its current Chairman of the Board to develop the Company's Web business. At this time, the Company's founder canceled, for no consideration, 4,410,000 shares of Common Stock and resigned from the Company. The Company then issued 3,800,000 shares of Common Stock, as consideration of marketing and business plans, consulting services and cash.

REVENUE RECOGNITION

The Company recognizes revenue on membership fees ratably over the period in which the services are performed.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)


CASH AND CASH EQUIVALENTS

The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents primarily represent funds invested in money market funds where cost equals market value.

PROPERTY AND EQUIPMENT

Property and equipment are recorded at cost, and depreciated over the estimated useful lives of the assets (generally three to five years) using the straight-line method.

WEBSITE DEVELOPMENT COSTS

Website development costs are capitalized in accordance with an EITF consensus on Issue 00-02 and amortized over the estimated useful lives of the Internet website being developed (generally two years) using the straight-line method. Amortization will begin upon the launch of the web site.

ACCOUNTING FOR STOCK-BASED COMPENSATION

The Company has elected to follow Accounting Principles Board Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES ("APB 25") and related interpretations in accounting for its employee stock options because, as discussed in Note 6, the alternative fair value accounting provided under Financial Accounting Standards Board Statement of Financial Accounting Standards (SFAS) No. 123, ACCOUNTING FOR STOCK BASED COMPENSATION, requires the use of option valuation models that were not developed for use in valuing employee stock options.

Compensation charges for options granted to non-employees has been determined in accordance with SFAS No. 123 and EITF 96-18 as the fair value of the consideration received or the fair value of equity instruments issued, whichever is more reliably measured. Charges for options granted to non-employees are periodically remeasured as the underlying options vest.

The Company has disclosed the pro forma effect of using the fair value based method to account for its employee stock-based compensation.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


NET LOSS PER SHARE

The Company computes net loss per share following SFAS No. 128, EARNINGS PER SHARE. SFAS 128 requires the presentation of basic and diluted income (loss) per share amounts. Under the provisions of SFAS No. 128, basic net income (loss) per share is computed by dividing the net income (loss) available to common shareholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of incremental common shares issuable upon the exercise of stock options, are included in diluted net income (loss) per share to the extent these shares are dilutive. Common equivalent shares are not included in the computation of diluted net loss per share for the years ended December 31, 1999 because the effect would be anti-dilutive.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

The following table sets forth the computation of basic and diluted loss per share for the periods presented:

                                                            YEARS ENDED DECEMBER 31,
                                                       ------------------------------------
                                                              1999             1998
                                                       ------------------------------------
Numerator:

   Net loss                                            $     (1,891,812)   $         (800)

Denominator:
   Weighted average shares outstanding for basic
     earning per share                                        6,068,605         5,025,000
                                                       ------------------------------------
   Effects of dilutive securities:
     Employee stock options                                           -                 -
     Warrants                                                         -                 -
                                                       ------------------------------------
   Dilutive potential common shares                                   -                 -
   Shares used in computing diluted net income per
     common share                                             6,068,605         5,025,000
                                                       ====================================

Loss per common share, basic                           $          (0.31)     $          -
                                                       ====================================
Loss per common share, diluted                         $          (0.31)     $          -
                                                       ====================================


COMPREHENSIVE LOSS

Comprehensive loss for all periods presented is the same as net loss.


USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


2. SELECTED BALANCE SHEET DETAILS

                                                 DECEMBER 31,
                                             1999           1998
                                        -------------- --------------

Other current assets:
Due from investors                      $     180,000  $           -
Prepaid expenses                               21,731              -
Other current assets                            3,666              -
                                        -------------- --------------
                                        $     205,397  $           -
                                        ============== ==============

         The amount due from investors was collected in January 2000.


Property and equipment:
Machinery and equipment                 $     106,509  $           -
Furniture and fixtures                          8,227              -
                                        -------------- --------------
                                              114,736              -
Less: accumulated depreciation                (17,419)             -
                                        -------------- --------------
                                        $      97,317  $           -
                                        ============== ==============


Accrued liabilities:
Officer relocation costs                $     106,600  $           -
Lease termination costs                        61,058              -
Accrued settlement                             37,500              -
Other accrued liabilities                      58,241            800
                                        -------------- --------------
                                        $     263,399  $         800
                                        ============== ==============

3. EQUITY INVESTMENT

During 1999, the Company acquired a 5% share of Sportsware Technologies, Inc. ("STI") for cash totaling $399,500. The Company accounts for its investment in STI under the cost method. In conjunction with the purchase, the Company was granted an option through December 1999 to purchase all of the remaining outstanding shares of STI for cash and common stock. The option was not exercised by the Company and expired in December 1999. The Company also granted stock options to STI to purchase 500,000 shares of the Company's common stock for $.10 per share, vesting and exercisable only in the event the Company purchased the remaining 95% of STI stock. These options were canceled in December 1999 upon expiration of the purchase option.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


4. NOTES PAYABLE

Throughout 1999, the Company issued notes payable totaling $315,000 to several outside parties and one of the Company's officers. The notes bore interest at rates ranging from 6.0% to 10.0% per annum. Each note was paid off prior to December 31, 1999 with the exception of one note. The outstanding note of $20,000 bears a rate of 8.0% and matures in July 2000.

Throughout 1999, the Company conducted a private placement sale of convertible notes for total proceeds of $695,000. The notes bore interest at the rate of 6.0% per annum. Principal was convertible into shares of the Company's common stock at rates of $2.00 to $3.00 per share. During 1999, the principal amount of all notes was converted into 267,500 shares of common stock.

5. LEASE COMMITMENTS

The Company leases its corporate headquarters facility under a noncancelable operating lease expiring on March 31, 2002. The Company also leases an unrelated property on a month to month basis. Rent expense for these leases was approximately $45,000, $0 and $45,000 for the years ended December 31, 1999 and 1998, and for the period October 4, 1996 (inception) through December 31, 1999, respectively.

Future minimum payments required under the operating lease as of December 31, 1999 are as follows:
                                                       OPERATING
                                                         LEASES
                                                    ----------------
2000                                                $         26,800
2001                                                         33,400
2002                                                         10,000
                                                    ----------------
Total minimum lease payments                        $        70,200
                                                    ================

6. STOCKHOLDERS' EQUITY

COMMON STOCK

In February 1999, the Company retired 4,410,000 shares of the Company's stock from the original founder of the Company, for no consideration. Additionally, in March 1999 the Company issued 5,400,000 shares of common stock to various initial investors and key employees for cash and services.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


In September 1999, the Company sold 99,710 shares of common stock for cash proceeds of $199,420 in a private placement. In June 1999, the Company issued 267,500 shares of common stock, as a result of the conversion of convertible notes. In December 1999, the Company issued 1,284,430 shares in a private placement for cash proceeds of $2,568,860. The Company incurred $38,185 in offering costs, and issued 133,334 shares of common stock to a financial consultant in connection with the private placement (valued at $266,668). These costs have been charged as a reduction to additional paid-in capital.

In November 1999, the Company issued 25,000 shares of common stock in consideration for the extension of two notes payable. In December 1999, the Company also issued 10,000 shares of common stock for Website development services rendered. The Company expensed the costs of these services.

COMMON STOCK WARRANTS

Periodically, the Company will issue warrants to outside consultants in lieu of stock options. During the period October 4, 1996 (inception) through December 31, 1999, the Company issued 10,000 warrants at a $1.00 exercise price. The warrants are exercisable at December 31, 1999 and expire in October 2002. During the year ended December 31, 1999, the Company recognized $15,300 in compensation expense for these services.

STOCK OPTIONS

In March 1999, the Company adopted the 1999 Stock Incentive Plan (the "Plan") to grant options to purchase common stock to eligible officers, employees, directors, consultants and other independent advisors who provide services to the Company. The Board has authorized and reserved an aggregate of 4,000,000 shares of common stock for issuance under the Plan. Terms of the stock option agreements, including vesting requirements, are determined by the Board of Directors. Options under the Plan cannot exceed a ten year term. The exercise price of options granted under the Plan is determined by the Board, but cannot be less than 100% of the fair market value (85% for non-qualified options) of the common stock on the date of grant.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


6. STOCKHOLDERS' EQUITY (CONTINUED)

The following table summarizes activity under the stock option plan during the year ended December 31, 1999:

                                                              WEIGHTED AVERAGE
                                                  SHARES       EXERCISE PRICE
                                             -----------------------------------
Outstanding at December 31, 1998                          -   $       -
   Granted                                        1,810,000   $    1.69
   Exercised                                              -   $       -
   Canceled                                        (500,000)  $    0.10
                                             -----------------
Outstanding at December 31, 1999                  1,310,000   $    2.30
                                             =================

All options outstanding at December 31, 1999 are non-qualified options. The weighted average grant date fair value of options granted during the year totaled $1.49.

A further summary of options outstanding and exercisable as of December 31, 1999 follows:

                                                        WEIGHTED      WEIGHTED                     WEIGHTED
                        EXERCISE        EXERCISE        AVERAGE       AVERAGE                       AVERAGE
      OPTIONS              RANGE          RANGE          EXERCISE    REMAINING     OPTIONS         EXERCISE
   OUTSTANDING              LOW           HIGH           PRICE      LIFE (YEARS) EXERCISABLE        PRICE
-----------------------------------------------------------------------------------------------------------
       350,000            $1.00           $1.00           $1.00          4.3       350,000            $1.00
       450,000            $2.00           $2.50           $2.22          3.8        75,000            $2.00
       450,000            $3.00           $3.50           $3.11          4.3             -                -
        40,000            $4.00           $4.00           $4.00          2.9             -                -
        20,000            $5.00           $5.00           $5.00          2.8        20,000            $5.00
-----------------------------------------------------------------------------------------------------------
     1,310,000            $1.00           $5.00           $2.30          4.0       445,000            $1.35
===========================================================================================================

Adjusted pro forma information regarding net loss is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of that Statement. The fair value for these options was estimated at the date of grant using the Black-Scholes method with the following weighted-average assumptions for 1999: risk-free interest rate of 6.5%, dividend yield of 0%, volatility factor of 100.0%, and an expected option life of 3 years. Future pro forma results of operations under SFAS No. 123 may be materially different from actual amounts reported. For purposes of adjusted pro forma disclosures, the estimated fair value of the options are amortized to expense over the vesting period.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


6. STOCKHOLDERS' EQUITY (CONTINUED)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of such options. The Company's pro forma information follows:





                                                      YEARS ENDED DECEMBER 31,
                                                        1999             1998
                                                 -----------------------------------
Pro forma net loss                               $    (1,984,329)    $       (800)
Pro forma net loss per share, basic and diluted  $         (0.33)    $          -


SHARES RESERVED FOR FUTURE ISSUANCE

The following shares of common stock are reserved for future issuance at December 31, 1999:

                                                            SHARES
                                                       -----------------
Stock options:
   Granted and outstanding                                  1,310,000
   Reserved for future grants                               2,690,000
Warrants                                                       10,000
                                                       -----------------
Total Reserved                                              4,010,000
                                                       =================


7. INCOME TAXES

Significant components of the Company's deferred tax assets as of December 31, 1999 and 1998 are shown below. A valuation allowance of $776,000 has been recognized at December 31, 1999 to offset the net deferred tax assets as realization of such assets is uncertain.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


                                                           DECEMBER 31,
                                                       1999            1998
                                                 ----------------------------------

Deferred tax assets
   Net operating loss carryforward                  $   760,000               -
   Research and development credits                      11,000               -
   Other, net                                             5,000               -
                                                 ----------------------------------
Total net deferred tax assets                           776,000               -

Valuation allowance for deferred tax asset             (776,000)              -
                                                 ----------------------------------
Net deferred tax assets                             $         -               -
                                                 ==================================


At December 31, 1999, the Company has federal and California net operating loss carryforwards of approximately $1,865,000 and $1,869,000, respectively. The federal and California tax loss carryforwards will begin to expire in 2019 and 2007, respectively, unless previously utilized. The Company also has federal and California research credit carryforwards of approximately $8,700 and $4,800, respectively, which will begin to expire in 2018 unless previously utilized.

                              EntrePort Corporation
                          (a development stage company)

                    Notes to Financial Statements (continued)


7. INCOME TAXES (CONTINUED)

Pursuant to Section 382 and 383 of the Internal Revenue Code, the annual use of the Company's net operating loss and credit carryforwards may be limited if cumulative changes in ownership of more than 50% occur during any three year period. However, the Company does not believe such limitation will have a material impact upon the utilization of these carryforwards.

8. LITIGATION

>From time to time the Company is involved in legal proceedings, claims and litigation arising in the ordinary course of business. Management believes, however, that the ultimate outcome of all pending litigation should not have a material adverse effect on the Company's financial position or liquidity.

9. SUBSEQUENT EVENT

In March 2000, 3,537,500 shares of common stock were issued at $2.00 per share to private investors for net proceeds of approximately $6.1 million. In conjunction with the offering, warrants to purchase 353,750 shares of the Company's common stock were issued to the placement agent. The exercise price is $2.00 per share and the warrants expire in March 2005.

                                        EntrePort Corporation
                                      Condensed Balance Sheets


                                                                         SEPTEMBER 30,       DECEMBER 31,
                                                                             2000               1999
                                                                          (UNAUDITED)          (NOTE)
                                                                       ------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                           $      4,384,690   $      1,458,139
   Investments                                                                  399,500            399,500
   Other current assets                                                          28,372            205,397
                                                                       ------------------------------------
Total current assets                                                          4,812,562          2,063,036

Property and equipment at cost, net                                             569,405             97,317
Website development costs, net                                                  418,066            181,381
Other assets                                                                    440,179             91,884
                                                                       ------------------------------------
                                                                       $      6,240,212   $      2,433,618
                                                                       ====================================


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                                                    $        430,220   $        194,268
   Accrued liabilities                                                          187,306            263,399
   Current portion of lease payable                                              83,136                  -
   Note payable to officer                                                            -             20,000
                                                                       ------------------------------------
Total current liabilities                                                       700,662            477,667

Long term portion of lease payable                                               89,737                  -

Stockholders' equity:
   Common stock, $.001 par value; 50,000,000 shares authorized,
     11,681,113 and 7,834,974 issued and outstanding at
     September 30, 2000 and December 31, 1999, respectively                      11,681              7,835
   Additional paid-in capital                                                10,516,587          3,845,753
   Deferred compensation                                                        (37,899)                 -
   Accumulated deficit                                                       (5,040,556)        (1,897,637)
                                                                       ------------------------------------
Total stockholders' equity                                                    5,449,813          1,955,951
                                                                       ------------------------------------
                                                                       $      6,240,212   $      2,433,618
                                                                       ====================================
SEE ACCOMPANYING NOTES.

Note: The Balance Sheet at December 31, 1999 is derived from the audited financial statements at that date, but does not include all of the disclosures required by generally accepted accounting principles.

                              EntrePort Corporation
                       Condensed Statements of Operations
                                   (UNAUDITED)

================================================================================



                                               NINE MONTHS ENDED
                                                  SEPTEMBER 30,
                                      ------------------------------------
                                            2000               1999
                                      ------------------------------------

Revenues                              $        173,947   $         11,414

Costs and expenses:
   Cost of revenues                            961,308                  -
   Product development                         419,754             88,512
   Selling, general
     and administrative                      2,114,372          1,096,092
                                      ------------------------------------
      Total costs and expenses               3,495,434          1,184,604
                                      ------------------------------------
Loss from operations                        (3,321,487)        (1,173,190)
Interest income                                178,568                  -
                                      ------------------------------------
Net loss                              $     (3,142,919)  $     (1,173,190)
                                      ====================================

Net loss per common share
     (basic and diluted)              $          (0.30)  $          (0.20)
                                      ====================================

Weighted average shares used in
     computing net loss per common
     share (basic and diluted)              10,411,858          5,857,993
                                      ====================================

SEE ACCOMPANYING NOTES.

                                        EntrePort Corporation
                                 Condensed Statements of Cash Flows
                                             (UNAUDITED)



                                                                                NINE MONTHS ENDED
                                                                                  SEPTEMBER 30,
                                                                              2000              1999
                                                                       ------------------------------------
OPERATING ACTIVITIES
Net loss                                                               $     (3,142,919)  $     (1,173,190)
Adjustments to reconcile net loss to net cash used in
   operating activities:
     Depreciation and amortization                                              178,020              9,123
     Issuance of common stock options for services                              136,801                  -
     Issuance of common stock and warrants for services                          74,000            335,900
     Changes in operating assets and liabilities                                265,895            100,184
                                                                       ------------------------------------

Net cash flows used in operating activities                                  (2,488,203)          (727,983)

INVESTING ACTIVITIES
   Purchases of property and equipment                                         (369,690)          (103,259)
   Purchase of investment                                                             -           (200,000)
   Increases in website development costs                                      (330,736)                 -
                                                                       ------------------------------------
 Net cash flows used in investing activities                                   (700,426)          (303,259)

FINANCING ACTIVITIES
   Re-payments on notes payable                                                 (33,494)                 -
   Net proceeds form short-term notes                                                 -            215,000
   Issuance of common stock for cash, net                                     6,148,674            899,820
                                                                       ------------------------------------
Net cash flows provided by financing activities                               6,115,180          1,114,820
                                                                       ------------------------------------

Increase in cash and cash equivalents                                         2,926,551             83,578

Cash and cash equivalents at beginning of period                              1,458,139                  -
                                                                       ------------------------------------
Cash and cash equivalents at end of period                             $      4,384,690   $         83,578
                                                                       ====================================

SUPPLEMENTAL DISCLOSURE OF NON CASH FINANCING ACTIVITIES
Capital lease obligations                                              $        186,367   $              -
                                                                       ====================================
Issuance of common shares for services                                 $        362,500   $              -
                                                                       ====================================
See accompanying notes.

                                                 F-21

                              EntrePort Corporation
                     Notes to Condensed Financial Statements

1.  BASIS OF PRESENTATION

The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB, and, in the opinion of management, contain all adjustments, consisting of normal recurring adjustments necessary to present fairly the financial position as of September 30, 2000 and the results of operations for the nine month periods ended September 30, 2000 and 1999.

Certain information and footnote disclosures normally included in financial statements have been omitted or condensed. These condensed financial statements should be read in conjunction with the financial information included in the Company's 1999 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The results of operations for the period ended September 30, 2000 are not necessarily indicative of the results that may be attained for the entire fiscal year. Certain prior period amounts have been reclassified to conform to the current period presentation.

During the three months ended June 30, 2000, the Company emerged from the development stage, as defined in Statement of Financial Standards ("SFAS") No.7.

Certain adjustments recorded in the December 31, 1999 financial statements relate to the nine month period ended September 30, 1999. The Company has restated the September 30, 1999 results of operations in the accompanying financial statements to reflect these adjustments.

2.  COMPREHENSIVE LOSS

Comprehensive loss for all periods presented is the same as net loss.

3.  NET LOSS PER SHARE

The Company computes net loss per share following SFAS No. 128, EARNINGS PER SHARE. SFAS 128 requires the presentation of basic and diluted income (loss) per share amounts. Under the provisions of SFAS No. 128, basic net income (loss) per share is computed by dividing the net income (loss) available to common shareholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income (loss) per share is computed by dividing the net income (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares, composed of incremental common shares issuable upon the exercise of stock options, are included in diluted net income (loss) per share to the extent these shares are dilutive. Common equivalent shares are not included in the computation of diluted net loss per share for the three and nine month periods ended September 30, 2000 and 1999 because the effect would be anti-dilutive.

4.  FINANCING AGREEMENT

The Company entered into an equipment financing lease agreement with International Business Machines Corporation ("IBM") in May 2000. Principal amount due at September 30, 2000 is $172,873. The term lease payable is due in monthly principal and interest payments of $6,928 through May 2003. Borrowings under the financing agreement are secured by specific equipment, with interest payable at a rate of 18.7%.

5.  COMMON STOCK

The Company raised approximately $3.0 million as a result of a private placement offering during the period August 1999 to January 2000, for which the Company incurred $87,700 in costs related to the offering and issued 50,850 shares of common stock to various placement agents in connection with the private placement (valued at $101,700). These costs have been charged as a reduction to additional paid-in-capital. In January 2000, the Company issued 140,000 shares of common stock at $2.00 to private investors for cash proceeds of $280,000.

In March 2000, the Company sold 3,525,000 shares of common stock at $2.00 per share to private investors for cash proceeds of $7,050,000. The Company incurred $1,248,019 in transaction costs related to the offering. In conjunction with the offering, warrants to purchase 377,500 shares of the Company's common stock at a price of $2.00 were issued to the placement agent. The warrants are fully exercisable and expire in March 2005.

In January 2000, the Company issued 5,000 shares of common stock as consideration for the extension of a note payable. In March 2000, the Company issued 25,000 shares of common stock to an employee as a recruiting incentive. The Company has expensed $60,000 related to these two transactions.

In September 2000, the Company issued 100,000 shares of common stock valued at $362,500 for financial advisory services related to prospective acquisitions.

6.  STOCK OPTION PLAN

During the nine month period ended September 30, 2000, the Company granted 553,500 stock options to employees, consultants and a board member with vesting periods ranging from immediate to three years. The options are for the purchase of common stock of the Company at prices ranging from $2.00 to $5.00 per share. During the nine month period ended September 30, 2000, the Company recorded compensation expense of $136,801 related to options outstanding to employees and consultants. Options to purchase 630,000 shares of common stock of the Company at prices ranging from $2.00 to $7.00 per share were cancelled during the nine month period ended September 30, 2000. No options have been exercised during the period.

7.  SALE TO METROSPLASH.COM

In March 2000, the Company sold to MetroSplash.com Inc. ("MetroSplash") its ERT1 website in exchange for 100,000 restricted common shares of MetroSplash. The unlaunched ERT1 website was targeted to the African American professional. During the third quarter, MetroSplash was sold to Lycos, Inc., a Delaware Corporation, for $0.99 per share. Pending the completion of the sale, the Company has not recorded a gain on the transaction for the period ending September 30, 2000. The Company subsequently received a partial payment of approximately $55,000 in October 2000 which will be recorded in the fourth quarter.

8.  SUBSEQUENT EVENTS

On October 24, 2000, the Company signed a definitive agreement to acquire University.com, Inc. ("University.com") in a stock-for stock transaction. Pursuant to the merger agreement, the Company will issue 5,609,788 shares of its common stock to the shareholders of University.com in exchange for all the issued and outstanding securities of University.com. The Company will also assume certain warrants and options issued by University.com, which upon assumption by the Company will require the Company to issue upon their exercise up to 1,157,032 additional shares of common stock. It is planned that the merger will be accounted for as a purchase transaction. The acquisition is subject to certain closing conditions, including the approval by both the Company's and University.com's stockholders, and is expected to close prior to January 31, 2001.


On October 25, 2000, the Company signed a definitive agreement to acquire By Referral Only, Inc. ("By Referral Only") in a stock and cash merger transaction. Pursuant to the merger agreement, the Company will pay the shareholders of By Referral Only $4,000,000 cash and issue to them 2,250,000 shares of the Company's common stock in exchange for all the issued and outstanding securities of By Referral Only. By Referral Only has no outstanding stock options or warrants. It is planned that the merger will be accounted for as a purchase transaction. The acquisition is subject to certain closing conditions, including the Company's receipt of an additional $5,000,000 of capital and the approval by the Company's stockholders. The acquisition is expected to close prior to January 31, 2001.

                          INDEPENDENT AUDITORS' REPORT



The Board of Directors and Stockholders
University.com, Inc.:


We have audited the accompanying balance sheets of University.com, Inc. (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 1999, the period from June 12, 1998 (inception) to December 31, 1998, and the cumulative period from June 12, 1998 (inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of University.com, Inc. (a development stage company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, the period from June 12, 1998 (inception) to December 31, 1998, and the cumulative period from June 12, 1998 (inception) to December 31, 1999, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that University.com, Inc. will continue as a going concern. As discussed in note 3 to the financial statements, University.com, Inc. has incurred net losses since inception, and has total stockholders' equity and working capital deficiency that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ KPMG LLP


Minneapolis, Minnesota
July 22, 2000, except as to
   notes 9(b) and 9(c) which are
   as of October 24, 2000 and
   note 9(a) which is as of October
   26, 2000

                              UNIVERSITY.COM, INC.
                          (A Development Stage Company)

                                 Balance Sheets

                           December 31, 1999 and 1998


                       ASSETS                            1999           1998
                                                     ------------   ------------
Current assets:
    Cash and cash equivalents                        $   136,966        111,903
    Accounts receivable                                    1,000             --
    Prepaid expenses and other current assets             38,450             --
                                                     ------------   ------------

             Total current assets                        176,416        111,903

Property and equipment, net of accumulated               129,787         24,574
    depreciation of $21,873 and $2,116,
    respectively
Website development costs, net of accumulated
    amortization of $13,192 and $0, respectively         111,935        116,327
Domain acquisition costs, net of accumulated
    amortization of $132,500                             397,500             --
Other assets                                               8,901            940
                                                     ------------   ------------

                                                     $   824,539        253,744
                                                     ============   ============

       LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                 $   123,105          8,391
    Accrued liabilities                                   76,048        125,630
    Deferred revenue                                      82,500             --
    Current maturities of notes payable (note 5)         100,000             --
                                                     ------------   ------------

             Total current liabilities                   381,653        134,021
                                                     ------------   ------------

Notes payable (note 5)                                   100,000             --

Commitments (note 7)

Stockholders' equity:
    Preferred stock, 5,000,000 shares authorized,
      no shares outstanding                                   --             --
    Common stock, $.01 par value, 20,000,000 shares
      authorized 10,430,605 and 7,482,575 shares
      outstanding at 1999 and 1998                       104,306         74,826
    Additional paid-in capital                         1,341,206        315,850
    Notes receivable from stockholders                   (80,000)      (160,000)
    Deficit accumulated during development stage      (1,022,626)      (110,953)
                                                     ------------   ------------

             Total stockholders' equity                  342,886        119,723
                                                     ------------   ------------

                                                     $   824,539        253,744
                                                     ============   ============

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.
                          (A Development Stage Company)

                            Statements of Operations

           Year ended December 31, 1999, the period from June 12, 1998
        (inception) to December 31, 1998 and the cumulative period from
                 June 12, 1998 (inception) to December 31, 1999


                                                                    CUMULATIVE
                                                         FROM          FROM
                                                     INCEPTION TO   INCEPTION TO
                                                     DECEMBER 31,   DECEMBER 31,
                                          1999           1998           1999
                                      ------------   ------------   ------------

Revenues                              $     7,400             --          7,400
                                      ------------   ------------   ------------

Operating expenses:
    Sales and marketing                   108,913             --        108,913
    Product development                   241,201          2,950        244,151
    General and administrative            562,708         92,331        655,039
    Stock-based compensation                6,586         16,426         23,012
                                      ------------   ------------   ------------

        Total operating expenses          919,408        111,707      1,031,115
                                      ------------   ------------   ------------

        Operating loss                   (912,008)      (111,707)    (1,023,715)

Interest income                               335            754          1,089
                                      ------------   ------------   ------------

        Net loss                      $  (911,673)      (110,953)    (1,022,626)
                                      ============   ============   ============

Basic and diluted net loss per share        (0.10)         (0.02)         (0.12)
                                      ============   ============   ============

Weighted average shares used in
  basic and diluted per share
  calculation                           9,384,693      6,702,096      8,428,988
                                      ============   ============   ============

See accompanying notes to the financial statements.

                                                       UNIVERSITY.COM, INC.
                                                   (A Development Stage Company)

                                                Statements of Stockholders' Equity

                        Year ended December 31, 1999 and the period from June 12, 1998 to December 31, 1998

                                                                                                          DEFICIT
                                                                                             NOTES      ACCUMULATED
                                                      COMMON STOCK          ADDITIONAL    RECEIVABLE      DURING          TOTAL
                                               -------------------------     PAID-IN         FROM       DEVELOPMENT    STOCKHOLDERS'
                                                  SHARES        AMOUNT       CAPITAL     STOCKHOLDERS      STAGE          EQUITY
                                               -----------   -----------   -----------   -----------    -----------    -----------
Sale of common stock in private offering        7,482,575    $   74,826       299,424      (160,000)            --        214,250

Stock options issued to non-employees to
  purchase services                                    --            --        16,426            --             --         16,426

Net loss                                               --            --            --            --       (110,953)      (110,953)
                                               -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1998                    7,482,575        74,826       315,850      (160,000)      (110,953)       119,723

Sale of common stock in private offering        1,923,030        19,230       690,770            --             --        710,000

Common stock issued to purchase domain name     1,000,000        10,000       320,000            --             --        330,000

Common stock issued to purchase assets             25,000           250         8,000            --             --          8,250

Payments received on notes receivable                  --            --            --        80,000             --         80,000

Stock options issued to non-employees to
  purchase services                                    --            --         6,586            --             --          6,586

Net loss                                               --            --            --            --       (911,673)      (911,673)
                                               -----------   -----------   -----------   -----------    -----------    -----------

Balance at December 31, 1999                   10,430,605    $  104,306     1,341,206       (80,000)    (1,022,626)       342,886
                                               ===========   ===========   ===========   ===========    ===========    ===========

See accompanying notes to financial statements.

                                       UNIVERSITY.COM, INC.
                                   (A Development Stage Company)

                                     Statements of Cash Flows

                    Year ended December 31, 1999, the period from June 12, 1998
                 (inception) to December 31, 1998 and the cumulative period from
                          June 12, 1998 (inception) to December 31, 1999

                                                                                      CUMULATIVE
                                                                           FROM          FROM
                                                                       INCEPTION TO   INCEPTION TO
                                                                       DECEMBER 31,   DECEMBER 31,
                                                            1999           1998           1999
                                                        -----------    -----------    -----------
Cash flows from operating activities:
    Net loss                                            $ (911,673)      (110,953)    (1,022,626)
    Reconciliation of net loss to net cash used
      in operating activities:
        Depreciation and amortization                      165,449          2,116        167,565
        Stock options issued to non-employees to
           purchase services                                 6,586         16,426         23,012
        Changes in assets and liabilities:
           Accounts receivable                              (1,000)            --         (1,000)
           Prepaid expenses and other current assets       (46,411)          (940)       (47,351)
           Website development costs                        (8,800)      (116,327)      (125,127)
           Accounts payable                                114,714          8,391        123,105
           Accrued liabilities                             (49,582)       125,630         76,048
           Deferred revenue                                 82,500             --         82,500
                                                        -----------    -----------    -----------

               Net cash used in operating activities      (648,217)       (75,657)      (723,874)
                                                        -----------    -----------    -----------

Cash flows from investing activities:
    Purchases of fixed assets                             (116,720)       (26,690)      (143,410)
                                                        -----------    -----------    -----------

               Net cash used in investing activities      (116,720)       (26,690)      (143,410)
                                                        -----------    -----------    -----------

Cash flows from financing activities:
    Proceeds from sale of common stock                     710,000        214,250        924,250
    Proceeds from notes receivable                          80,000             --         80,000
                                                        -----------    -----------    -----------

               Net cash provided by
                 financing activities                      790,000        214,250      1,004,250
                                                        -----------    -----------    -----------

               Net increase in cash and
                 cash equivalents                           25,063        111,903        136,966

Cash and cash equivalents:
    Beginning of period                                    111,903             --             --
                                                        -----------    -----------    -----------

    End of period                                       $  136,966        111,903        136,966
                                                        ===========    ===========    ===========

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


  (1)   DESCRIPTION OF BUSINESS

        University.com, Inc. (the Company) was incorporated on June 12, 1998 for the purpose of developing eLearning portals for continuing education and professional development. In September 1999, the Company launched its proprietary, Internet-based learning management system called the VIRTUAL UNIVERSITY. Using the VIRTUAL UNIVERSITY as the platform for its eLearning solutions, the Company has developed an eLearning portal for the Real Estate industry. At December 31, 1999, the Company was in the development stage as its sales and marketing efforts have not yet generated predictable or significant revenues.

  (2)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        (a)   USE OF ESTIMATES

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

        (b)   CASH AND CASH EQUIVALENTS

              Cash and cash equivalents include highly liquid investments with original maturities of less than 90 days and are generally invested in money market funds and certificates of deposit. The Company maintains its cash in bank deposit accounts at various financial institutions with high credit quality. The balances, at times, may exceed federally insured limits.

        (c)   REVENUE RECOGNITION

              Revenue derived from sales of the Company's learning management system is recognized upon customer acceptance at the time of installation. Revenue derived from sales of individual Internet-based training titles are recognized at the time of sale. Revenue derived from training titles that are packaged and sold on a subscription basis are recognized on a straight-line basis over the subscription term, which is generally one year. Revenue derived from courseware development services is recognized on the percentage of completion method over the life of each project, which may range from three to nine months. The Company's use of the percentage of completion method of revenue recognition requires estimates of the degree of project completion. To the extent these estimates prove to be inaccurate, the revenues and gross profits, if any, reported during the periods where the project is ongoing may not accurately reflect the final results of the project. Provisions for any estimated losses on uncompleted contracts are made in the period in which such losses are determinable. Revenue is reported net of reimbursable expenses. Finally, revenues derived from website hosting services are recognized on a straight-line basis over the contract term for the services. Payments received in advance of amounts earned are recorded as deferred revenue.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        (d)   PROPERTY AND EQUIPMENT

              Fixed assets are stated at cost and are depreciated using the straight-line method over estimated useful lives ranging from three to seven years. Leasehold improvements are amortized over the lease term using the straight-line method.

        (e)   INCOME TAXES

              Income taxes are accounted for using the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequence of temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis.

        (f)   STOCK OPTION PLAN

              The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and related interpretations, in accounting for its fixed plan stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Statement of Financial Accounting Standard No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION (SFAS No. 123), established accounting and disclosure requirements using a fair value-based method of accounting for stock-based employee compensation plans. As allowed by SFAS No. 123, the Company has elected to continue to apply the intrinsic value-based method of accounting described above and has adopted the disclosure requirements of SFAS No. 123.

        (g) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

              The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

        (h)   PRODUCT DEVELOPMENT

              Expenditures for software and courseware development are expensed as incurred until the point that technological feasibility and proven marketability of the product is established. There were no software development costs capitalized from inception to December 31, 1999.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        (i)   WEB SITE DEVELOPMENT COSTS

              The Company capitalizes certain costs associated with the development of its Web site. The Company accounts for these costs under Emerging Issues Task Force (EITF) Issue No. 00-02, ACCOUNTING FOR WEB SITE DEVELOPMENT COSTS. Under the provisions of EITF 00-02, costs are capitalized for Web site costs incurred when both the preliminary project stage is completed and management deems the Web site will probably be completed and used to perform the function intended. Capitalization of such costs ceases no later than the point at which the Web site is substantially complete and ready for its intended purpose. Web site development costs are amortized using the straight-line method over a three-year period.

        (j)   DOMAIN ACQUISITION COSTS

              Domain acquisition costs are amortized using the straight-line method over a three-year period.

        (k)   NET LOSS PER SHARE

              Basic and diluted net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during each period. Common share equivalents include outstanding stock options and warrants. All common share equivalents were excluded from the calculation because they were anti-dilutive for all periods presented.

        (l)   NEW ACCOUNTING STANDARDS

              Statement of Financial Accounting Standard No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES (SFAS No. 133), effective for the Company on January 1, 2001, establishes new standards for recognizing all derivatives as either assets or liabilities, and measuring those instruments at fair value. Currently, the Company does anticipate that SFAS No. 133 will have a material impact on the Company's financial position or results of operations.

  (3)   GOING CONCERN AND MANAGEMENT'S PLAN

        The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities and commitments in the normal course of business. Since inception, the Company has incurred a cumulative net loss of $1,022,626 and cash used in operating activities was $723,874 during that same period. As of December 31, 1999, the Company had a working capital deficiency of $205,237, and total stockholders' equity of $342,886. Additional capital will be necessary to enable the Company to continue its operations.

        The Company has begun a private placement of its common stock to raise capital. Management believes that the amount to be raised, in addition to expected improvements in operating results, will be adequate to fund the cash requirements of the Company beyond December 31, 2000. In addition, see note 9 for line of credit established in 2000 and the Agreement and Plan of Merger entered into with another company.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


  (4)   PROPERTY AND EQUIPMENT

        Property and equipment consist of the following at:

                                                      DECEMBER 31,
                                               -----------------------
                                                  1999         1998
                                               ----------   ----------

          Computers and equipment              $ 113,473       26,690
          Furniture                               31,011           --
          Leasehold improvements                   7,176           --
                                               ----------   ----------

                                                 151,660       26,690

          Less accumulated depreciation
            and amortization                     (21,873)      (2,116)
                                               ----------   ----------

                                               $ 129,787       24,574
                                               ==========   ==========


  (5)   NOTES PAYABLE

        During March 1999, the Company acquired the rights to its Internet domain name, University.com. As consideration, the Company agreed to issue to the seller 1,000,000 shares of Common Stock and a note payable (the Note) in the amount of $200,000. The Note is non-interest bearing and is payable in installments of $100,000 on April 1, 2000 and 2001.

  (6)   INCOME TAXES

        The Company has incurred significant net operating losses and has not reflected any tax benefit of such net operating loss carryforwards in the accompanying financial statements.

        The income tax expense (benefit) differed from the amount computed by applying the U.S. federal income tax rate of 34% to income before income taxes as a result of the following:

                                                        1999          1998
                                                      --------      --------

          Computed "expected" tax benefit                34.0 %        34.0 %
          State income tax, net of federal benefit        6.0           6.0
          Change in valuation allowance                 (40.0)        (40.0)
                                                      --------      --------

                                                           -- %          -- %
                                                      ========      ========

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        The tax effect of temporary differences that give rise to significant portions of the deferred tax assets as of December 31, 1999 and 1998 is presented below:

                                                       1999         1998
                                                    ----------   ----------
          Deferred tax assets:
              Net operating loss carryforward       $ 234,000       48,000
              Start-up costs                          214,000       37,000
              Other                                   (39,000)     (40,000)
                                                    ----------   ----------

                  Total gross deferred tax assets     409,000       45,000

          Valuation allowance                        (409,000)     (45,000)
                                                    ----------   ----------

                  Net deferred tax assets           $      --           --
                                                    ==========   ==========

        In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible.

        Based on the level of historical taxable income and projections of future taxable income over the periods in which the deferred tax assets are deductible, management does not believe that it is more likely than not the Company will realize the benefits of these deductible differences. Accordingly, the Company has provided a valuation allowance against the gross deferred tax assets as of December 31, 1999.

        As of December 31, 1999, the Company has reported U.S. net operating loss carryforwards of approximately $584,000. The federal net operating loss carryforwards begin to expire in the year 2018.

        Federal tax laws impose significant restrictions on the utilization of net operating loss carryforwards in the event of a change in ownership of the Company, which constitutes an "ownership change" as defined by the Internet Revenue Code, Section 382. The Company's net operating loss carryforward may be subject to the above limitations.

  (7)   COMMITMENTS

        LEASES

        The Company leases office space and equipment under various operating lease agreements, the last of which expires in September 2004.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


        At December 31, 1999, future minimum lease payments under noncancelable operating leases were as follows:

                   YEAR ENDING
                  DECEMBER 31,
               --------------------

               2000                                        $    115,000
               2001                                             168,000
               2002                                             172,000
               2003                                             151,000
                                                           -------------

                  Total future minimum lease payments      $    606,000
                                                           =============

        Rent expense was approximately $34,565 and $1,880 for the years ended December 31, 1999 and 1998, respectively.

  (8)   STOCKHOLDERS' EQUITY

        (a)   COMMON STOCK ISSUED

              The holders of common stock are entitled to one vote for each share on all matters submitted to a vote of stockholders. Holders of common stock have no preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions applicable thereto. The outstanding shares of common stock are fully paid and nonassessable.

         (b)  STOCK OPTIONS

              At December 31, 1999, the Company had 2,000,000 shares of common stock reserved under its 1999 Stock Option Plan. The plan provides for grants of incentive and nonqualified stock options to officers, employees and independent contractors. Furthermore, the Company may grant nonqualified options outside of this plan. These stock options generally vest evenly over a three-year period and are exercisable over periods up to ten years from date of grant.

              The Board of Directors establishes all terms and conditions of each grant. Stock options are granted at or above fair market value as determined by the Board of Directors at each grant date.

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


Option transactions under these plans are summarized as follows:

                                                                                       WEIGHTED
                                                                       EXERCISE        AVERAGE
                                                        OPTIONS          PRICE      EXERCISE PRICE
                                                      OUTSTANDING      PER SHARE       PER SHARE
                                                      ------------   ------------   --------------
Options outstanding at December 31, 1998                  125,000        $0.33           0.33

Granted                                                   792,500      0.66-1.00         0.79

Canceled                                                       --
                                                      ------------

Options outstanding at December 31, 1999                  917,500
                                                      ============

Exercisable at December 31, 1999                          208,500
                                                      ============

The table above includes 38,500 and 125,000 stock options issued to non-employees to purchase services in 1999 and 1998, respectively. These options have exercise prices ranging from $0.33 to $0.66 per share and expire within three years from the date of grant. The Company recognized an expense of $6,586 and $16,426 in 1999 and 1998, respectively, based on the fair value of the stock options using the Black Scholes model.

The Company adopted SFAS No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. As allowed by SFAS No. 123, the Company applies APB Opinion No. 25 and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation expense related thereto. If the Company had elected to recognize compensation expense based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, the 1999 net loss would have been increased to the pro forma amount indicated in the following table:

         Net loss--as reported                    $   (911,673)
         Net loss--pro forma                          (923,923)

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                                    1999
                                                 ---------

         Expected dividend level                        0%
         Expected stock price volatility                0%
         Risk-free interest rate                     5.00%
         Expected life of options                 3 years

                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


  (9)   SUBSEQUENT EVENTS

        (a)   LINE OF CREDIT

              In July 2000, the Company entered into a line of credit for up to $1,000,000 from a bank (the Line). Amounts drawn from the Line bear interest at 9.5%, with interest due monthly, and are payable in full on January 24, 2001.

              In connection with this financing, the Company issued warrants to purchase a total of 500,000 shares of common stock. The warrants were issued to one outside investor and one member of the Company's Board of Directors (the Guarantors), who are guaranteeing the Company's repayment of the Line. The estimated fair value of the warrants of $629,147 was credited to additional paid-in capital and will amortized over the anticipated outstanding period of the Line, or six months, as interest expense.

              On October 26, 2000, the Company entered into an agreement with the Guarantors, whereby the Guarantors agreed to pay the outstanding principal and accrued interest on the Company's bank credit line (the Payoff Amount) prior to the closing of the merger transaction with EntrePort. In exchange, the Company has agreed to issue to the Guarantors the number of shares of common stock of the Company equal to the Payoff Amount divided by $0.50. The Company anticipates that it will issue between 1,800,000 and 2,000,000 shares of its common stock to the Guarantors in connection with this agreement. At the time of the payoff, the Company will recognize an expense of between $1,872,000 to $2,080,000 or a $1.04 per share as a result of the discount on the common stock being granted to the Guarantors.

        (b)   AGREEMENT AND PLAN OF MERGER

              On October 24, 2000, the Company signed a definitive agreement to be acquired by EntrePort Corporation (EntrePort) in a stock-for-stock transaction. Pursuant to the merger agreement, the Company's shareholders will receive a total of 5,609,788 shares of EntrePort common stock valued at $20,545,847 in exchange for all the issued and outstanding shares of common stock on the closing date of the merger. EntrePort will also assume certain warrants and options issued by the Company, which upon assumption by EntrePort will require EntrePort to issue upon their exercise up to 1,157,032 additional shares of common stock. The acquisition is subject to certain closing conditions, including the approval by both the Company's and EntrePort's stockholders.


                                                                     (Continued)

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                           December 31, 1999 and 1998


         (c)  OTHER EQUITY TRANSACTIONS

              In March 2000, the Company closed a private placement of its common stock whereby 1,322,000 shares were sold at a price of $1.00 per share. The net proceeds from the private placement were used to develop additional internet training products, hire personnel and for general working capital purposes.

              On July 30, 2000, the Company entered into a three-year agreement to license real estate training content from a third party. The terms of the license agreement require the Company to issue 200,000 shares of common stock, a warrant to purchase 25,000 shares of common stock at an exercise price of $1.00 per share, and cash consideration totaling $100,000, of which $50,000 was due at contract signing and the remaining $50,000 due on December 31, 2000. The license agreement also provides for minimum annual sales royalties of $50,000 for the years 2001 and 2002, to be payable on or before December 31, 2001 and 2002, respectively.

              In August 2000, the Company canceled 212,121 shares of previously issued common stock relating to the cancellation of the unpaid balance on notes receivable from stockholders that existed as of December 31, 1999.

              Following is a reconciliation of common stock outstanding from December 31, 1999 to October 24, 2000:

                Shares outstanding at December 31, 1999              10,430,605

                Shares issued in connection with a private
                  placement                                           1,322,000
                Shares issued to license real estate training
                  content                                               200,000
                Shares canceled due to cancellation of notes
                  receivable                                           (212,121)
                                                                   -------------

                Shares outstanding at October 24, 2000               11,740,484
                                                                   =============

                                UNIVERSITY.COM, INC.

                                   Balance Sheets

                                     (Unaudited)

                                                         SEPTEMBER 30,  DECEMBER 31,
                      ASSETS                                 2000           1999
                                                         ------------   ------------
Current assets:
   Cash and cash equivalents                             $    45,316        136,966
   Accounts receivable, net of allowance for doubtful
     accounts of $6,200 and $0, respectively                  34,453          1,000
   Prepaid expenses and other current assets                  10,023         38,450
   Debt issue cost                                           419,430             --
                                                         ------------   ------------

           Total current assets                              509,222        176,416
                                                         ------------   ------------

Property and equipment, net of accumulated
   depreciation of $72,160 and $21,873, respectively         203,235        129,787
Website development costs, net of accumulated
   amortization of $44,674 and $13,192, respectively          80,454        111,935
Domain acquisition costs, net of accumulated
   amortization of $265,000 and $132,500, respectively       265,000        397,500
Other assets                                                   7,546          8,901
                                                         ------------   ------------

                                                         $ 1,065,457        824,539
                                                         ============   ============

          LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                      $    28,177        123,105
   Accrued liabilities                                       109,228         76,048
   Deferred revenue                                           14,805         82,500
   Line of credit                                            359,020             --
   Current maturities of notes payable                       100,000        100,000
                                                         ------------   ------------

           Total current liabilities                         611,230        381,653
                                                         ------------   ------------

Notes payable                                                     --        100,000


Stockholders' equity:
   Preferred stock, 5,000,000 shares authorized,
     no shares outstanding                                        --             --
   Common stock, $.01 par value, 20,000,000 shares
     authorized; 11,740,484 and 10,385,605 shares
     outstanding                                             117,405        104,306
   Additional paid-in capital                              3,526,762      1,341,206
   Notes receivable from stockholders                             --        (80,000)
   Accumulated deficit                                    (3,189,940)    (1,022,626)
                                                         ------------   ------------

           Total stockholders' equity                        454,227        342,886
                                                         ------------   ------------

                                                         $ 1,065,457        824,539
                                                         ============   ============

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.

                            Statements of Operations

                                   (Unaudited)


                                                       FOR THE NINE MONTHS
                                                       ENDED SEPTEMBER 30,
                                                 -------------------------------
                                                      2000              1999
                                                 -------------     -------------

Revenues                                         $    223,423             7,000
                                                 -------------     -------------

Operating expenses:
    Cost of revenues                                   84,135                --
    Sales and marketing                               186,024            43,790
    Product development                             1,004,552           152,491
    General and administrative                        816,609           368,819
    Stock-based compensation                           86,051             4,939
                                                 -------------     -------------

             Total operating expenses               2,177,371           570,039
                                                 -------------     -------------

             Operating loss                        (1,953,948)         (563,039)

Interest income (expense), net                       (211,768)              290
Loss on disposal of property and equipment             (1,598)               --
                                                 -------------     -------------

             Net loss                            $ (2,167,314)         (562,749)
                                                 =============     =============

Basic and diluted net loss per share                    (0.19)            (0.06)
                                                 =============     =============

Weighted average shares used in basic
    and diluted per share calculation              11,477,890         9,034,367
                                                 =============     =============

See accompanying notes to the financial statements.

                                   UNIVERSITY.COM, INC.

                                 Statements of Cash Flows

                                        (Unaudited)

                                                                   FOR THE NINE MONTHS
                                                                   ENDED SEPTEMBER 30,
                                                               ---------------------------
                                                                   2000           1999
                                                               ------------   ------------
Cash flows from operating activities:
    Net loss                                                   $(2,167,314)      (562,750)
    Reconciliation of net loss to net cash used by operating
     activities:
      Depreciation and amortization                                214,353        106,382
      Loss on disposal of property and equipment                     1,598             --
      Noncash interest expense related to warrants                 209,716             --
      Warrants and stock options issued to non-employees
        to purchase services and training content                  117,508          4,939
      Common stock issued to acquire training content              200,000             --
      Changes in assets and liabilities:
        Accounts receivable                                        (33,453)            --
        Prepaid expenses and other assets                           29,782         (7,961)
        Accounts payable                                           (94,928)       129,849
        Accrued liabilities                                         33,180        (24,736)
        Deferred revenue                                           (67,695)            --
                                                               ------------   ------------

              Net cash used in operating activities             (1,557,253)      (354,277)
                                                               ------------   ------------

Cash flows from investing activities:
    Purchases of fixed assets                                     (129,417)       (77,901)
    Proceeds from sale of property and equipment                     4,000             --
                                                               ------------   ------------

              Net cash used in investing activities               (125,417)       (77,901)
                                                               ------------   ------------

Cash flows from financing activities:
    Proceeds from sale of common stock                           1,322,000        360,000
    Proceeds from bank line of credit                              359,020             --
    Repayment of notes payable                                    (100,000)            --
    Proceeds from notes receivable                                  10,000         60,000
                                                               ------------   ------------

              Net cash provided by financing activities          1,591,020        420,000
                                                               ------------   ------------

              Net decrease in cash and cash equivalents            (91,650)       (12,178)

Cash and cash equivalents:
    Beginning of period                                            136,966        111,903
                                                               ------------   ------------

    End of period                                              $    45,316         99,725
                                                               ============   ============

Supplemental disclosures of cash flow information:
    Cash paid for interest expense                             $     2,081             --
                                                               ============   ============

See accompanying notes to the financial statements.

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                               September 30, 2000


1.  BASIS OF PRESENTATION


The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and, in the opinion of management, contain all adjustments, consisting of normal recurring adjustments necessary to present fairly the financial position as of September 30, 2000 and the results of operations for the nine month periods ended September 30, 2000 and 1999.

Certain information and footnote disclosures normally included in financial statements have been omitted or condensed. These condensed financial statements should be read in conjunction with the Company's audited financial statements for the years ended December 31, 1999 and 1998. The results of operations for the period ended September 30, 2000 are not necessarily indicative of the results that may be attained for the entire fiscal year. Certain prior period amounts have been reclassified to conform to the current period presentation.


2.  NET LOSS PER SHARE

Basic and diluted net loss per share is computed by dividing the net loss by the weighted average number of common shares outstanding during each period. Common share equivalents include outstanding stock options and warrants. All common share equivalents were excluded from the calculation because they were anti-dilutive for all periods presented.


3.  LINE OF CREDIT

In July 2000, the Company entered into a line of credit for up to $1,000,000 from a bank (the Line). Amounts drawn from the Line bear interest at 9.5%, with interest due monthly, and are payable in full on January 24, 2001.

In connection with this financing, the Company issued warrants to purchase a total of 500,000 shares of common stock. The warrants were issued to one outside investor and one member of the Company's Board of Directors (the Guarantors), who are guaranteeing the Company's repayment of the Line. The estimated fair value of the warrants of $629,147 was credited to additional paid-in capital and will amortized over the anticipated outstanding period of the Line, or six months, as interest expense.

On October 26, 2000, the Company entered into an agreement with the Guarantors, whereby the Guarantors agreed to pay the outstanding principal and accrued interest on the Company's bank credit line (the Payoff Amount) prior to the closing of the merger transaction with EntrePort. In exchange, the Company has agreed to issue to the Guarantors the number of shares of common stock of the Company equal to the Payoff Amount divided by $0.50. The Company anticipates that it will issue between 1,800,000 and 2,000,000 shares of its common stock to the Guarantors in connection with this agreement. At the time of the payoff, the Company will recognize an expense of between $1,872,000 to $2,080,000 or a $1.04 per share as a result of the discount on the common stock being granted to the Guarantors. On November 14, 2000 there was approximately $630,000 withdrawn from the Line.

                              UNIVERSITY.COM, INC.
                          (A DEVELOPMENT STAGE COMPANY)

                          Notes to Financial Statements

                               September 30, 2000


4.  EQUITY TRANSACTIONS

In March 2000, the Company closed a private placement of its common stock whereby 1,322,000 shares were sold at a price of $1.00 per share. The net proceeds from the private placement were used to develop additional internet training products, hire personnel and for general working capital purposes.

On July 30, 2000, the Company entered into a three-year agreement to license real estate training content from a third party. The terms of the license agreement require the Company to issue 200,000 shares of common stock, a warrant to purchase 25,000 shares of common stock at an exercise price of $1.00 per share and were valued at $31,457, and cash consideration totaling $100,000, of which $50,000 was due at contract signing and the remaining $50,000 due on December 31, 2000. The cost of the content was expensed to product development. The license agreement also provides for minimum annual sales royalties of $50,000 for the years 2001 and 2002, to be payable on or before December 31, 2001 and 2002, respectively.

In August 2000, the Company canceled 212,121 shares of previously issued common stock relating to the cancellation of the unpaid balance on notes receivable from stockholders that existed as of December 31, 1999.


5.  STOCK OPTIONS

During the nine month period ended September 30, 2000, the Company granted 935,500 stock options to employees, consultants and a board member with vesting periods ranging from immediate to three years. The options are for the purchase of common stock of the Company at $1.00 per share. During the nine month period ended September 30, 2000, the Company recorded compensation expense of $20,783 related 163,500 options issued to consultants. Options to purchase 16,500 shares of common stock of the Company at prices ranging from $.66 to $1.00 per share were cancelled during the nine-month period ended September 30, 2000. No options have been exercised during the period.


6.  WARRANTS

During the nine month period ended September 30, 2000, the Company granted 610,000 warrants to consultants, a board member and an outside investor with vesting periods ranging from immediate to three years. The warrants are for the purchase of common stock of the Company at $1.00 per share. During the nine month period ended September 30, 2000, the Company recorded an expense of $96,725 related to the warrants granted. No warrants have been exercised during the period.


7.  AGREEMENT AND PLAN OF MERGER

On October 24, 2000, the Company signed a definitive agreement to be acquired by EntrePort Corporation (EntrePort) in a stock-for-stock transaction. Pursuant to the merger agreement, the Company's shareholders will receive a total of 5,609,788 shares of EntrePort common stock valued at $20,545,847 in exchange for all the issued and outstanding shares of common stock on the closing date of the merger. EntrePort will also assume certain warrants and options issued by the Company, which upon assumption by EntrePort will require EntrePort to issue upon their exercise up to 1,157,032 additional shares of common stock. The acquisition is subject to certain closing conditions, including the approval by both the Company's and EntrePort's stockholders.

                         Report of Independent Auditors

The Board of Directors and Shareholders
By Referral Only, Inc.

We have audited the accompanying balance sheets of By Referral Only, Inc. (the "Company") as of September 30, 2000 and December 31, 1999 and the related statements of income, shareholders' deficit and cash flows for the nine months ended September 30, 2000 and the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of By Referral Only, Inc. at September 30, 2000 and December 31, 1999, and the results of its operations and its cash flows for the nine months ended September 30, 2000 and the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

                                                           /S/ Ernst & Young LLP

San Diego, California
November 20, 2000

                             By Referral Only, Inc.

                                 Balance Sheets

                                                                            SEPTEMBER 30,     DECEMBER 31,
                                                                                2000              1999
                                                                       ------------------------------------
ASSETS
Current assets:
   Cash and cash equivalents                                             $      322,025    $     757,835
   Accounts receivable, net of allowance for doubtful accounts of
     $198,175 and $200,000 at September 30, 2000 and December 31,
     1999, respectively                                                         528,961          360,454
    Advances to stockholders                                                          -          564,658
   Other current assets                                                          11,475           45,751
                                                                       ------------------------------------
Total current assets                                                            862,461        1,728,698

Property and equipment, net                                                     204,334          338,818
Other assets                                                                      6,337            4,337
                                                                       ------------------------------------
Total assets                                                             $    1,073,132    $   2,071,853
                                                                       ====================================

LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable and accrued expenses                                 $      414,378    $     889,871
   Accrued compensation                                                         250,085          217,490
   Unearned revenue                                                             902,465        1,727,505
   Current portion of notes payable                                              18,720           10,466
   Current portion of capital leases                                             11,202           18,304
                                                                       ------------------------------------
Total current liabilities                                                     1,596,850        2,863,636

Notes payable, net of current position                                           22,139           21,180
Capital Leases, net of current position                                               -            6,499
Other Long term liabilities                                                           -           32,813

Shareholders' deficit:
   Common Stock, no par value; 100,000 shares authorized; 1,500 shares issued and outstanding at September 30, 2000 and
     December 31, 1999, respectively                                             10,100           10,100
   Common stock issuable                                                        500,000          500,000
   Deferred stock compensation                                                 (400,000)        (475,000)
   Accumulated deficit                                                         (655,957)        (887,375)
                                                                       ------------------------------------
Total shareholders' deficit                                                    (545,857)        (852,275)
                                                                       ------------------------------------
Total liabilities and shareholders' deficit                              $    1,073,132    $   2,071,853
                                                                       ====================================

SEE ACCOMPANYING NOTES.

                             By Referral Only, Inc.

                              Statements of Income


                                           NINE MONTHS ENDED       YEAR ENDED
                                              SEPTEMBER 30,       DECEMBER 31,
                                                 2000                 1999
                                         -------------------------------------

Net revenues                                $   8,221,361     $   11,982,931
Cost of revenues                                5,010,661          6,246,562
                                         -------------------------------------
Gross profit                                    3,210,700          5,736,369

Selling, general and administrative             2,763,978          5,618,482
                                         -------------------------------------
Income from operations                            446,722            117,887

Interest income                                    17,722             28,140
Interest expense                                   (8,543)           (12,707)
                                         -------------------------------------
Net income                                  $     455,901     $      133,320
                                         =====================================

SEE ACCOMPANYING NOTES.

                             By Referral Only, Inc.

                       Statements of Shareholder's Deficit


                                       COMMON STOCK          COMMON STOCK     DEFERRED STOCK      ACCUMULATED   TOTAL SHAREHOLDERS
                                    SHARES        AMOUNT       ISSUABLE        COMPENSATION        DEFICIT           DEFICIT
                                  -----------------------------------------------------------------------------------------------

Balance at December 31, 1998        1,500     $  10,100       $       -        $       -        $  (890,695)        $ (880,595)
   Issuance of stock purchase
    agreement                           -             -          500,000         (500,000)               -                  -
   Amortization of stock
    compensation                        -             -               -            25,000                -              25,000
   Shareholder distributions            -             -               -                -           (130,000)          (130,000)
   Net income                           -             -               -                -            133,320            133,320
                                 ------------------------------------------------------------------------------------------------
Balance at December 31, 1999        1,500        10,100          500,000         (475,000)         (887,375)          (852,275)
   Amortization of stock
    compensation                        -             -               -            75,000                -              75,000
   Shareholder distributions            -             -               -                -           (224,483)          (224,483)
   Net income                           -             -               -                -            455,901            455,901
                                 ------------------------------------------------------------------------------------------------
Balance at September 30, 2000       1,500     $  10,100       $  500,000       $ (400,000)      $  (655,957)        $ (545,857)
                                 ================================================================================================

      SEE ACCOMPANYING NOTES.

                             By Referral Only, Inc.

                            Statements of Cash Flows

                                                                           NINE MONTHS
                                                                               ENDED          YEAR ENDED
                                                                           SEPTEMBER 30,      DECEMBER 31,
                                                                               2000               1999
                                                                       ------------------------------------
OPERATING ACTIVITIES
Net loss                                                                 $      455,901   $      133,320
   Adjustments to reconcile net loss to net cash used in operating activities:
       Depreciation and amortization                                            141,981          247,786
       Stock-based compensation                                                  75,000           25,000
       Changes in operating assets and liabilities:
         Accounts receivable                                                   (168,507)         770,146
         Unearned revenue                                                      (825,040)        (741,470)
         Other current assets                                                    34,276            3,637
         Accounts payable and accrued expenses                                 (508,306)         438,277
         Accrued compensation                                                    32,595          (30,638)
         Other assets                                                            (2,000)           1,621
                                                                       ------------------------------------
Net cash (used in)/provided by operating activities                            (764,100)         847,679

INVESTING ACTIVITIES
Purchase of property and equipment                                               (2,984)        (167,053)
                                                                       ------------------------------------
Net cash used in investing activities                                            (2,984)        (167,053)

FINANCING ACTIVITIES
Distributions to shareholders                                                        -          (130,000)
Decrease (increase) in distributions and advances to shareholders               357,017         (150,338)
Payments of notes and capital leases                                            (25,743)         (26,745)
                                                                       ------------------------------------
Net cash provided by/(used in) financing activities                             331,274         (307,083)
                                                                       ------------------------------------

Net (decrease) increase in cash and cash equivalents                           (435,810)         373,543
Cash and cash equivalents at beginning or period                                757,835          384,292
                                                                       ------------------------------------
Cash and cash equivalents at end of period                               $      322,025   $      757,835
                                                                       ====================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Taxes paid                                                               $           -    $       12,680
                                                                       ====================================

SUPPLEMENTAL DISCLOSURE OF NONCASH ACTIVITY
Property and equipment acquired through notes payable and
  capital leases                                                         $       21,355   $       67,283
                                                                       ====================================
Property and equipment distributed to shareholders                       $       16,842   $           -
                                                                       ====================================
Distribution of advances to shareholders                                 $      207,641  $            -
                                                                       ====================================

SEE ACCOMPANYING NOTES.

                             By Referral Only, Inc.

                          Notes to Financial Statements

                               September 30, 2000


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION AND BUSINESS

By Referral Only, Inc. (the "Company") is incorporated under the laws of the State of California. The Company is a training institute, teaching realtors and mortgage professionals how to build a referral-based business. Realtors and mortgage lenders attend "Main Event" seminars nationwide. "Main Event", attendees are given the opportunity to sign up for a minimum of one year in the "Coaching Club", where continuing education is made available through quarterly meetings, conference calls and other training materials and tools.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents are highly liquid investments with a maturity of three months or less from the date of purchase.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are depreciated using the straight-line method over the estimated useful lives of the assets (three to five years), except leasehold improvements which are amortized over the lesser of the estimated life of the asset or the remaining lease term.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amounts shown for cash and cash equivalents and accounts receivable approximate their fair values based upon the relatively short-term maturities of these instruments.

                             By Referral Only, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

COMPREHENSIVE INCOME

The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 130, REPORTING COMPREHENSIVE INCOME. SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from non-owner sources. Net income (loss) and other comprehensive income, including foreign currency translation adjustments, and unrealized gains and losses on investments shall be reported, net of their related tax effect, to arrive at comprehensive income (loss). To date there have been no differences between the Company's net income and its total comprehensive income for nine months ended September 30, 2000 and for the year ended December 31, 1999.

REVENUE RECOGNITION

The Company's "Main Event" seminars range in length from two to three days. Revenues from Main Events are recognized when the seminars are delivered. Members in the Company's coaching club program generally sign up for a period of one year. The revenue related to the coaching club are recognized on a pro rata basis over the period the services are provided, generally one year. Unearned revenues represent cash received in advance of the services being rendered.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ADVERTISING COSTS

Advertisting costs are expensed as they occur. The costs for the nine months ended September 30, 2000 and for the year ended December 31, 1999 were not material.

                             By Referral Only, Inc.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company is a S-Corporation for federal and state income tax purposes. Under S-Corporation status, all taxable income and losses are passed through to the shareholders for federal and state purposes.

STOCK-BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 ("APB 25"), ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, and provides pro forma disclosures of net loss as if the minimum value method had been applied in measuring compensation expense in accordance with SFAS 123, ACCOUNTING FOR STOCK-BASED COMPENSATION. Under APB 25, compensation cost is recognized over the vesting period based on the excess, if any, on the date of grant of the estimated fair value of the Company's stock over the employee's exercise price. When the exercise price of the employee stock awards is less than the fair value of the underlying stock on the grant date, deferred stock compensation is recognized and amortized to expense on a straight-line basis over the vesting period of the individual award, which is generally five years. Stock-based awards issued to non-employees are measured using fair value-based methods and are expensed over the period services are provided.

RECENT ACCOUNTING PRONOUNCEMENTS

During December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB No. 101"), which provides guidance on the recognition, presentation and disclosure of revenue in financial statements files with the Securities and Exchange Commission. The Company was originally required to implement SAB No. 101 during the nine months ended September 30, 2000; however, in June 2000, the Securities and Exchange Commission amended SAB No. 101 to delay the required implementation date. As a result, the Company must now implement the related guidelines in the quarter beginning October 1, 2000. The impact of SAB No. 101 it is not expected to have a material effect on the Company's operations.

                             By Referral Only, Inc.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which will be effective for the Company on January 1, 2001. SFAS No. 133 will require recognition of all derivatives on the Company's balance sheet at fair value. The Company believes the adoption of SFAS No. 133 will not have a material effect on the financial statements.

2.  ADVANCES TO STOCKHOLDERS

Advances are made to Stockholders to enable them to pay their estimated personal income taxes on their proportionate share of the Company's taxable income. These advances are due upon demand, bear interest at 6% per annum, and are unsecured. The advances may be reclassified to shareholder distributions, as actual income is determined. Net stockholder advances totaled $564,658 at December 31, 1999.

3.  PROPERTY AND EQUIPMENT

Property and equipment consist of the following at:

                                            SEPTEMBER 30,       DECEMBER 31,
                                                2000               1999
                                      ---------------------------------------

   Vehicles                             $      57,855        $    197,639
   Machinery and equipment                    119,935             119,935
   Furniture and fixtures                     116,140             116,140
   Computers and software                     441,930             438,946
   Leasehold Improvements                     133,618             133,618
                                      ---------------------------------------
                                              869,478           1,006,278
   Accumulated depreciation                   665,144             667,460
                                      ---------------------------------------
   Total property and equipment         $     204,334        $    338,818
                                      =======================================

                             By Referral Only, Inc.

4.  LEASE COMMITMENTS

The Company leases its facility under a noncancelable lease. Rent expense was $60,892 and $77,874 for the nine months ended September 30, 2000 and for the year ended December 31, 1999 respectively. At September 30, 2000 annual minimum future payments under the Company's capital and operating leases are as follows:

                                               CAPITAL          OPERATING
Twelve months ending September 30,              LEASES            LEASES
                                            ------------      ------------
2001                                         $  11,562         $  61,213
2002                                                 -            43,985
2003                                                 -            12,789
                                            ------------      ------------
Total minimum lease payments                 $  11,562         $ 117,987
Amount representing interest                       360        ============
                                            ------------
Present value of minimum capital lease
 obligations                                 $  11,202
                                            ============

The cost of equipment acquired under capital leases is included in property and equipment, and amounted to $34,783 and accumulated amortization was $20,290 and $11,594 as of September 30, 2000 and December 31, 1999 respectively.

                             By Referral Only, Inc.

5.  FINANCING ARRANGEMENTS

The following summarizes the Company's long-term notes payable arrangements:

                                                                  SEPTEMBER 30,     DECEMBER 31,
                                                                      2000              1999
                                                                  ------------      ------------
Note payable to finance company, secured by vehicle,
      payable in monthly installments of $601 including
      interest at 9.5% per annum, due May 2003                     $  17,989         $      -

Note payable to finance company, secured by a vehicle,
     payable in monthly installments of $960 including
     interest at 3.9% per annum, due November 2002                    22,870           31,646
                                                                  ------------      -----------
                                                                      40,859           31,646
Less current portion                                                  18,720           10,466
                                                                  ------------      -----------
                                                                   $  22,139         $ 21,180
                                                                  ============      ===========

Annual principal maturities of the notes payable as of September 30, 2000 are a follows:

          2001                                                $  18,720
          2002                                                   18,345
          2003                                                    3,794
                                                             ------------
                                                              $  40,859
                                                             ============

                             By Referral Only, Inc.

6. COMMON STOCK

In October of 1999 the Company entered into a stock purchase and restricted stock agreement with an employee to purchase 79 shares of the Company's stock. The shares of the stock were not issued as of September 30, 2000. The stock issuable under this agreement vests 20% per year over a five-year period. The Company has the option to repurchase, at the original purchase price, unvested shares in the event of termination of employment. The Company also has the option to repurchase, at the fair value of such stock on the date of separation, vested shares in the event of termination. The Common stock issuable under the stock purchase agreement was offered below the estimated fair value, for financial reporting purposes, of the stock at the time of the agreement. As a result the Company has recorded deferred compensation in the amount $500,000 during the year ended December 31, 1999. The deferred compensation is being amortized to expense on a straight-line basis. Such amortization totaled $75,000 and $25,000 for the nine-months ended September 30, 2000 and for the year ended December 31, 1999 respectively.

7.  EMPLOYEE SAVINGS PLAN

In January 2000 the Company established a qualified 401(k), employee saving and profit sharing plan for the benefit of its employees. Substantially all employees are eligible to participate in the plan. Under the plan, employees can contribute and defer taxes on compensation contributed. The Company also matches 50% of the participant's contribution up to 9% of the participant's compensation. The Company also has the option to make an additional profit sharing contribution to the plan. For the nine months ended September 30, 2000 the Company contributed $42,337.

                             By Referral Only, Inc.

8.  LITIGATION

The Company is involved in litigation filed against it in 1998 and 2000, which is currently scheduled for arbitration in January 2001. The court actions and the arbitration involve claims against BRO for copyright infringement, breach of contracts, conspiracy, fraud, misappropriation, wrongful death, unjust enrichment and tortuous interferences. The amounts claimed begin at $4 million and also ask for reimbursement of attorney fees, actual and punitive damages for some matters. Although the ultimate outcome of these matters is not presently determinable, management believes that the resolution of all such pending matters will not have a material adverse affect on the Company's financial position or liquidity.

In January 2000 the Company entered into a settlement agreement related to a copyright lawsuit filed against the Company. The agreement requires the Company to pay $105,000, beginning in February 2000, two monthly installments of $15,000 and 16 monthly installments of $4,688 thereafter. The accrued settlement costs of $46,875 and $105,000 are included in accrued expenses at September 30, 2000 and December 31, 1999 respectively.

9.  SUBSEQUENT EVENTS

In October 2000 the Company signed a definitive agreement to be acquired by EntrePort Corporation. Pursuant to the definitive agreement the Company shareholders will exchange all of the issued and outstanding common stock for $4,000,000 in cash and 2,250,000 shares of Entreport Corporation stock. The sale is subject to certain closing conditions including EntrePort Corporation's receipt of $5,000,000 of capital financing. The shareholders of the Company have agreed to indemnify EntrePort against any adverse outcome from the arbitration discussed above.

ENTREPORT CORPORATION AND UNIVERSITY.COM, INC. AND BY REFERRAL ONLY, INC

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


The following unaudited pro forma combined condensed financial information gives effect to the proposed acquisition by EntrePort of University.com and By Referral Only which will be accounted for under the purchase method. The unaudited pro forma combined condensed balance sheet is based on the individual historical balance sheets of EntrePort, University.com and By Referral Only and has been prepared to reflect the acquisition by EntrePort of University.com and By Referral Only as if the acquisitions had occurred as of September 30, 2000. The unaudited pro forma combined condensed statement of operations is based on the individual historical statements of operations of EntrePort and University.com and By Referral Only and combines the results of operations of EntrePort for the year ended December 31, 1999 and the nine-month period ended September 30, 2000 with the results of operations for University.com and By Referral Only as if the acquisitions had occurred as of January 1, 1999.

The pro forma combined condensed financial information is presented for illustrative purposes only and is not necessarily indicative of the financial position or operating results that would have been achieved if the acquisition had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future financial position or operating results of EntrePort. The pro forma combined condensed financial information does not give effect to any cost savings (other than those discussed in 2(c) to the Unaudited Pro Forma Combined Condensed Financial information notes) or restructuring and integration costs that may result from the integration of EntrePort's and University.com's and By Referral Only's operations. The costs related to restructuring and integration have not yet been determined.

The unaudited pro forma combined condensed financial information should be read in conjunction with the audited financial statements and accompanying notes of EntrePort and the audited financial statements and accompanying notes of University.com and By Referral Only which are included elsewhere in the proxy statement herein.

The unaudited condensed financial statements as of and for the nine months ended September 30, 2000 have been prepared in accordance with generally accepted accounting principles applicable to interim financial information and in the opinion of EntrePort's and University.com's respective managements include all adjustments necessary for a fair presentation of the interim financial information for the period presented.

                                             EntrePort Corporation

                                  Pro Forma Condensed Combined Balance Sheet

                                              September 30, 2000
                                                  (Unaudited)

                                                   EntrePort   University  By Referral
                                                  Corporation   .com Inc.   Only, Inc.            Pro Forma
                                                -------------  ----------  -----------  ----------------------------
ASSETS                                                          Historical               Adjustments     Consolidated
                                                --------------------------------------  ------------     ------------

Current assets:
   Cash and cash equivalents                    $  4,384,690  $   45,316  $  322,025  $   472,684 (B) $ 5,224,715
   Accounts receivable                                    --      34,453     528,961           --         563,414
   Investments                                       399,500          --          --           --         399,500
   Debt issue costs                                       --     419,430          --     (419,430)(A)          --
   Other current assets                               28,372      10,023      11,475           --          49,870
                                                ------------- ----------- ----------- ------------    ------------

          Total current assets                     4,812,562     509,222     862,461       53,254       6,237,499

Property and equipment at cost, net                  569,405     203,235     204,334           --         976,974
Website development costs, net                       418,066      80,454          --           --         498,520
Domain acquisition costs, net                             --     265,000          --     (265,000)(B)          --
Acquired intangibles and goodwill, net                    --          --          --   29,037,230 (B)  29,037,230
Other assets                                         440,179       7,546       6,337     (418,000)(B)      36,062
                                                ------------- ----------- ----------- ------------    ------------

                                                $  6,240,212  $1,065,457  $1,073,132  $28,407,484     $36,786,285
                                                ============= =========== =========== ============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                             $    430,220  $   28,177  $  414,378           --     $   872,775
   Accrued liabilities                               187,306     109,228     280,007           --         576,541
   Deferred revenue                                       --      14,805     902,465           --         917,270
   Line of credit                                         --     359,020          --     (359,020)(A)          --
   Current portion of notes and leases payable        83,136     100,000          --           --         183,136
                                                ------------- ----------- ----------- ------------    ------------
          Total current liabilities                  700,662     611,230   1,596,850     (359,020)      2,549,722

Long term portion of notes and leases payable         89,737          --      22,139           --         111,876
Deferred income tax liability                             --          --          --    2,000,000 (C)   2,000,000

Stockholders' equity:
   Preferred stock                                        --          --          --        1,860 (B)       1,860
   Common stock                                       11,681     117,405      10,100     (119,645)(B)      19,541
   Common stock issuable                                  --          --     500,000     (500,000)             --
   Additional paid-in capital                     10,516,587   3,526,762          --   23,523,876 (B)  37,567,225
   Deferred compensation                             (37,899)         --    (400,000)      14,516 (B)    (423,383)
   Accumulated deficit                            (5,040,556) (3,189,940)   (655,957)   3,845,897 (B)  (5,040,556)
                                                ------------- ----------- ----------- ------------    ------------

          Total stockholders' equity               5,449,813     454,227    (545,857)  26,766,504      32,124,687
                                                ------------- ----------- ----------- ------------    ------------

                                                $  6,240,212  $1,065,457  $1,073,132  $28,407,484     $36,786,285
                                                ============= =========== =========== ============    ============

                                        EntrePort Corporation

                        Pro Forma Combined Condensed Statement of Operations

                                    Year Ended December 31, 1999
                                             (Unaudited)


                                             EntrePort    University  By Referral
                                             Corporation   .com Inc.   Only, Inc.                Pro Forma
                                           -------------- ----------  -----------  ---------------------------------
                                                          Historical                  Adjustments       Consolidated
                                           --------------------------------------  ---------------     -------------


Revenues                                   $    11,911   $     7,400   $11,982,931   $        --         $  12,002,242

Costs and expenses:
   Cost of revenues                                 --            --     6,246,562                           6,246,562
   Product development                          97,579       241,201            --            --               338,780
   Selling, general and administrative       1,796,990       678,207     5,618,482     5,324,723  (C)       13,418,402
                                           ------------  ------------  ------------  ------------       ---------------

       Total costs and expenses              1,894,569       919,408    11,865,044     5,324,723            20,003,744

Loss from operations                        (1,882,658)     (912,008)      117,887    (5,324,723)           (8,001,502)
Interest income (expense), net                  (9,154)          335        15,433            --                 6,614
                                           ------------  ------------  ------------  ------------       ---------------

Earnings (loss) before taxes                (1,891,812)     (911,673)      133,320    (5,324,723)           (7,994,888)
Provision for income taxes                          --            --            --       400,000  (D)          400,000
                                           ------------  ------------  ------------  ------------       ---------------

Net loss                                   $(1,891,812)  $  (911,673)  $   133,320   $(4,924,723)        $  (7,594,888)
                                           ============  ============  ============  ============       ===============

Basic loss per share                       $    (0.31)                                                   $      (0.55)
Diluted loss per share (4)                 $    (0.31)                                                   $      (0.55)
Weighted average shares outstanding:
       Basic                                 6,068,605                                 7,859,788  (E)       13,928,393
       Disluted                              6,068,605                                 7,859,788  (E)       13,928,393

                                        EntrePort Corporation

                        Pro Forma Combined Condensed Statement of Operations

                            For The Nine Months Ended September 30, 2000
                                             (Unaudited)


                                                 EntrePort   University By Referral
                                               Corporation  .com Inc.    Only, Inc.                Pro Forma
                                               -----------------------  -----------   --------------------------------
                                                            Historical                  Adjustments      Consolidated
                                               ------------------------------------   ----------------   -------------


Revenues                                     $   173,947   $  223,423   $8,221,361    $        --         $  8,618,731

Costs and  expenses:
    Cost of revenues                             961,308       84,135    5,010,661             --            6,056,104
    Product development                          419,754    1,004,552           --             --            1,424,306
    Selling, general and administrative        2,114,372    1,090,282    2,763,978      3,993,538 (C)        9,962,170
                                             ------------ -----------   -----------    -----------         ------------

        Total costs and expenses               3,495,434    2,178,969    7,774,639      3,993,538           17,442,580

Loss from operations                          (3,321,487)  (1,955,546)     446,722     (3,993,538)          (8,823,849)
Interest income (expense), net                   178,586     (211,768)       9,179             --              (24,003)
                                             ------------ -----------   -----------    -----------         ------------

Earnings (loss) before taxes                  (3,142,901)  (2,167,314)     455,901     (3,993,538)          (8,847,852)
Provision for income taxes                            --           --           --        300,000 (D)          300,000
                                             ------------ ------------  -----------   ------------         ------------

Net income (loss)                            $(3,142,901  $(2,167,314)  $  455,901    $(3,693,538)         $(8,547,852)
                                             ============ ============  ===========   ============         ============

Basic loss per share                         $     (0.30)                                                  $     (0.47)
Diluted loss per share (4)                   $     (0.30)                                                  $     (0.47)
Weighted average shares outstanding:
        Basic                                 10,411,858                                7,859,788 (E)        18,271,646
        Disluted                              10,411,858                                7,859,788 (E)        18,271,646

                                                      P-4

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS


1. PRO FORMA BASIS OF PRESENTATION AND ADJUSTMENTS

On October 24, 2000, the Company signed a definitive agreement to acquire University.com, Inc. ("University.com") in a stock-for stock transaction. Pursuant to the merger agreement, the Company will issue 5,609,788 shares of its common stock to the shareholders of University.com in exchange for all the issued and outstanding securities of University.com. The Company will also assume certain warrants and options issued by University.com, which upon assumption by the Company will require the Company to issue upon their exercise up to 1,157,032 additional shares of common stock. The acquisition is subject to certain closing conditions, including the approval by both the Company's and University.com's stockholders, and the complete paydown of the existing line of credit balance by the University.com stockholders, and is expected to close prior to January 31, 2001.

On October 25, 2000, the Company signed a definitive agreement to acquire By Referral Only, Inc. ("By Referral Only") in a stock and cash merger transaction. Pursuant to the merger agreement, the Company will pay the shareholders of By Referral Only $4,000,000 cash and issue to them 2,250,000 shares of the Company's common stock in exchange for all the issued and outstanding securities of By Referral Only. By Referral Only has no outstanding stock options or warrants. The closing of the acquisition is subject to certain customary closing conditions, including the Company's receipt of at least an additional $5,000,000 of capital at a purchase price of $3.00 per share. In the event the capital is raised at a per share price of less than $3.00, the number of shares issuable to shareholders of By Referral Only is subject to change. However, management believes it will sell convertible preferred securities at a price greater than $3.00. Accordingly, the pro forma combined condensed financials assume that only
2.25 million common shares will be issued to acquire By Referral Only. The acquisition is expected to close prior to January 31, 2001.

The unaudited pro forma combined condensed financial information assumes the acquisition by EntrePort of Unverisity.com and By Referral Only in transactions to be accounted for under the purchase method. The unaudited pro forma combined condensed balance sheet is based on the individual balance sheets of EntrePort and University.com and By Referral Only and has been prepared to reflect the acquisition by EntrePort of University.com and By Referral Only as if the acquisition had occurred as of September 30, 2000. The unaudited pro forma combined condensed statement of operations is based on the individual statements of operations for University.com and By Referral Only and combines the results of operations of EntrePort for the year ended December 31, 1999 and the nine months ended September 30, 2000 with the results of operations of University.com and By Referral Only as if the acquisition occurred as of January 1, 1999.

The valuation of EntrePort common stock is based on its weighted average closing prices three days prior and three days following the announcement of the respective mergers. Based on the consideration issued in the transaction, and the related costs, the total purchase price of University.com is approximately $16.5 million and By Referral Only is approximately $10.5 million determined as follows (in thousands):

                              University.Com     By Referral Only      Total
                              --------------     ----------------   ------------

Common stock issued                  $16,013           $ 6,047       $  22,060
Acquisition costs                        450               450             900
Cash                                       -             4,000           4,000
                                    --------          --------       ---------
Total consideration                  $16,463           $10,497       $  26,960
                                    ========          ========       =========

Of the total acquisition costs of $900,000, $418,000 was incurred through September 30, 2000 and the remainder will be paid at the closing.

Although EntrePort has not conducted an independent valuation of the tangible and intangible assets acquired in order to allocate the purchase price in accordance with Accounting Principles Board Opinion No. 16, the purchase price was allocated as follows based upon management's best estimate of the acquired tangible and intangible assets (in thousands):

                                              University.Com    By Referral Only      Total
                                              --------------    ----------------    ----------
Current assets acquired                         $     44          $    862          $    906
Property and equipment, and other assets             291               211               502
Goodwill                                           8,729             8,043            16,772
Intangible assets, primarily customer list         7,265             5,000            12,265
Liabilities assumed                                 (251)           (1,619)           (1,870)
Deferred compensation                                385                 -               385
Deferred income taxes                                  -            (2,000)           (2,000)
                                                ---------         ---------         ---------
Total consideration                             $ 16,463          $ 10,497          $ 26,960
                                                =========         =========         =========

The goodwill and acquired intangibles will be amortized over an estimated weighted average life of five years. The amortization of the deferred compensation will be amortized over an estimated average vesting period of 21 months.

2. PRO FORMA ADJUSTMENTS TO PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

(A) To eliminate the bank line of credit assumed by the University.com shareholders, net of the cash balance at September 30, 2000. To also eliminate the related unamortized debt issue costs.

(B) To record the acquisition of University.com and By Referral Only by EntrePort and to eliminate the investment in University.com and By Referral Only by EntrePort. See footnote number 1 above for a description of the transaction.

(C) To record amortization of goodwill, acquired intangibles and deferred compensation. Also, to record the effect of contractually agreed-upon salary reductions that are expected to have an ongoing impact as follows (in thousands):

                                                      1999             2000
                                                      ----             ----

Amortization of intangibles                          $5,755           $4,316
Amortization of deferred compensation                   220              165
Salary reductions                                      (650)            (487)
                                                   ---------         --------
                                                     $5,325           $3,994
                                                   =========         ========

(D) To record the reversal of deferred income tax liability related to the amortization of the intangibles at By Referral Only ($400,000 in 1999 and $300,000 in 2000).

(E) The proforma combined basic and diluted weighted average shares outstanding is calculated as follows:

                                                    1999               2000
                                                    ----               ----

EntrePort historical average shares              6,068,605        10,411,858
Shares issued to University.com                  5,609,788         5,609,788
Shares issued to By Referral Only                2,250,000         2,250,000
                                                ----------        ----------
                                                13,928,393        18,271,646
                                                ==========        ==========

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                              ENTREPORT CORPORATION

                            UNIVERSITY MERGER CORP.,

                                       AND

                              UNIVERSITY.COM, INC.







                                OCTOBER 24, 2000

                          AGREEMENT AND PLAN OF MERGER



         THIS AGREEMENT is dated as of October 24, 2000, by and among Entreport Corporation, a Florida corporation ("PARENT"), University Merger Corp., a Minnesota corporation and wholly-owned subsidiary of Parent ("MERGER SUBSIDIARY"), and University.com, Inc., a Minnesota corporation (the "COMPANY").

         WHEREAS, the Company is in the business of developing, hosting, managing and providing support for online training and education portals (the "BUSINESS"); and

         WHEREAS, the Boards of Directors of Parent, Merger Subsidiary, and the Company have approved the merger of Merger Subsidiary with and into the Company (the "MERGER") upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger will qualify as a reorganization within the meaning of Section 368(a)(1)(A) and (a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the parties hereto desire to make certain representations, warranties, and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants, and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1
                        THE MERGER; CONVERSION OF SHARES

         1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.2 hereof), Merger Subsidiary will be merged with and into the Company in accordance with the provisions of the Minnesota Business Corporation Act (the "MBCA"), whereupon the separate corporate existence of Merger Subsidiary will cease, and the Company will continue as the surviving corporation (the "SURVIVING CORPORATION"). >From and after the Effective Time, the Surviving Corporation will possess all the rights, privileges, powers, and franchises and be subject to all the restrictions, disabilities, and duties of the Company and Merger Subsidiary, all as more fully described in the MBCA.

         1.2 EFFECTIVE TIME. As soon as practicable after each of the conditions set forth in Article 6 and Article 7 has been satisfied or waived, the Company and Merger Subsidiary will file, or cause to be filed, with the Secretary of State of the State of Minnesota Articles of Merger (including a plan of merger) for the Merger, which Articles will be in the form required by and executed in accordance with the applicable provisions of the MBCA. The Merger will become effective at the time such filing is made or, if agreed to by Parent and the Company, such later time or date set forth in the Articles of Merger (the "EFFECTIVE TIME").

         1.3 CLOSING. Unless this Agreement has been terminated and the transactions contemplated herein have been abandoned pursuant to Article 7 hereof the closing of the Merger (the "CLOSING"), will take place at a time and on a date (the "CLOSING DATE") to be specified by the parties, which will be no later than January 31, 2001; provided, however, that all of the conditions provided for in Articles 6 and 7 hereof have been satisfied or waived by such date. The Closing will be held at the offices of Oppenheimer Wolff & Donnelly LLP, 500 Newport Center Drive, Suite 700, Newport Beach, California 92660, or such other place as the parties may agree, at which time and place the documents and instruments necessary or appropriate to effect the transactions contemplated herein will be exchanged by the parties. Except as otherwise provided herein, all actions taken at the Closing will be deemed to be taken simultaneously.

         1.4 CONVERSION OF SHARES. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of any holder of any share of capital stock of the Company or Merger
Subsidiary:

                  (a) Each share of common stock of the Company, par value $.01 per share ("COMPANY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares, as defined in Section 1.5 hereof, and except for shares referred to in Section 1.4(b) hereof) will be converted into the right to receive that fraction of a share of common stock of the Parent, par value $.001 per share ("PARENT COMMON STOCK"), equal to 1.75 divided by the average closing price per share of Parent Common Stock as reported on the American Stock Exchange for the ten (10) consecutive trading days immediately preceding and including October 18, 2000 (the "EXCHANGE RATIO"); provided that the Exchange Ratio will not be less than 0.35 or more than 0.5833 (except as provided pursuant to Section 1.4(e)). The amount of Parent Common Stock into which each such share of Company Common Stock is converted is referred to herein as the "MERGER CONSIDERATION".

                  (b) Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time that is then owned beneficially or of record by Parent, Merger Subsidiary, or any direct or indirect subsidiary of Parent or the Company will be canceled without payment of any consideration therefor and without any conversion thereof.

                  (c) Each share of any other class of capital stock of the Company (other than Company Common Stock) will be canceled without payment of any consideration therefor and without any conversion thereof.

                  (d) Each share of common stock of Merger Subsidiary, par value $.01 per share ("MERGER SUBSIDIARY COMMON STOCK"), issued and outstanding immediately prior to the Effective Time will be converted into one share of the common stock of the Surviving Corporation, par value $.01 per share ("SURVIVING CORPORATION COMMON STOCK").

                  (e) Notwithstanding the foregoing, if and to the extent that Parent pays any Bank Indebtedness (as defined in Section 4.12), the Merger Consideration otherwise payable at the Closing with respect to each share of Company Common Stock will be reduced by a fraction, the numerator of which is equal to the amount of the Bank Indebtedness multiplied by 0.5, and the denominator of which is equal to the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time.

         1.5 DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, each outstanding share of Company Common Stock, the holder of which has demanded and perfected such holder's right to dissent from the Merger and to be paid the fair value of such shares in accordance with Sections 302A.471 and 302A.473 of the MBCA and, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("DISSENTING SHARES"), will not be converted into or represent a right to receive Parent Common Stock into which shares of Company Common Stock are converted pursuant to Section 1.4 hereof, but the holder thereof will be entitled only to such rights as are granted by the MBCA. Parent will cause the Company to make all payments to holders of shares of Company Common Stock with respect to such demands in accordance with the MBCA. The Company will give Parent (i) prompt written notice of any notice of intent to demand fair value for any shares of Company Common Stock, withdrawals of such notices, and any other instruments served pursuant to the MBCA and received by the Company, and (ii) the opportunity to conduct jointly all negotiations and proceedings with respect to demands for fair value for shares of Company Common Stock under the MBCA. The Company will not, except with the prior written consent of Parent or as otherwise required by law, voluntarily make any payment with respect to any demands for fair value for shares of Company Common Stock or settle or offer to settle any such demands.

         1.6 RETAINED CONSIDERATION. Notwithstanding the Merger Consideration that would otherwise be payable to the shareholders of the Company upon consummation of the Merger, the Parent will be entitled to retain twenty percent (20%) of the total number of shares of Parent Common Stock comprising the Merger Consideration (the "RETAINED CONSIDERATION") to offset any claims made by the Parent for indemnification pursuant to Article 8 hereof. The Retained Consideration will be deposited into a third party escrow account pursuant to an escrow agreement mutually acceptable to the parties. The Retained Consideration will remain in the escrow account for a period one year after the Effective Time (the "ESCROW PERIOD"). Any portion of the Retained Consideration that has not been used to offset any such indemnification claims as of the expiration of the Escrow Period will be distributed to the shareholders of the Company in accordance with Section 1.7(b).

         1.7 EXCHANGE OF COMPANY COMMON STOCK.

                  (a) At the Closing, the Company will arrange for each holder of record (a "SHAREHOLDER") of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Company Common Stock ("COMPANY CERTIFICATES") to deliver to the Parent such holder's Company Certificates, together with appropriate stock powers signed by such holders, in exchange for the number of whole shares of Parent Common Stock into which such shares have been converted as provided in Section 1.4(a) other than the portion attributable to the Retained Consideration, and the Company Certificate(s) so surrendered will be canceled.

                  (b) After the expiration of the Escrow Period, each holder of record of Company Certificates surrendered pursuant to Section 1.7(a) will be entitled to receive, in addition to the Merger Consideration received pursuant to Section 1.7(a), the proportion of the Retained Consideration to which they otherwise would have been entitled pursuant to Section 1.7(a), less any portion used to offset any indemnification claims of the Parent.

                  (c) All shares of Parent Common Stock issued upon the surrender for exchange of Company Common Stock in accordance with the terms hereof (including any cash paid for fractional shares pursuant to Section 1.7(e) hereof) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

                  (d) As of the Effective Time, the holders of Company Certificates representing shares of Company Common Stock will cease to have any rights as shareholders of the Company, except such rights, if any, as they may have pursuant to the MBCA. Except as provided above, until such Company Certificates are surrendered for exchange, each such Company Certificate will, after the Effective Time, represent for all purposes only the right to receive the number of whole shares of Parent Common Stock into which the shares of Company Common Stock have been converted pursuant to the Merger as provided in Section 1.4(a) hereof (subject to the Parent's right of set-off against the Retained Consideration) and the right to receive the cash value of any fraction of a share of Parent Common Stock as provided in Section 1.6(d) hereof.

                  (e) No fractional shares of Parent Common Stock will be issued upon the surrender for exchange of Company Certificates, no dividend or other distribution of Parent will relate to any fractional share, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent. All fractional shares of Parent Common Stock to which a holder of Company Common Stock immediately prior to the Effective Time would otherwise be entitled, at the Effective Time, will be aggregated if and to the extent multiple Company Certificates of such holder are submitted together to Parent. If a fractional share results from such aggregation, then (in lieu of such fractional share) Parent will pay to each holder of shares of Company Common Stock who otherwise would be entitled to receive such fractional share of Parent Common Stock an amount of cash (without interest) equal to the value of such fraction of a share based on the Exchange Ratio.

         1.8 EXCHANGE OF MERGER SUBSIDIARY COMMON STOCK. From and after the Effective Time, each outstanding certificate previously representing shares of Merger Subsidiary Common Stock will be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation Common Stock into which such shares of Merger Subsidiary Common Stock have been converted. Promptly after the Effective Time, the Surviving Corporation will issue to Parent a stock certificate or certificates representing such shares of Surviving Corporation Common Stock in exchange for the certificate or certificates that formerly represented shares of Merger Subsidiary Common Stock, which will be canceled.

         1.9 STOCK OPTIONS.

                  (a) Subject to Section 1.9(b), at the Effective Time, all rights with respect to each option to purchase Company Common Stock (a "COMPANY OPTION") then outstanding will be converted into and become rights with respect to Parent Common Stock, and Parent will assume each such Company Option (an "ASSUMED Option") in accordance with the requirements of Section 424(a) of the Code (as in effect as of the date of this Agreement) and the terms of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Assumed Option may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Assumed Option will be equal to the number of shares of Company Common Stock subject to the Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding to the nearest whole share, (iii) the per share exercise price under each Assumed Option will be adjusted by dividing the per share exercise price under such Company Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Option will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option will otherwise remain unchanged; provided, however, that each Assumed Option will, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction subsequent to the Effective Time. It is the intention of the parties that each Assumed Option will qualify, immediately after the Effective Time, as incentive stock options under Section 422 of the Code to the same extent those options qualified as such incentive stock options immediately prior to the Effective Time. Within 20 business days after the Effective Time, Parent will issue to each person who, immediately after the Effective Time, was a holder of an Assumed Option a document in form and substance reasonably satisfactory to the Company evidencing the foregoing assumption of such Company Option by Parent.

                  (b) Notwithstanding anything to the contrary contained in this
         Section 1.9, in lieu of assuming outstanding Company Options in accordance with Section 1.9(a), Parent may, at its election, cause such outstanding Company Options to be replaced by issuing substantially equivalent replacement stock options in substitution therefor, which replacement stock options will include equivalent terms relating to acceleration, vesting and the effect of a change in control. Nothing in this Section 1.9(b) will be construed to eliminate any vested right of a holder of any Company Option.

         1.10 CAPITALIZATION CHANGES. If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock are changed into a different number of shares or a different class by reason of any reclassification, stock-split, combination, exchange of shares, stock dividend or similar change in the capitalization of Parent, all per-share price amounts and calculations set forth in this Agreement will be appropriately adjusted.

         1.11 ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of Merger Subsidiary, as in effect immediately prior to the Effective Time, will be the Articles of Incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law; provided, however, that upon the Effective Time, Article 1 of the Articles of Incorporation of the Surviving Corporation will be amended to read in its entirety as follows: "The name of the corporation will be University.com, Inc."

         1.12 BYLAWS OF THE SURVIVING CORPORATION. The Bylaws of Merger Subsidiary, as in effect immediately prior to the Effective Time, will be the Bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

         1.13 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors and officers of Merger Subsidiary immediately prior to the Effective Time will be the directors and officers, respectively, of the Surviving Corporation until their respective successors are duly elected and qualified.

                                   ARTICLE 2
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to Parent as follows:

         2.1 DISCLOSURE SCHEDULE. The disclosure schedule attached hereto as
EXHIBIT 2.1 (the "DISCLOSURE SCHEDULE") is divided into sections that correspond to the sections of this Article 2. The Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 2.

         2.2 CORPORATE ORGANIZATION, ETC. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota with the requisite corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets, is duly qualified or licensed to do business as a foreign corporation in good standing in every other jurisdiction in which the character or location of the properties and assets owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except in such jurisdictions in which the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. The Disclosure Schedule contains a list of all jurisdictions in which the Company is qualified or licensed to do business and includes complete and correct copies of the Company's articles of incorporation and bylaws. The Company does not own or control any capital stock of any corporation or any interest in any partnership, joint venture or other entity.

         2.3 CAPITALIZATION. The authorized capital stock of the Company is set forth in the Disclosure Schedule. The number of shares of the capital stock of the Company outstanding, as of the date of this Agreement and as set forth in the Disclosure Schedule, represent all of the issued and outstanding capital stock of the Company. All issued and outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable and are without, and were not issued in violation of, preemptive rights. There are no shares of capital stock or other equity securities of the Company outstanding or any securities convertible into or exchangeable for such shares, securities or rights. Other than as set forth on the Disclosure Schedule and pursuant to this Agreement, there is no subscription, option, warrant, call, right, contract, agreement, commitment, understanding or arrangement to which the Company is a party, or by which it is bound, with respect to the issuance, sale, delivery or transfer of the capital stock of the Company, including any right of conversion or exchange under any security or other instrument. The Company has no subsidiaries.

         2.4 AUTHORIZATION, ETC. The Company has all requisite corporate power and authority to enter into, execute, deliver, and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by the Company and is the valid and binding legal obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, moratorium, principles of equity and other limitations limiting the rights of creditors generally.

         2.5 NON-CONTRAVENTION. Except as set forth in the Disclosure Schedule, neither the execution, delivery and performance of this Agreement, and each other agreement to be entered into in connection with this Agreement, nor the consummation of the transactions contemplated herein will:

                  (a) violate, contravene or be in conflict with any provision of the articles of incorporation or bylaws of the Company;

                  (b) be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to any right of termination, cancellation, imposition of fees or penalties under any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which the Company is a party or by which the Company or any of the Company's properties or assets is or may be bound;

                  (c) result in the creation or imposition of any pledge, lien, security interest, restriction, option, claim or charge of any kind whatsoever ("ENCUMBRANCES") upon any property or assets of the Company under any debt, obligation, contract, agreement or commitment to which the Company is a party or by which the Company or any of the Company's assets or properties are bound; or

                  (d) materially violate any statute, treaty, law, judgment, writ, injunction, decision, decree, order, regulation, ordinance or other similar authoritative matters (referred to herein individually as a "LAW" and collectively as "LAWS") of any foreign, federal, state or local governmental or quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority (referred to herein individually as an "AUTHORITY" and collectively as "AUTHORITIES").

         2.6 CONSENTS AND APPROVALS. Except as set forth in the Disclosure Schedule, with respect to the Company, no consent, approval, order or authorization of or from, or registration, notification, declaration or filing with ("CONSENT") any individual or entity, including without limitation any Authority, is required in connection with the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated herein.

         2.7 FINANCIAL STATEMENTS. The Disclosure Schedule contains a copy of the balance sheet of the Company as of December 31, 1999, together with a copy of the balance sheet of the Company as of September 30, 2000 (the "MOST RECENT BALANCE SHEET") and statements of income and cash flows for the Company for the twelve-month period ended December 31, 1999, together with a statement of income for the nine months ended September 30, 2000 (the "MOST RECENT INCOME STATEMENT") and the Company's balance sheets as of December 31, 1998 and statements of income, cash flows and shareholders' equity for the period from inception (June 12, 1998) to December 31, 1998 (collectively, the "FINANCIAL STATEMENTS"). Except as disclosed therein or in the Disclosure Schedule, the aforesaid Financial Statements: (i) are in accordance with the books and records of the Company and have been prepared in conformity with GAAP consistently applied for all periods (except as stated therein or in the notes thereto); and
(ii) are true, complete and accurate in all material respects and fairly present the financial position of the Company as of the respective dates thereof, and the income or loss, changes in shareholders' equity and changes in cash flows (or financial position) for the periods then ended, except that the Most Recent Balance Sheet and the Most Recent Income Statement do not contain all required footnotes and are subject to normal year-end adjustments. The Company's balance sheets as of December 31, 1998 and December 31, 1999, and statements of income and cash flows for the respective twelve-month periods then ended, have been audited in accordance with United States generally accepted auditing standards.

         2.8 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any material liabilities, obligations or claims of any kind whatsoever, whether secured or unsecured, accrued or unaccrued, fixed or contingent, matured or unmatured, known or unknown, direct or indirect, contingent or otherwise and whether due or to become due (referred to herein individually as a "LIABILITY" and collectively as "LIABILITIES"), other than: (a) Liabilities that are fully reflected or reserved for in the Most Recent Balance Sheet; (b) Liabilities that are set forth on the Disclosure Schedule; (c) Liabilities incurred by the Company in the ordinary course of business after the date of the Most Recent Balance Sheet and consistent with past practice and in an amount not to exceed $25,000 individually or in the aggregate (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of Law) unless such amounts are disclosed on the Disclosure Schedule; or (d) Liabilities for express executory obligations to be performed after the Closing under the contracts described in Section 2.19 of the Disclosure Schedule (other than any express executory obligations that might arise due to any default or other failure of performance by the Company prior to the Closing Date).

         2.9 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Disclosure Schedule, since the date of the Most Recent Balance Sheet, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

                  (a) the Company has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Company;

                  (b) the Company has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on the Company; and

                  (c) no event has taken place which if consummated following the date hereof would constitute a violation of Section 4.2 hereof.

         2.10 ASSETS. Except as set forth in the Disclosure Schedule, the Company has good and marketable title to all of its assets and properties, whether or not reflected in the Most Recent Balance Sheet or acquired after the date thereof (except for properties sold or otherwise disposed of since the date thereof in the ordinary course of business and consistent with past practices), that relate to or are necessary for the Company to conduct its business and operations as currently conducted, including, without limitation, all (i) of the Company's training course software and content and all intellectual property rights related to such software and content, (ii) furniture, fixtures, equipment and other personal property, and (iii) books, records, brochures, pamphlets and other marketing materials (collectively, the "ASSETS"), free and clear of any mortgage, pledge, lien, security interest, conditional or installment sales agreement, encumbrance, claim, easement, right of way, tenancy, covenant, encroachment, restriction or charge of any kind or nature (whether or not of record) (a "LIEN"), other than (i) liens securing specific Liabilities shown on the Most Recent Balance Sheet with respect to which no breach, violation or default exists; (ii) mechanics', carriers', workers' or other like liens arising in the ordinary course of business; (iii) minor imperfections of title that do not individually or in the aggregate, impair the continued use and operation of the Assets to which they relate in the operation of the Company as currently conducted; and (iv) liens for current taxes not yet due and payable or being contested in good faith by appropriate proceedings ("PERMITTED LIENS"). The Company has full right and power to, and at the Closing will, deliver to Parent good and marketable title to all of the Assets, free and clear of any Lien, other than Permitted Liens. Except as set forth on the Disclosure Schedule, the equipment, vehicles and other personal property used by the Company (whether or not reflected on the Most Recent Balance Sheet or acquired after the date thereof) are in good operating condition and repair (normal wear and tear excepted) and fit for the intended purposes thereof, and no material maintenance, replacement or repair has been deferred or neglected.

         2.11 INVENTORIES. Except as set forth in the Disclosure Schedule, the inventories of the Company, whether reflected in the Most Recent Balance Sheet or otherwise, (a) consist of a quality and quantity useable in the ordinary course of business, and the present quantities of all inventory are reasonable in the present circumstances of the business as currently conducted or as proposed to be conducted and (b) are transferable to Parent.

         2.12 RECEIVABLES AND PAYABLES.

                  (a) Except as set forth on the Disclosure Schedule, all accounts receivable of the Company represent sales in the ordinary course of business and, to the Company's knowledge, are current and collectible net of any reserves shown on the Most Recent Balance Sheet and none of such receivables is subject to any Lien other than a Permitted Lien.

                  (b) Except as set forth on the Disclosure Schedule, all payables by the Company arose in bona fide transactions in the ordinary course of business and no such payable is delinquent by more than sixty
         (60) days beyond the due date in its payment.

         2.13 INTELLECTUAL PROPERTY RIGHTS. The Company owns or has the unrestricted right to use, and the Disclosure Schedule contains a detailed listing of, all patents, patent applications, patent rights, registered and unregistered trademarks, trademark applications, tradenames, service marks, service mark applications, copyrights, internet domain names or URLs (including, without limitation, UNIVERSITY.COM), computer programs and other computer software, inventions, know-how, trade secrets, technology, proprietary processes, trade dress, software and formulae (collectively, "INTELLECTUAL PROPERTY RIGHTS") used in, or necessary for, the operation of its business as currently conducted or proposed to be conducted. Except as set forth on the Disclosure Schedule, the use of all Intellectual Property Rights necessary or required for the conduct of the business of the Company as presently conducted and as proposed to be conducted does not infringe or violate the Intellectual Property Rights of any person or entity. Except as described on the Disclosure
Schedule: (a) the Company does not own or use any Intellectual Property Rights pursuant to any written license agreement; (b) the Company has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; and (c) the Company owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances. All license agreements relating to Intellectual Property Rights are binding and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim on non-performance) on the part of the Company or, to the knowledge of the Company, any other party thereto.

         2.14 LITIGATION. Except as set forth in the Disclosure Schedule, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Company, threatened or contemplated by or against or involving the Company, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         2.15 TAX MATTERS. For purposes of this Agreement, the term "TAXES" means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, real or personal property, windfall profits, customs, duties or other taxes, fees, assessments, charges or levies of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, and the term "TAX" means any one of the foregoing Taxes. In addition, the term "TAX RETURNS" means all returns, declarations, reports, statements and other documents required to be filed with any Authority in respect of Taxes, and the term "TAX RETURN" means any one of the foregoing Tax Returns. Except as set forth in the Disclosure Schedule, the Company hereby represents and warrants the following with respect to the
Company:

                  (a) FILING OF TAX RETURNS. There have been properly completed and duly filed on a timely basis all Tax Returns required to be filed on or prior to the date hereof by the Company with respect to Taxes arising from the Company's operations. As of the time of filing, the foregoing Tax Returns correctly reflected the facts regarding the income, business, assets, operations, activities, status or other matters of the Company or any other information required to be shown thereon. Any Tax Returns filed after the date hereof, but on or before the Closing Date, will conform with the provisions of this subsection 2.15(a).

                  (b) PAYMENT OF TAXES. With respect to all amounts in respect of Taxes imposed upon the Company with respect to Taxes arising from the Company's operations, or for which the Company is or could be liable, whether to taxing authorities (as, for example, under Law) or to other persons or entities (as, for example, under tax allocation agreements), with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable Tax Laws and agreements have been or will be fully complied with, and all such amounts of Taxes required to be paid by the Company (whether or not shown on any Tax Return) to taxing authorities or others on or before the date hereof have been duly paid or will be paid on or before the Closing Date or adequate provision has been made therefor in the Most Recent Balance Sheet at Closing; the reserves for all such Taxes reflected in the Most Recent Balance Sheet at Closing are, or will be, adequate to offset any Taxes payable by the Company in any post-Closing Date period for any pre-Closing Date Taxes, including without limitation an appropriate accrual for all AD VALOREM Taxes including real and personal property Taxes for assessment periods that include the Closing Date.

                  (c) AUDITS AND EXTENSIONS. Neither the federal Tax Returns of the Company nor any state or local Tax Returns of the Company have been examined by the Internal Revenue Service or any similar state or local authority and there are no pending examinations currently being made by any authority nor has there been any written or oral notification to the Company of any intention to make an examination of any Taxes by any Authority. There are no outstanding agreements or waivers extending the statutory period of limitations applicable to any Tax Return for any period.

                  (d) INDEPENDENT CONTRACTORS AND EMPLOYEES. For purposes of computing Taxes and the filing of Tax Returns, the Company has not failed to treat as "employees" any individual providing services to the Company, as the case may be, who would be classified as an "employee" under the applicable rules or regulations of any authority with respect to such classification.

                  (e) WITHHOLDING. The Company has complied with all applicable laws relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Sections 1441 and 1442 of the Code, or similar provisions under any foreign laws), and timely and properly withheld from individual employee wages and paid over to the proper governmental entity all amounts required to be so withheld and paid over under all applicable laws.

                  (f) TAX LIENS. There are no liens for Taxes upon any assets of the Company, except liens for Taxes not yet due.

                  (g) ADDITIONAL TAXES. The Company does not expect the assessment of any additional Taxes of the Company and is not aware of any unresolved questions, claims or disputes concerning the liability of the Company for Taxes that would exceed the estimated reserves established on its books and records. The Company is not a party to any Tax allocation or sharing agreement.

                  (h) EXTENSIONS. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

                  (i) SECTION 481 ADJUSTMENTS. The Company is not required to include in income any adjustment under Section 481(a) of the Code by reason of a voluntary change in accounting method initiated by the Company and the Company has no knowledge that the Internal Revenue Service has proposed any such adjustment or change in accounting method.

                  (j) DISCLOSURE OF TAX POSITIONS. All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code as it applied prior to repeal) or an underpayment of tax (within the meaning of Section 6662 of the Code) were reported in a manner for which there is substantial authority or were adequately disclosed (or, with respect to Tax Returns filed on or before the Closing Date, will be reported in such a manner or adequately disclosed) on the Tax Returns required in accordance with Sections 6661 (b)(2)(B) and 6662(d)(2)(B) of the Code.

                  (k) COLLAPSIBLE CORPORATION ELECTIONS. The Company has not made an election under Section 341(f) of the Code for any taxable years not yet closed for statute of limitation purposes.

                  (l) SECTION 1374. The Company has never been liable for any Tax under Section 1374 of the Code (relating to "built-in gains"), has not acquired the assets of a C corporation in a carryover basis transaction and the Company is not aware of any facts that may result in the Company being liable in the future for any Tax under Section 1374 of the Code.

                  (m) SECTION 280G. The Company has not made any payments that would be nondeductible under Section 280G of the Code, or does the Company have any liability for any related excise tax imposed by Code
         Section 4999.

                  (n) ACCRUAL BASIS. The Company is an accrual basis taxpayer and it has recognized revenue, on or prior to the Closing Date, with respect to all accounts receivable set forth in its balance sheet on the day prior to the Closing Date.

         2.16 INSURANCE. The Disclosure Schedule contains an accurate and complete list of all policies of fire and other casualty, auto, liability, general liability, theft, life, workers' compensation, health, directors and officers, business interruption and other forms of insurance owned or held by the Company, specifying the insurer, the policy number, the term of coverage, a description of any retroactive premium adjustments or other loss-sharing arrangements and, in the case of any "claims made" coverage, the same information as to predecessor policies for the past three years. With respect to each such insurance policy: (a) the policy is valid, binding, enforceable, and in full force and effect; (b) neither the Company nor, to the knowledge of the Company, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (c) no party to the policy has repudiated any provision thereof. The Disclosure Schedule also describes any self-insurance arrangements affecting the Company.

         2.17 EMPLOYEE BENEFIT PLANS. Except as set forth in the Disclosure Schedule, there are no facts or circumstances which could, directly or indirectly, subject Parent or any of its affiliates to any Liability of any nature with respect to any employee pension, welfare, incentive, perquisite, paid time off, severance or other employee benefit plan, policy, practice or agreement sponsored, maintained or contributed to by the Company or any affiliate, whether or not administered by the Company (collectively, "BENEFIT PLANS"), to which the Company or any affiliate is a party or with respect to which the Company or any affiliate could have any Liability. The Disclosure Schedule contains a list of all Benefit Plans. Such Benefit Plans were established and have been executed, managed and administered without exception in accordance with all applicable requirements of the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and of all other applicable Laws.

         2.18 BANK ACCOUNTS; POWERS OF ATTORNEY. The Disclosure Schedule sets forth: (a) the names of all financial institutions, investment banking and brokerage houses, and other similar institutions at which the Company maintains accounts, deposits, safe deposit boxes of any nature, and the account numbers and names of all persons authorized to draw thereon or make withdrawals therefrom; (b) the terms and conditions thereof and any limitations or restrictions as to use, withdrawal or otherwise; and (c) the names of all persons or entities holding general or special powers of attorney from the Company and a summary of the terms thereof.

         2.19 CONTRACTS AND COMMITMENTS; NO DEFAULT.

                  (a) Except as set forth in the Disclosure Schedule, the Company is not a party to, nor are any of the Assets bound by, any written or oral:

                           (i) employment, non-competition, consulting or
                  severance agreement, collective bargaining agreement, or pension, profit-sharing, incentive compensation, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay or retirement plan or agreement;

                           (ii) indenture, mortgage, note, installment
                  obligation, agreement or other instrument relating to the borrowing of money by the Company;

                           (iii) contract, agreement, lease (real or personal
                  property) or arrangement that (A) is not terminable on less than 30 days' notice without penalty, (B) is not over one year in length of obligation of the Company, or (C) involves an obligation of more than $5,000 over its term;

                           (iv) contract, agreement, commitment or license
                  relating to Intellectual Property Rights or contract, agreement or commitment of any other type, whether or not fully performed, not otherwise disclosed pursuant to this
                  Section 2.19;

                           (v) obligation or requirement to provide funds to or
                  make any investment (in the form of a loan, capital contribution or otherwise) in any person or entity;

                           (vi) outstanding sales or purchase contracts,
                  commitments or proposals that will result in any material loss upon completion or performance thereof after allowance for direct distribution expenses, or bound by any outstanding contracts, bids, sales or service proposals quoting prices that are not reasonably expected to result in a normal profit; or

                           (vii) contract, commitment, agreement or arrangement
                  with any "disqualified individual" (as defined in Section 280G(c) of the Code) which contains any severance or termination pay liabilities which would result in a disallowance of the deduction for any "excess parachute payment" (as defined in Section 280G(b)(1) of the Code) under
                  Section 280G of the Code.

                  (b) True and complete copies (or summaries, in the case of oral items) of all agreements disclosed pursuant to this Section 2.19 (the "COMPANY CONTRACTS") have been provided to Parent for review. Except as set forth in the Disclosure Schedule, all of the Company Contracts items are valid and enforceable by and against the Company in accordance with their terms, and are in full force and effect. Except as otherwise specified in the Disclosure Schedule, none of the Company Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. The Company is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Company Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of the Company, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof. None of the Company Contracts is subject to renegotiation with any Authority.

         2.20 ORDERS, COMMITMENTS AND RETURNS. All accepted and unfulfilled orders for the sale of the Company's services were made in bona fide transactions in the ordinary course of business. Except as set forth in the Disclosure Schedule, there are no claims or complaints of a material nature against the Company for any unsatisfactory services.

         2.21 LABOR MATTERS. Except as set forth in the Disclosure Schedule: (a) the Company is and has been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (b) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or have been threatened; (c) no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company; (d) the Company has not experienced any significant labor difficulty; (e) the Company is not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Benefit Plans; (f') upon termination of the employment of any person, neither the Company nor Parent will, by reason of anything done prior to or as of the Closing Date, be liable to any of such persons for so-called "severance pay" or any other payments; and (g) within the twelve-month period prior to the date hereof there has not been any expression of intention to the Company by any officer or key employee of any such entity to terminate such employment.

         2.22 CUSTOMERS. Except as set forth in the Disclosure Schedule, there has not been in the twelve-month period prior to the date hereof any dispute with any customer or user of the Company's products or services that could reasonably be anticipated to have a Material Adverse Effect. The Company has not received any formal or informal notice that any customer of the Company would cease to continue doing business with Parent in the manner in which such business has been conducted in the past. The Company has not received any formal or informal notice that would cause the Company to believe that any customer intends to terminate its relationship with the Company as a result of the transactions contemplated by this Agreement.

         2.23 COMPLIANCE WITH LAW; PERMITS AND OTHER OPERATING RIGHTS. Except as set forth in the Disclosure Schedule, the Assets, properties, business and operations of the Company are and have been in compliance in all respects with all Laws applicable to the Company's assets, properties, business and operations, except where the failure to comply would not have a Material Adverse Effect. Except as set forth in the Disclosure Schedule, the Company does not require the Consent of any Authority to permit it to operate in the manner in which its business is presently being operated. The Company possesses all material permits, licenses and other authorizations from all Authorities necessary to permit it to operate its business in the manner in which it presently is conducted and the consummation of the transactions contemplated by this Agreement will not prevent the Company from being able to continue to use such permits and operating rights. Except as set forth in the Disclosure Schedule, the Company is not restricted by agreement from carrying on its business or any part thereof anywhere in the world or from competing in any line of business with any person or entity. The Company has not received notice of any violation of any such applicable Law, and is not in default with respect to any order, writ, judgement, award, injunction or decree of any Authority.

         2.24 ENVIRONMENTAL MATTERS. Except as set forth in the Disclosure Schedule, the operation of the Business does not involve the handling, manufacture, treatment, storage, use, generation, emission, release, discharge, refining, dumping or disposal of any pollutant, contaminant, or toxic or hazardous substance, material or waste (a "HAZARDOUS SUBSTANCE") (whether legal or illegal, accidental or intentional, direct or indirect). To the knowledge of the the Company, there are no facts or circumstances that could, directly or indirectly, subject Parent, or any of its affiliates to any Liability of any nature whatsoever arising out of or related to any pollution or threat to human health or the environment or violation of any environmental or occupational safety or health law that is related in any way to the Company or any affiliate or any previous owner's or operator's management, use, control, ownership, or operation of the Assets, any property, or the Business or any affiliate, including without limitation any on-site or off-site activities involving any Hazardous Substance, and that occurred, existed, arose out of conditions or circumstances that occurred or existed, or was caused, in whole or in part, on or before the date hereof.

         2.25 BROKERS. Neither the Company nor, to the knowledge of the Company, any of the its directors, officers or employees, has employed any broker, finder, investment banker or financial advisor or incurred any liability for any brokerage fee or commission, finder's fee or financial advisory fee, in connection with the transactions contemplated hereby, nor is there any basis known to the Company for any such fee or commission to be claimed by any person or entity.

         2.26 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Company for inclusion in the Proxy Statement (as defined in Section 4.1 (a)) will, at the date the Proxy Statement is first mailed to the Parent's shareholders or at the time of the Special Meeting (as defined in Section 4.1 (b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         2.27 ISSUANCE OF PARENT COMMON STOCK. To the Company's knowledge, as of the date of this Agreement and as of the Effective Time, no facts or circumstances exist or will exist that could cause the issuance of Parent Common Stock pursuant to the Merger to fail to meet the exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D under of the Securities Act.

         2.28 ABSENCE OF CERTAIN BUSINESS PRACTICES. Neither the Company nor any director, officer, employee or agent of the Company, nor any other person acting on its behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder the business of the Company (or assist the Company in connection with any actual or proposed transaction) that: (a) might subject the Company or Parent to any damage or penalty in any civil, criminal or governmental litigation proceeding; (b) if not given in the past, might have had a Material Adverse Effect on the assets, business or operations of the Company as reflected in the financial statements described in Section 2.7; or (c) if not continued in the future, might have a Material Adverse Effect on the Company's assets, business, operations or prospects or that might subject the Company or Parent to suit or penalty in any private or governmental litigation or proceeding.

         2.29 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other material records of the Company, all of which have been made available to Parent, are complete and correct in all material respects and have been maintained in accordance with reasonable business practices. The minute books of the Company contain accurate and complete records of all formal meetings held of, and corporate action taken by, the shareholders, the Board of Directors, and committees of the Board of Directors of the Company. At the Closing, all of those books and records will be in the possession of the Company.

         2.30 BUSINESS GENERALLY; ACCURACY OF INFORMATION. No representation or warranty made by the Company in this Agreement, the Disclosure Schedule, or in any document, agreement or certificate furnished or to be furnished to Parent at the Closing by or on behalf of the Company in connection with any of the transactions contemplated by this Agreement contains or will contain any untrue statement of material fact or omit or will omit to state any material fact necessary in order to make the statements herein or therein not misleading in light of the circumstances in which they are made, and all of the foregoing completely and correctly present the information required or purported to be set forth herein or therein. To the knowledge of the Company, there is no material fact as of the date hereof that has not been disclosed in writing to Parent related to the Company, its operations, properties, financial condition or prospects, taken as a whole, that has, or could reasonably be expected to have, a Material Adverse Effect on the Company. The representations and warranties contained in this Article 2 or elsewhere in this Agreement or any document delivered pursuant hereto will not be affected or deemed waived by reason of the fact that Parent or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE PARENT
                            AND THE MERGER SUBSIDIARY

         Parent and the Merger Subsidiary represent and warrant to the Company as follows:

         3.1 PARENT DISCLOSURE SCHEDULE. The disclosure schedule of the Parent attached hereto as EXHIBIT 3.1 (the "PARENT DISCLOSURE SCHEDULE") is divided into sections that correspond to the sections of this Article 3. The Disclosure Schedule comprises a list of all exceptions to the truth and accuracy of, and of all disclosures or descriptions required by, the representations and warranties set forth in the remaining sections of this Article 3.

         3.2 CORPORATE ORGANIZATION, STANDING AND POWER. The Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. Each of Parent and Merger Subsidiary has all corporate power and authority to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a Material Adverse Effect on Parent and Merger Subsidiary.

         3.3 AUTHORIZATION. Each of Parent and the Merger Subsidiary has all the requisite corporate power and authority to enter into this Agreement and, subject to the approval of the shareholders of the Parent in accordance with applicable Law (the "PARENT SHAREHOLDER APPROVAL"), to carry out the transactions contemplated herein. The Board of Directors of Parent and the Merger Subsidiary, and Parent as the sole shareholder of the Merger Subsidiary have taken all action required by law, their respective articles of incorporation and bylaws or otherwise to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein. This Agreement is the valid and binding legal obligation of Parent and the Merger Subsidiary enforceable against each of them in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws that affect creditors' rights generally.

         3.4 NON-CONTRAVENTION. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated herein will: (i) violate any provision of the articles of incorporation or bylaws of Parent or the Merger Subsidiary; or (ii) except for such violations, conflicts, defaults, accelerations, terminations, cancellations, impositions of fees or penalties, mortgages, pledges, liens, security interests, encumbrances, restrictions and charges which would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (A) violate, be in conflict with, or constitute a default, however defined (or an event which, with the giving of due notice or lapse of time, or both, would constitute such a default), under, or cause or permit the acceleration of the maturity of, or give rise to, any right of termination, cancellation, imposition of fees or penalties under, any debt, note, bond, lease, mortgage, indenture, license, obligation, contract, commitment, franchise, permit, instrument or other agreement or obligation to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective properties or assets is or may be bound (unless with respect to which defaults or other rights, requisite waivers or consents will have been obtained at or prior to the Closing) or (B) result in the creation or imposition of any mortgage, pledge, lien, security interest, encumbrance, restriction, adverse claim or charge of any kind, upon any property or assets of Parent or the Merger Subsidiary under any debt, obligation, contract, agreement or commitment to which Parent or the Merger Subsidiary is a party or by which Parent or the Merger Subsidiary or any of their respective assets or properties is or may be bound; or (iii) violate any Law of any Authority.

         3.5 CAPITALIZATION. The authorized capital stock of Parent consists of 50,000,000 shares of Parent Common Stock, of which there are 11,681,213 shares of Parent Common Stock issued and outstanding as of the date of this Agreement. The authorized capital stock of the Merger Subsidiary consists of 1,000 shares of Merger Subsidiary Common Stock, all of which are issued and outstanding and owned by Parent.

         3.6 CONSENTS AND APPROVALS. Except for the Parent Shareholder Approval and except as set forth in the Parent Disclosure Schedule, no Consent is required by any person or entity, including without limitation any Authority, in connection with the execution, delivery and performance by Parent of this Agreement, or the consummation of the transactions contemplated herein, other than any Consent which, if not made or obtained, will not, individually or in the aggregate, have a Material Adverse Effect on the business of Parent.

         3.7 VALID ISSUANCE. Upon obtaining the Parent Shareholder Approval, the Parent Common Stock to be used in connection with the Merger will be duly authorized and, when issued, delivered and paid for as provided in this Agreement, will be validly issued, fully paid and non-assessable.

         3.8 ABSENCE OF CERTAIN CHANGES. Except as set forth in the Parent SEC Documents and except as set forth in the Parent Disclosure Schedule, the Company has owned and operated its assets, properties and business in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, subject to the aforesaid exceptions:

                  (a) the Parent has not experienced any change that has had or could reasonably be expected to have a Material Adverse Effect on the Parent;

                  (b) the Parent has not suffered (i) any loss, damage, destruction or other property or casualty (whether or not covered by insurance) or (ii) any loss of officers, employees, dealers, distributors, independent contractors, customers or suppliers, which had or may reasonably be expected to result in a Material Adverse Effect on the Parent.

         3.9 INTELLECTUAL PROPERTY RIGHTS. Except as disclosed in the Parent SEC Documents and except as set forth in the Parent Disclosure Schedule, the Parent owns or has the unrestricted right to use all Intellectual Property Rights used in, or necessary for, the operation of its business as currently conducted or proposed to be conducted. Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule, the use of all Intellectual Property Rights necessary or required for the conduct of the business of the Parent as presently conducted and as proposed to be conducted does not infringe or violate the Intellectual Property Rights of any person or entity. Except as disclosed in the Parent SEC Documents or the Parent Disclosure Schedule: (a) the Parent does not own or use any Intellectual Property Rights pursuant to any written license agreement; (b) the Parent has not granted any person or entity any rights, pursuant to a written license agreement or otherwise, to use the Intellectual Property Rights; and (c) the Parent owns, has unrestricted right to use and has sole and exclusive possession of and has good and valid title to, all of the Intellectual Property Rights, free and clear of all Liens and Encumbrances. All license agreements relating to Intellectual Property Rights are valid and effective and there is not, under any of such licenses, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default, or would constitute a basis for a claim on non-performance) on the part of the Parent or, to the knowledge of the Parent, any other party thereto.

         3.10 LITIGATION. Except as disclosed in the Parent SEC Documents, there is no legal, administrative, arbitration, or other proceeding, suit, claim or action of any nature or investigation, review or audit of any kind, or any judgment, decree, decision, injunction, writ or order pending, noticed, scheduled, or, to the knowledge of the Parent or the Merger Subsidiary, threatened or contemplated by or against or involving the Parent, its assets, properties or business or its directors, officers, agents or employees (but only in their capacity as such), whether at law or in equity, before or by any person or entity or Authority, or which questions or challenges the validity of this Agreement or any action taken or to be taken by the parties hereto pursuant to this Agreement or in connection with the transactions contemplated herein.

         3.11 EMPLOYEE BENEFIT PLANS. There are no facts or circumstances which could, directly or indirectly, subject the Parent or any of its affiliates to any Liability of any nature with respect to any Benefit Plans to which the Parent or any affiliate is a party or with respect to which the Parent or any affiliate could have any Liability. The Parent's Benefit Plans were established and have been executed, managed and administered without exception in accordance with all applicable requirements of the Code, ERISA and of all other applicable Laws.

         3.12 CONTRACTS AND COMMITMENTS; NO DEFAULT. Except as set forth in the Parent Disclosure Schedule, the Parent is not a party to, nor are any of its Assets bound by, any material contract that is not disclosed in the Parent SEC Documents and that is or will be required to be disclosed in the Parent SEC Documents pursuant to Item 601(b)(10) of Regulation S-K. Except as disclosed in the Parent SEC Documents, none of the Parent Contracts contains a provision requiring the consent of any party with respect to the consummation of the transactions contemplated by this Agreement. The Parent is not in breach, violation or default, however defined, in the performance of any of its obligations under any of the Parent Contracts, and no facts and circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such breach, violation or default thereunder or thereof, and, to the knowledge of the Parent, no other parties thereto are in a breach, violation or default, however defined, thereunder or thereof, and no facts or circumstances exist which, whether with the giving of due notice, lapse of time, or both, would constitute such a breach, violation or default thereunder or thereof. None of the Parent Contracts is subject to renegotiation with any Authority.

         3.13 LABOR MATTERS. Except as disclosed in the Parent SEC Documents:
(a) the Parent is and has been in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including without limitation any such Laws respecting employment discrimination and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice; (b) no grievance or any arbitration proceeding arising out of or under collective bargaining agreements is pending and no claims therefor exist or have been threatened; (c) no collective bargaining agreement is binding and in force against the Parent or currently being negotiated by the Parent; (d) the Parent has not experienced any significant labor difficulty; (e) the Parent is not delinquent in payments to any persons for any wages, salaries, commissions, bonuses or other direct or indirect compensation for any services performed by them or amounts required to be reimbursed to such persons, including without limitation any amounts due under any Benefit Plans; (f') upon termination of the employment of any person, the Parent will not, by reason of anything done prior to or as of the Closing Date, be liable to any of such persons for so-called "severance pay" or any other payments; and (g) within the twelve-month period prior to the date hereof there has not been any expression of intention to the Parent by any officer or key employee of the Parent to terminate employment.

         3.14 NO BROKER OR FINDER. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

         3.15 SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) Parent has delivered or made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by Parent with the SEC since January 1, 1999 (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the "PARENT SEC DOCUMENTS"). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and
         (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as disclosed in the Parent SEC Documents filed prior to the date hereof and except as set forth in the Parent Disclosure Schedule, Parent has not incurred any liabilities that are of a nature that would be required to be disclosed on a balance sheet of Parent or the footnotes thereto prepared in conformity with GAAP other than (A) liabilities incurred in the ordinary course of business and (B) liabilities that in the aggregate would not reasonably be expected to have a Material Adverse Effect on the Parent.

                  (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto;
         (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-QSB of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end audit adjustments which will not, individually or in the aggregate, be material in amount); and
         (iii) fairly present, in all material respects, the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

         3.16 INFORMATION SUPPLIED. None of the information supplied or to be supplied by the Parent for inclusion in the Proxy Statement (as defined in Section 4. l(a)) will, at the date the Proxy Statement is first mailed to the Parent's shareholders or at the time of the Special Meeting (as defined in Section 4.1 (b)), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects will the requires of the Exchange Act and the rules and regulations promulgated thereunder, except that no representation is made by the Parent or the Merger Subsidiary with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion therein.

                                   ARTICLE 4
                            COVENANTS OF THE PARTIES

         4.1 PREPARATION OF PROXY STATEMENT; SPECIAL MEETING.

                  (a) PROXY STATEMENT. Promptly following the date of this Agreement, the Parent will prepare and file with the SEC, a proxy statement relating to the Parent Shareholder Approval (the "PROXY STATEMENT"). The Parent will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Parent's shareholders as promptly as practicable after it has been filed with the SEC, unless the SEC has elected to review and comment upon the proxy statement, in which case the Parent will use its reasonable best efforts to cause the proxy statement to be mailed to the Parent's shareholders as promptly as practicable after the SEC has completed such review.

                  (b) SPECIAL MEETING. The Parent will, as promptly as practicable following the date of this Agreement, duly call, give notice of, convene and holder a special meeting of the shareholders of the Parent for the purpose of authorizing and approving the Merger (the "SPECIAL MEETING"). The Parent will, through its Board of Directors, recommend to its shareholders approval of the Merger and such recommendation will be included in the proxy statement. The Parent will use reasonable efforts to hold the Special Meeting as soon as practicable after the date hereof.

         4.2 CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement, during the period from the date of this Agreement to the Closing Date, the Company will conduct its business and operations according to its ordinary and usual course of business consistent with past practices with the intent of preserving substantially intact its business organizations and preserving its current relationships with customers, employees, suppliers and other persons with which it has significant business relations. Without limiting the generality of the foregoing, and, except as otherwise expressly provided in this Agreement or as otherwise disclosed on the Disclosure Schedule, prior to the Closing Date, without the prior written consent of Parent, the Company will not:

                  (a) amend its articles of incorporation or bylaws;

                  (b) issue, reissue, sell, deliver or pledge or authorize or propose the issuance, reissuance, sale, delivery or pledge of shares of capital stock of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock;

                  (c) adjust, split, combine, subdivide, reclassify or redeem, purchase or otherwise acquire, or propose to redeem or purchase or otherwise acquire, any shares of its capital stock, or any of its other securities;

                  (d) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, redeem or otherwise acquire any shares of its capital stock or other securities, alter any term of any of its outstanding securities;

                  (e) (i) except as required under any employment agreement, increase in any manner the compensation of any of its directors, officers or other employees; (ii) pay or agree to pay any pension, retirement allowance or other employee benefit not required or permitted by any existing plan, agreement or arrangement to any such director, officer or employee, whether past or present; or (iii) except in connection with any written arrangement approved by Parent, commit itself to any additional pension, profit-sharing, bonus, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or to any employment agreement or consulting agreement (arising out of prior employment ) with or for the benefit of any person, or, except to the extent required to comply with applicable law, amend any of such plans or any of such agreements in existence on the date of this Agreement;

                  (f) hire any additional personnel;

                  (g) incur, assume, suffer or become subject to, whether directly or by way of guarantee or otherwise, any Liabilities which, individually or in the aggregate, would have a Material Adverse Effect on the Company;

                  (h) pay, discharge or satisfy' any Liabilities other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice;

                  (i) sell, transfer, or otherwise dispose of any of its Assets or license to other the use of any of its technology, other than in the ordinary course of business and consistent with past practice;

                  (j) permit or allow any of its Assets to be subjected to any Encumbrance, except for Permitted Liens;

                  (k) write down the value of any inventory or write off as uncollectible any receivables, except for immaterial write-downs and write-offs in the ordinary course of business and consistent with past practice;

                  (l) cancel any debts or waive any claims or rights, in each case, of substantial value;

                  (m) dispose of or permit to lapse any Intellectual Property Rights, or dispose of or disclose (except as necessary in the conduct of its business) to any individual, corporation, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity ("PERSON") other than representatives of Parent, any Intellectual Property Rights not theretofore a matter of public knowledge;

                  (n) make or enter into any commitment for capital expenditures in excess of $10,000 in any one case;

                  (o) pay, lend or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any affiliate or associate of any of its officers or directors;

                  (p) terminate, enter into or amend in any material respect any contract, agreement, lease, license or commitment identified in Section
         2.19 of the Disclosure Schedule, or take any action or omit to take any action which will cause a breach, violation or default (however defined) under any such items, except in the ordinary course of business and consistent with past practice;

                  (q) acquire any of the business or assets of any other person or entity;

                  (r) permit any of its current insurance (or reinsurance) policies to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than coverage remaining under those cancelled, terminated or lapsed are in full force and effect;

                  (s) suffer any adverse change in its relationship with a material customer, including the loss of any such customer or a contract with such customer;

                  (t) enter into other material agreements, commitments or contracts not in the ordinary course of business or in excess of current requirements;

                  (u) settle or compromise any suit, claim or dispute or threatened suit, claim or dispute;

                  (v) make any change in its accounting methods, principles or practices except as required by GAAP; or

                  (w) agree in writing or otherwise to take any of the foregoing actions or any action which would make any representation or warranty in this Agreement untrue or incorrect in any material respect.

         4.3 NO COMPANY SOLICITATION OF ALTERNATE TRANSACTION. The Company, the Company's directors, officers and employees, independent contractors, consultants, counsel, accountants, investment advisors and other representatives and agents will not, directly or indirectly, solicit, initiate or entertain offers from, or participate in any way in negotiations with, provide any nonpublic information to, enter into any agreement with, or in any manner encourage, discuss, accept or consider any proposal of, any third party relating to the acquisition of the Company, its assets or business, in whole or in part, whether through a tender offer (including a self tender offer), exchange offer, merger, consolidation, sale of substantial assets or of a significant amount of assets, sale of securities, acquisition of the Company's securities, liquidation, dissolution or similar transactions involving the Company or any division of the Company (such proposals, announcements or transactions being called herein "ACQUISITION PROPOSALS"). The Company will promptly inform Parent of any inquiry (including the terms thereof and the identity of the third party making such inquiry) that it may receive in respect of an Acquisition Proposal and furnish to Parent a copy of any such written inquiry.

         4.4 FULL ACCESS TO PARENT. Throughout the period prior to Closing, the Company will afford to Parent and its directors, officers, employees, counsel, accountants, investment advisors and other authorized representatives and agents, reasonable access to the facilities, properties, books and records of the Company in order that Parent may have full opportunity to make such investigations as it will desire to make of the affairs of the Company. The Company will furnish such additional financial and operating data and other information as Parent will, from time to time, reasonably request, including without limitation access to the working papers of its independent certified public accountants; PROVIDED, HOWEVER, that any such investigation will not affect or otherwise diminish or obviate in any respect any of the representations and warranties of the Company herein.

         4.5 CONFIDENTIALITY. Each of the parties hereto agrees that it will not use, or permit the use of, any of the information relating to any other party hereto furnished to it in connection with the transactions contemplated herein ("INFORMATION") in a manner or for a purpose detrimental to such other party or otherwise than in connection with the transaction, and that they will not disclose, divulge, provide or make accessible (collectively, "DISCLOSE"), or permit the Disclosure of, any of the Information to any person or entity, other than their respective directors, officers, employees, investment advisors, accountants, counsel and other authorized representatives and agents, except as may be required by judicial or administrative process or, in the opinion of such party's counsel, by other requirements of Law; provided, however, that prior to any Disclosure of any Information permitted hereunder, the disclosing party will first obtain the recipients' undertaking to comply with the provisions of this Section with respect to such information. The term "INFORMATION" as used herein will not include any information relating to a party that the party disclosing such information can show: (i) to have been in its possession prior to its receipt from another party hereto; (ii) to be now or to later become generally available to the public through no fault of the disclosing party; (iii) to have been available to the public at the time of its receipt by the disclosing party;
(iv) to have been received separately by the disclosing party in an unrestricted manner from a person entitled to disclose such information; or (v) to have been developed independently by the disclosing party without regard to any information received in connection with this transaction. Each party hereto also agrees to promptly return to the party from whom it originally received such information all original and duplicate copies of written materials containing Information should the transactions contemplated herein not occur. A party hereto will be deemed to have satisfied its obligations to hold the Information confidential if it exercises the same care as it takes with respect to its own similar information.

         4.6 FILINGS; CONSENTS; REMOVAL OF OBJECTIONS. Subject to the terms and conditions herein provided, the parties hereto will use their best efforts to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby, including without limitation obtaining all Consents of any person or entity, whether private or governmental, required in connection with the consummation of the transactions contemplated herein. In furtherance, and not in limitation of the foregoing, it is the intent of the parties to consummate the transactions contemplated herein at the earliest practicable time, and they respectively agree to exert commercially reasonable efforts to that end, including without limitation: (i) the removal or satisfaction, if possible, of any objections to the validity or legality of the transactions contemplated herein; and (ii) the satisfaction of the conditions to consummation of the transactions contemplated hereby.

         4.7 FURTHER ASSURANCES; COOPERATION; NOTIFICATION.

                  (a) Each party hereto will, before, at and after Closing, execute and deliver such instruments and take such other actions as the other party or parties, as the case may be, may reasonably require in order to carry out the intent of this Agreement. Without limiting the generality of the foregoing, at any time after the Closing, at the reasonable request of Parent and without further consideration, the Company will execute and deliver such instruments of sale, transfer, conveyance, assignment and confirmation and take such action as Parent may reasonably deem necessary or desirable in order to more effectively consummate the transactions contemplated hereby.

                  (b) The Company will cooperate with Parent to promptly develop plans for the management of the business after the Closing, including without limitation plans relating productivity, marketing, operations and improvements, and the Company will further cooperate with Parent to provide for the implementation of such plans as soon as practicable after the Closing. Subject to applicable Law, the Company will confer on a regular and reasonable basis with one or more representatives of Parent to report on operational matters and the general status of ongoing operations.

                  (c) At all times from the date hereof until the Closing, each party will promptly notify the other in writing of the occurrence of any event which it reasonably believes will or may result in a failure by such party to satisfy the conditions specified in this Article 4.

         4.8 SUPPLEMENTS TO DISCLOSURE SCHEDULE. Prior to the Closing, the Company will supplement or amend the Disclosure Schedule with respect to any event or development which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule or which is necessary to correct any information in the Disclosure Schedule or in any representation and warranty of the Company which has been rendered inaccurate by reason of such event or development. For purposes of determining the accuracy as of the date hereof of the representations and warranties of the Company contained in Article 2 hereof in order to determine the fulfillment of the conditions set forth herein, the Disclosure Schedule will be deemed to exclude any information contained in any supplement or amendment hereto delivered after the delivery of the Disclosure Schedule.

         4.9 PUBLIC ANNOUNCEMENTS. None of the parties hereto will make any public announcement with respect to the transactions contemplated herein without the prior written consent of the other parties, which consent will not be unreasonably withheld or delayed; PROVIDED, HOWEVER, that any of the parties hereto may at any time make any announcements that are required by applicable Law so long as the party so required to make an announcement promptly upon learning of such requirement notifies the other parties of such requirement and discusses with the other parties in good faith the exact proposed wording of any such announcement.

         4.10 REGISTRATION RIGHTS.

                  (a) If the Parent at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Parent Common Stock for sale to the public), it will give written notice to each Shareholder of its intention to do so and will give such notice not later than 20 days prior to the filing of any such registration statement. Upon the written request of any Shareholder, received by the Parent within 10 days after the giving of any such notice by the Parent, to register any of the Parent Common Stock held by such Shareholder that was issued as Merger Consideration ("REGISTRABLE SECURITIES"), the Parent will use its best efforts to cause the Registrable Securities as to which registration is so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Parent, all to the extent requisite to permit the sale or other disposition by such Shareholder (in accordance with its written request) of the Registrable Securities so registered ("PIGGY-BACK REGISTRATION RIGHTS"). The foregoing provisions notwithstanding, (i) the Parent may withdraw any registration statement referred to herein without thereby incurring any liability to the Shareholders; (ii) the inclusion of shares of the Registrable Securities under such Piggy-Back Registration Rights is subject to the cut-back provisions of sections 4.10(b) hereof; and (iii) the Piggy-Back Registration Rights will terminate one year following the Closing Date. The registration rights provided herein may not be assigned or transferred.

                  (b) If, in connection with a registration that involves an underwriting, the representative(s) of the underwriters advises the Parent in writing that marketing factors require a limitation on the number of securities to be included in such underwriting, the amount of Registrable Securities to be offered will be reduced (or eliminated entirely) to the extent necessary to reduce the total number of Registrable Securities to be included in such offering to the amount recommended by such representative(s) of the underwriters.

                  (c) If any registration pursuant to this Section 4.10 is underwritten in whole or in part, the Parent will so advise the Shareholders in writing. The right of any Shareholders to include the Registrable Securities in any underwritten registration pursuant to this Section 4.10 will be conditioned upon such Shareholder's participation in such underwriting and the inclusion of such Shareholder's shares in the underwriting. All Shareholders proposing to distribute their shares of Registrable Securities through such underwriting (together with the Parent and any other selling shareholders) will enter into an underwriting agreement in customary form with the underwriter or underwriters selected.

                  (d) In connection with each registration hereunder, each Shareholders will furnish to the Parent in writing such information with respect to such Shareholder and the proposed distribution by it as reasonably will be necessary in order to assure compliance with the Securities Act and other applicable federal and state securities laws. In addition, each Shareholder agrees that, following the effective date of a Piggy-Back Registration, for the period of time and to the extent reasonably requested by the Parent or the representative(s) of any underwriters, such Shareholder will not sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of any securities of the Parent held by it, directly or indirectly, except securities covered by the registration statement and transfers to donees who agree to be similarly bound.

                  (e) All expenses incurred by the Parent in complying with this
         Section 4.10, including without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Parent and independent public accountants for the Parent, fees and expenses, including counsel fees, incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars and costs of insurance are called "REGISTRATION EXPENSES." All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, are called "SELLING EXPENSES." The Parent will pay all Registration Expenses in connection with each registration statement relating to such Piggy-Back Registration Rights, provided that the participating sellers will pay the fees and expenses of their own counsel or accountants. All Selling Expenses in connection with each registration statement under this Section 4.10 will be borne by the participating sellers with respect to the number of shares sold by each.

                  (f) Parent covenants that it will file the reports require to be filed by it (if so required) under the Securities Act and the Exchange Act and the Rules and Regulations adopted by the SEC thereunder in a timely manner and, if at any time Parent is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act. Parent further covenants that it will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act pursuant to the exemptions provided by Rule 144 under the Securities Act. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information requirements.

                  (g) Notwithstanding anything to the contrary set forth this Agreement, the provisions of this Section 4.10(a) through (e) are not applicable and will have no effect with respect to any shares of Parent Common Stock owned or acquired by Bruce Peterson for so long as he is employed by Parent or the Company.

         4.11 BOARD SEAT. The Parent will take such actions as may be necessary to cause one person designated by the Company and approved by the Parent to be appointed as a member of the Parent's Board of Directors effective as of the Effective Time.

         4.12 LOAN AGREEMENT. Each party agrees to negotiate in good faith and use its commercially reasonable efforts to obtain a mutually acceptable amendment to that certain Commercial Loan and Security Agreement, dated July 24, 2000, between the Company and Crown Bank (the "LOAN AGREEMENT") providing for, among other mutually acceptable terms, (i) a waiver by Crown Bank of any event of default occurring as a result of the Merger, (ii) an extension of the term of the Loan Agreement of at least twelve months and (iii) a continuation of the personal guarantees of Ron Eibensteiner and Wayne Mills for the extended term of the Loan Agreement. If the parties fail to reach an agreement with respect to the Loan Agreement, then, concurrent with the Closing, Parent will pay all indebtedness outstanding under the Loan Agreement as of the Closing Date (the "BANK INDEBTEDNESS"), in which event the Merger Consideration otherwise payable to the Shareholders upon consummation of the Merger will be reduced as provided in Section 1.4(e).

         4.13 SATISFACTION OF CONDITIONS PRECEDENT. Each party will use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are applicable to them, and to cause the transactions contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all material consents and authorizations of third parties and to make filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions contemplated hereby.

                                   ARTICLE 5
                   CONDITIONS TO THE OBLIGATIONS OF THE PARENT
                              AND MERGER SUBSIDIARY

         Notwithstanding any other provision of this Agreement to the contrary, the obligation of Parent and Merger Subsidiary to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing, or waiver by Parent, of each of the following conditions:

         5.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of the Company contained in this Agreement, including without limitation in the Disclosure Schedule initially delivered to Parent as Exhibit
2.1 (and not including any changes or additions delivered to Parent pursuant to Section 4.8), will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were made at and as of such time, except for changes specifically permitted or contemplated by this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

         5.2 PERFORMANCE. The Company will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by the Company on or prior to the Closing.

         5.3 REQUIRED APPROVALS AND CONSENTS.

                  (a) All action required by law and otherwise to be taken by the shareholders of the Company to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will have been duly and validly taken.

                  (b) All Consents of or from all Authorities required hereunder to consummate the transactions contemplated herein, will have been delivered, made or obtained, and Parent will have received copies thereof.

                  (c) The Parent Shareholder Approval will have been obtained.

         5.4 AGREEMENTS AND DOCUMENTS. Parent and Merger Subsidiary will have received the following agreements and documents, each of which will be in full force and effect:

                  (a) an employment agreement in the form of Exhibit 5.4(a) executed by Bruce Peterson;

                  (b) confidentiality, non-competition and assignment of inventions agreements in the form of Exhibit 5.4(b) executed by each person reasonably required by the Parent;

                  (c) an agreement substantially in the form attached hereto as
         Exhibit 5.4(c) executed by each of the directors and officers of the Company agreeing to vote his or her shares of Company Common Stock in favor of the Merger at the meeting of the shareholders of the Company called for the purpose of approving the Merger;

                  (d) an agreement in a form and substance reasonably satisfactory to Parent executed by the holders of at least eighty percent (80%) of the aggregate number of shares underlying Company Options that are incentive stock options agreeing to convert each such Company Options into an options to purchase Parent Common Stock in the manner described in Section 1.9 hereof without any acceleration of the vesting of such Company Options as a result of the Merger;

                  (e) a legal opinion from Dorsey & Whitney LLP, counsel to the Company, dated the Closing Date, substantially in the form and substance set forth as Exhibit 5.4(e) hereto;

                  (f) a certificate executed on behalf of the Company by its Chief Executive Officer confirming that the conditions set forth in Sections 5.1, 5.2, 5.3, 5.5, 5.6 and 5.7 have been duly satisfied;

                  (g) an investor representation letter in the form of Exhibit 5.4(g) executed by each holder of capital stock of the Company immediately prior to the Effective Time; and

                  (h) the escrow agreement referred to in Section 1.6 executed by the escrow agent and such person as may be duly appointed by the Shareholders to act as agent and attorney-in-fact for the Shareholders in connection with the transactions contemplated by this Agreement and the escrow agreement.

         5.5 ADVERSE CHANGES. No material adverse change will have occurred in the business, financial condition, prospects, assets or operations of the Company since September 30, 2000.

         5.6 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgment of Parent, individually or in the aggregate, otherwise have a Material Adverse Effect on the Company's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

         5.7 LEGISLATION. No Law will have been enacted which prohibits, restricts or delays the consummation of the transactions contemplated hereby or any of the conditions to the consummation of such transaction.

         5.8 APPROPRIATE DOCUMENTATION. The Parent will have received, in a form and substance reasonably satisfactory to Parent, dated the Closing Date, all certificates and other documents, instruments and writings to evidence the fulfillment of the conditions set forth in this Article 5 as Parent may reasonably request.

                                   ARTICLE 6
                    CONDITIONS TO OBLIGATIONS OF THE COMPANY
                              AND THE SHAREHOLDERS

         Notwithstanding anything in this Agreement to the contrary, the obligation of the Company and the Shareholders to effect the transactions contemplated herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties of Parent contained in this Agreement will be true, complete and accurate in all material respects as of the date when made and at and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

         6.2 PERFORMANCE. The Parent will have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by Parent at or prior to the Closing.

         6.3 CORPORATE APPROVALS. All action required to be taken by shareholders and the Board of Directors of Parent to authorize the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby will have been duly and validly taken.

         6.4 NO PROCEEDING OR LITIGATION. No suit, action, investigation, inquiry or other proceeding by any Authority or other person or entity will have been instituted or threatened which delays or questions the validity or legality of the transactions contemplated hereby or which, if successfully asserted, would, in the reasonable judgement of the Company, individually or in the aggregate, otherwise have a Material Adverse Effect on Parent's business, financial condition, prospects, assets or operations or prevent or delay the consummation of the transactions contemplated by this Agreement.

         6.5 AGREEMENT TO FACILITATE MERGER. The Parent will have delivered an agreement substantially in the form attached hereto as Exhibit 6.5 executed by each of the directors of the Parent agreeing to vote his or her shares of Parent Common Stock in favor of the Merger at the meeting of the shareholders of the Parent called for the purpose of approving the Merger;

         6.6 ESCROW AGREEMENT. The Parent and the escrow agent will have executed and delivered the escrow agreement referred to in Section 1.6.

                                   ARTICLE 7
                           TERMINATION AND ABANDONMENT

         7.1 TERMINATION BY MUTUAL CONSENT. This Agreement may be terminated at any time prior to the Closing by the written consent of the Company and Parent.

         7.2 TERMINATION BY EITHER THE COMPANY OR PARENT. This Agreement may be terminated by either the Company or Parent if the Closing is not consummated by January 31, 2001 (provided that the right to terminate this Agreement under this Section 7.2 will not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date).

         7.3 TERMINATION BY PARENT. This Agreement may be terminated at any time prior to the Closing by Parent if any of the conditions provided for in Article 5 have not been met or waived by Parent in writing prior to the Closing.

         7.4 TERMINATION BY THE COMPANY. This Agreement may be terminated prior to the Closing by action of the Company if any of the conditions provided for in
Article 6 have not been met or waived by the Company in writing prior to the Closing.

         7.5 PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement and abandonment of the transactions contemplated hereby by the Company or Parent pursuant to this Article 7, written notice thereof will be given to all other parties and this Agreement will terminate (except to the extent provided in Section 8.1 hereof) and the transactions contemplated hereby will be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein:

                  (a) Each of the parties will, upon request, redeliver all documents, work papers and other material of the other parties relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

                  (b) No party will have any liability for a breach of any representation, warranty, agreement, covenant or the provision of this Agreement, unless such breach was due to a willful or bad faith action or omission of such party or any representative, agent, employee or independent contractor thereof, and except for such representations, warranties and covenants that will survive termination of this Agreement pursuant to Section 8.1; and

                  (c) All filings, applications and other submissions made pursuant to the terms of this Agreement will, to the extent practicable, be withdrawn from the agency or other person to which made.

                                   ARTICLE 8
                          SURVIVAL AND INDEMNIFICATION

         8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INVESTIGATION. The representations, warranties and covenants of each of the parties hereto will survive the Closing for a period of one (1) year thereafter. The right to indemnification or any other remedy based on representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants, and obligations.

         8.2 INDEMNIFICATION BY THE COMPANY AND THE SHAREHOLDERS. The Company and the Shareholders, jointly and severally, agree to indemnify Parent and the Merger Subsidiary and each of their respective shareholders, officers, directors, employees and agents (collectively, the "PARENT INDEMNITEES") from and against any and all losses, liabilities, obligations, demands, judgments, settlements, damages, or expenses (including, but not limited to, interest, penalties, fees, and reasonable professional fees and expenses) and against all claims in respect thereof (including, without limitation, amounts paid 'in settlement and costs of investigation) or diminution in value, whether or not involving a third-party claim (referred to in this Article 8 collectively as "LOSSES" or individually as a "LOSS") that any of the Parent Indemnitees may incur, directly or indirectly, as a result from or in connection with: (i) any untrue representation or breach of warranty by the Company in any part of this Agreement; (ii) the breach of or nonfulfillment of any covenant, agreement or undertaking of the Company in this Agreement, notice of which is given to the Company on or prior to the relevant expiration date; (iii) any debt, liability or obligation, direct or indirect, known or unknown, fixed contingent or otherwise that relates to the Company and is based upon or arises from any act or omission, transaction, circumstance, state of facts or other condition occurring or existing on or before the Closing Date and not disclosed on the Most Recent Balance Sheet or on the Disclosure Schedule, whether or not then known, due or payable; (iv) any obligation for Taxes of the Company for any period (or portion thereof) prior to the Closing Date. The Shareholders acknowledge that if a representation or warranty that is qualified by materiality (including a Material Adverse Effect) is breached after giving effect to such materiality qualification then the Losses incurred by Parent resulting from such breach will include all Losses resulting from a breach of such representation or warranty and not solely the portion of such Losses in excess of such materiality qualifier. The Shareholders further acknowledge that upon the Closing, the Company will cease to have any indemnification obligations pursuant to this Section 8.2 and that the Shareholders will bear such obligations and will have no right of contribution from the Company with respect to their indemnification obligations.

         8.3 INDEMNIFICATION BY PARENT. Parent agrees to indemnify, defend and hold the Shareholders harmless from and against any and all Loss or Losses that any of the Shareholders may incur, directly or indirectly, as a result from or in connection with: (i) any untrue representation of, or breach of warranty by, Parent or the Merger Subsidiary in any part of this Agreement; (ii) any nonfulfillment of any covenant, agreement or undertaking of Parent or the Merger Subsidiary in any part of this Agreement, notice of which is given to Parent on or prior to the relevant expiration date.

         8.4 LIMITATIONS ON INDEMNIFICATION. The aggregate indemnification obligations of the Company and the Shareholders and the sole recourse of the Parent and the Merger Subsidiary for indemnification under this Article 8 will be limited to the Retained Consideration. The aggregate indemnification obligations of the Parent and the Merger Subsidiary under this Article 8 will be limited to an amount equal to the number of shares of Parent Common Stock comprising the Retained Consideration multiplied by the average closing price per share of Parent Common Stock as reported on the American Stock Exchange for the ten (10) consecutive days immediately preceding the date of this Agreement. In addition, no party hereto will be entitled to indemnification under this
Article 8 unless such party has incurred Losses in excess of $50,000 in the aggregate, in which case such Indemnified Party will be entitled to indemnification for any and all Losses in accordance with this Article 8.

         8.5 CLAIMS FOR INDEMNIFICATION.

                  (a) GENERAL. The parties intend that all indemnification claims be made as promptly as practicable by the party seeking indemnification (the "INDEMNIFIED Party"). Whenever any claim arises for indemnification hereunder the Indemnified Party will promptly notify the party from whom indemnification is sought (the "INDEMNIFYING PARTY") of the claim and, when known, the facts constituting the basis for such claim. The failure to so notify the Indemnifying Party will not relieve the Indemnifying Party of any liability that it may have to the Indemnified Party except to the extent the Indemnifying Party demonstrates that the defense of such action is prejudiced thereby. The Parent will have the right to set-off any indemnification claims as against amounts it owes, now or in the future, to the Shareholders, including without limitation the Retained Consideration, pursuant to the terms of this Agreement or any ancillary agreement, if any, entered into between the parent and any shareholder of the Company.

                  (b) CLAIMS BY THIRD PARTIES. With respect to claims made by third parties, the Indemnifying Party will be entitled to assume control of the defense of such action or claim with counsel reasonably satisfactory to the Indemnified Party; provided, however, that:

                           (i) the Indemnified Party will be entitled to
                  participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                           (ii) no Indemnifying Party will consent to (A) the
                  entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect of such claim or (B) if, pursuant to or as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could materially interfere with the business, operations or assets of the Indemnified Party; and

                           (iii) if the Indemnifying Party does not assume
                  control of the defense of such claim in accordance with the foregoing provisions within three days after receipt of notice of the claim, the Indemnified Party will have the right to defend such claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party therefore in accordance with this Article 8, provided that the Indemnified Party will not be entitled to consent to the entry of any judgment or enter into any settlement of such claim that does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnifying Party of a release from all liability in respect of such claim without the prior written consent of the Indemnifying Party if, pursuant to or as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnifying Party or such judgment or settlement could materially interfere with the business, operations or assets of the Indemnifying Party.

                  (c) REMEDIES CUMULATIVE. The remedies provided herein will be cumulative and will not preclude assertion by any party of any rights or the seeking of any other remedies against any other party. The Shareholders hereby agree that they will not make any claim for indemnification against Parent or the Company by reason of the fact that any such Shareholder was a director, officer, employee, or agent of the Company or was serving at the request of any such entity as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by Parent against such Shareholders (whether such action, suit, proceeding, complaint, claim or demand is pursuant to this Agreement, applicable law, or otherwise).

         8.6 TAX EFFECT AND INSURANCE. The liability of an Indemnifying Party with respect to any indemnification claim will be reduced by the tax benefit actually realized and any insurance proceeds actually received by the Indemnified Party as a result of any Losses upon which such indemnification claim is based, and will include any tax detriment actually suffered by the Indemnified Party as a result of such Losses. The amount of any such tax benefit or detriment will be determined by taking into account the effect, if any, and to the extent determinable, of timing differences resulting from the acceleration or deferral of items of gain or loss resulting from such Losses and will otherwise be determined so that payment by the Indemnifying Party of the indemnification claim, as adjusted to give effect to any such tax benefit or detriment, will make the Indemnified Party as economically whole as is reasonably practical with respect to the Losses upon which the indemnification claim is based. Any dispute as to the amount of such tax benefit or detriment will be resolved by arbitration as provided in Section 9.12 herein.

                                   ARTICLE 9
                            MISCELLANEOUS PROVISIONS

         9.1 EXPENSES. The Parent and the Company (including the Shareholders) will each bear their own costs and expenses relating to the transactions contemplated hereby, including without limitation, fees and expenses of legal counsel, accountants, investment bankers, brokers or finders, printers, copiers, consultants or other representatives for the services used, hired or connected with the transactions contemplated hereby.

         9.2 AMENDMENT AND MODIFICATION. Subject to applicable Law, this Agreement may be amended or modified by the parties hereto at any time with respect to any of the terms contained herein; PROVIDED, HOWEVER, that all such amendments and modifications must be in writing duly executed by all of the parties hereto.

         9.3 WAIVER OF COMPLIANCE; CONSENTS. Any failure of a party to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the party entitled hereby to such compliance, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No single or partial exercise of a right or remedy will preclude any other or further exercise thereof or of any other right or remedy hereunder. Whenever this Agreement requires or permits the consent by or on behalf of a party, such consent will be given in writing in the same manner as for waivers of compliance.

         9.4 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement will entitle any person or entity (other than a party hereto and his, her or its respective successors and assigns permitted hereby) to any claim, cause of action, remedy or right of any kind.

         9.5 NOTICES. All notices, requests, demands and other communications required or permitted hereunder will be made in writing and will be deemed to have been duly given and effective: (i) on the date of delivery, if delivered personally; (ii) on the earlier of the fourth (4th) day after mailing or the date of the return receipt acknowledgement, if mailed, postage prepaid, by certified or registered mail, return receipt requested; or (iii) on the date of transmission, if sent by facsimile, telecopy, telegraph, telex or other similar telegraphic communications equipment, or to such other person or address as the Company will furnish to the other parties hereto in writing in accordance with this subsection.

     If to the Company or any Shareholder
     prior to the Merger:                    With a copy to:

     University.com, Inc.                    Dorsey & Whitney LLP
     800 Washington Avenue N., Suite 508     220 South 6th Street
     Minneapolis, Minnesota  55401           Minneapolis, Minnesota  55402
     Attn:  Bruce Peterson                   Attn:  Kenneth L. Cutler
     Fax:  (        ) _________________      Fax:  (612) 340-8738

or to such other person or address as either the Company or the Shareholders will furnish to the other parties hereto in writing in accordance with this subsection.

         If to any Shareholder following the Merger, to the address set forth in the Shareholder Representation Letter executed and delivered by such Shareholder pursuant to Section 5.4(g) hereto.

     If to the Parent:                       With a copy to:

     Entreport Corporation                   Oppenheimer Wolff & Donnelly LLP
     2790 Business Spark Drive, Suite B      500 Newport Center Drive, Suite 700
     Vista, California  92083                Newport Beach, California  92660
     Attn:  Deborah Ries                     Attn:  Daniel K. Donahue
     Fax:  (760) 597-4817                    Fax:  (949) 823-6040


or to such other person or address as Parent will furnish to the other parties hereto in writing in accordance with this subsection.

         9.6 ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned (whether voluntarily, involuntarily, by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other parties.

         9.7 GOVERNING LAW. This Agreement and the legal relations among the parties hereto will be governed by and construed in accordance with the internal substantive laws of the State of California (without regard to the laws of conflict that might otherwise apply) as to all matters, including without limitation matters of validity, construction, effect, performance and remedies.

         9.8 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.9 HEADINGS. The table of contents and the headings of the sections and subsections of this Agreement are inserted for convenience only and will not constitute a part hereof.

         9.10 ENTIRE AGREEMENT. This Agreement, the Disclosure Schedule and the exhibits and other writings referred to in this Agreement or in the Disclosure Schedule or any such exhibit or other writing are part of this Agreement, together they embody the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and together they are referred to as this "Agreement" or the "Agreement." There are no restrictions, promises, warranties, agreements, covenants or undertakings, other than those expressly set forth or referred to in this Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the transaction or transactions contemplated by this Agreement, including, but not limited to, the letter of intent dated August 21, 2000. Provisions of this Agreement will be interpreted to be valid and enforceable under applicable Law to the extent that such interpretation does not materially alter this Agreement; PROVIDED, HOWEVER, that if any such provision becomes invalid or unenforceable under applicable Law such provision will be stricken to the extent necessary and the remainder of such provisions and the remainder of this Agreement will continue in full force and effect.

         9.11 REMEDIES AND INJUNCTIVE RELIEF. It is expressly agreed among the parties hereto that monetary damages would be inadequate to compensate a party hereto for any breach by any other party of its covenants in Article 4 hereof. Accordingly, the parties agree and acknowledge that any such violation or threatened violation will cause irreparable injury to the other and that, in addition to any other remedies which may be available, such party will be entitled to injunctive relief against the threatened breach of Article 4 hereof or the continuation of any such breach without the necessity of proving actual damages and may seek to specifically enforce the terms thereof.

         Notwithstanding anything contained in this Agreement to the contrary, the Company and the Shareholders, on the one hand, and Parent and the Merger Subsidiary, on the other hand, will only have the right to make a claim against the other for damages (other than an indemnification claim pursuant to Article 8 herein) if the non-claiming party has willfully and materially breached any of its representations, covenants or agreements set forth in this Agreement. For purposes of this provision, a party will be deemed to have willfully breached any of its representations, covenants or agreements set forth in this Agreement if such party has intentionally and knowingly taken, or intentionally and knowingly failed to take, any action that causes a breach of any of its covenants or agreements set forth in this Agreement. No party hereto will be entitled to rescind this Agreement after the Closing.

         9.12 DISPUTE RESOLUTION.

                  (a) MEDIATION. No party will commence an arbitration proceeding pursuant to the provisions set forth below unless such party will first give a written notice (a "DISPUTE NOTICE") to the other parties setting forth the nature of the Dispute. The parties will attempt in good faith to resolve the Dispute by mediation under the CPR Institute for Dispute Resolution ("CPR") Model Mediation Procedure for Business Disputes (the "CPR PROCEDURE") in effect at the time of the Dispute. If the parties cannot agree on the selection of a mediator within 20 days after receipt of the Dispute Notice, the mediator will be selected in accordance with the CPR Procedure.

                  (b) ARBITRATION.

                           (i) If the Dispute has not been resolved by mediation
                  as provided in Section 9.12 within 20 days after receipt of the Dispute Notice or such greater period as the parties may agree upon in writing, or if a party fails to participate in a mediation, then the Dispute will be determined by binding arbitration in [Minneapolis, Minnesota]. The arbitration will be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association ("AAA") in effect on the date on which the Dispute Notice is sent, subject to any modifications contained in this Agreement. The Dispute will be determined by one arbitrator, except that if the Dispute involves an amount in excess of $100,000 (exclusive of interest and costs), three arbitrators will be appointed. Persons eligible to serve as arbitrators will be members of the AAA Large, Complex Case Panel or a CPR Panel of Distinguished Neutrals, or persons who have professional credentials similar to those persons listed on such AAA or CPR panels. The arbitrator(s) will have the right to appoint an independent expert (including an independent accounting firm) and the costs and expenses of such expert, together with the costs and expenses of the arbitrator(s), will be born one-half by the Shareholders and one-half by Parent. The award will be in writing and include the findings of fact and conclusions of law upon which it is based.

                           (ii) The arbitration will be governed by the
                  substantive laws of the State of California, without regard to conflicts-of-law rules, and by the arbitration law of the Federal Arbitration Act (Title 9, U.S. Code). Judgment upon the award rendered may be entered in any court having jurisdiction.

                           (iii) Except as otherwise required by law, the
                  parties and the arbitrator(s) agree to keep confidential and not disclose to third parties any information or documents obtained in connection with the arbitration process, including the resolution of the Dispute. If a party fails to proceed with arbitration as provided in this Agreement, or unsuccessfully seeks to stay the arbitration, or fails to comply with the arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other party or parties, as applicable, will be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred in successfully compelling such arbitration or defending against the attempt to stay, vacate or modify such arbitration award and/or successfully defending or enforcing the award.

         9.13 DEFINITION OF MATERIAL ADVERSE EFFECT. "MATERIAL ADVERSE EFFECT" with respect to the Company means a material adverse change in or effect on the business, operations, financial condition, properties or liabilities of the Company taken as a whole; provided, however, that a Material Adverse Effect will not be deemed to include (i) changes as a result of the announcement of this transaction, (ii) events or conditions arising from changes in general business or economic conditions or (iii) changes in generally accepted accounting principles. .



                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



ENTREPORT, INC.                               UNIVERSITY.COM, INC.



By:  /S/ W. A. SHUE                           By:  /S/ BRUCE PETERSON
     ---------------------------------             -----------------------------
                                              Its: PRESIDENT
                                                   -----------------------------



                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER
                                  BY AND AMONG
                             ENTREPORT CORPORATION,
                            UNIVERSITY MERGER CORP.,
                                       AND
                              UNIVERSITY.COM, INC.


         This First Amendment to Agreement and Plan of Merger by and among EntrePort Corporation, University Merger Corp., and University.com, Inc. is entered into this 25th day of October, 2000.

         WHEREAS, University.com has signed that certain Agreement and Plan of Merger by and among EntrePort Corporation, University Merger Corp., and University.com dated October 18, 2000;

         WHEREAS, EntrePort Corporation desires additional assurances as set forth below in consideration for the execution of that certain Agreement and Plan of Merger by and among EntrePort Corporation, University Merger Corp., and University.com dated October 18, 2000;


         NOW THEREFORE, the parties agree as follows:

         1. The following provision is added to that certain Agreement and Plan of Merger by and among EntrePort Corporation, University Merger Corp., and University.com dated October 18, 2000, in Article 5, Conditions of Closing:

         "5.9 WORKING CAPITAL. As of the Closing Date, the Company's Working Capital shall be greater than or equal to $-0-. For purposes of this Agreement, Working Capital is defined as current assets minus current liabilities under generally accepted accounting principles, excluding the $100,000 liability due under that certain "Domain Name Transfer Agreement" dated March 24, 1999, between George L. Wilcox and Knowledgent Corporation."

         2. In addition, the parties recognize that University.com may be required to raise additional capital funds in order to satisfy the above-referenced condition of closing and may be required to issue additional shares. In such an event, the price per share payable to the Shareholders of University.com under this Agreement shall be adjusted downward. In no event shall the total consideration to be paid by EntrePort Corporation exceed the consideration due and payable assuming that there are issued and outstanding 11,740,484 shares of University.com's common stock as provided in Disclosure Schedule Section 2.3.

         3. Section 4.12 of that certain Agreement and Plan of Merger by and among EntrePort Corporation, University Merger Corp., and University.com dated October 18, 2000 is deleted in its entirety.


IT IS SO AGREED:

ENTREPORT CORPORATION                       UNIVERSITY.COM, INC.



By:                                         By:
   ---------------------------------           ---------------------------------
Its:                                        Its:
    --------------------------------            --------------------------------

                     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                         The undersigned hereby appoints David
                                         J. D'Arcangelo and William A. Shue, and
                                         each of them, as proxies, each with
                                         full power to appoint his substitute,
                                         and hereby authorizes each of them to
                                         represent and to vote, as designated
                                         below, all the shares of common stock
                                         of EntrePort Corporation held of record
                                         by the undersigned on December 7, 2000,
ENTREPORT CORPORATION                    at the Special Meeting of Shareholders
2790 BUSINESS PARK DRIVE, SUITE B        to be held on December___, 2000, or any
VISTA, CALIFORNIA 92083                  adjournment, thereof.

                                      PROXY
--------------------------------------------------------------------------------

1. To approve and adopt the Agreement and Plan of Merger, dated October 24, 2000, among EntrePort Corporation, University Merger Corp., a Minnesota corporation and a wholly-owned subsidiary of EntrePort Corporation, and University.com, Inc., a Minnesota corporation.

         [ ] FOR                   [ ] AGAINST               [ ] ABSTAIN

2. To authorize the issuance of EntrePort common stock or securities convertible into common stock at any time prior to December 31, 2001 in one or more private placement transactions in which the aggregate number of shares issued equals or exceeds 20% of the common stock outstanding as of the date of the special meeting and at a purchase price less than the greater of the book value or market value of the common stock.

         [ ] FOR                   [ ] AGAINST               [ ] ABSTAIN

3. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

                          (PLEASE SIGN ON REVERSE SIDE)




THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.
--------------------------------------------------------------------------------



                                             Dated: ______________________, 2000

                                             ___________________________________
                                             Signature

                                             ___________________________________
                                             Signature if held jointly

                                             -----------------------------------
                                             PLEASE MARK, SIGN, DATE AND RETURN
                                             THE PROXY CARD PROMPTLY USING THE
                                             ENCLOSED ENVELOPE, WHICH REQUIRES
                                             NO POSTAGE IF MAILED IN THE UNITED
                                             STATES.
                                             -----------------------------------